As filed with the Securities and Exchange Commission on July 27, 2020.

Registration Statement No. 333-233684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICONIC BRANDS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	2080	13-4362274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

44 Seabro Avenue

Amityville, NY 11701

Telephone: (866) 219-8112

(Address and telephone number of principal executive offices)

Richard DeCicco

Chief Executive Officer

44 Seabro Avenue

Amityville, NY 11701

Telephone: (866) 219-8112

(Name, address and telephone number of agent for service)

Copies to:

Richard A. Friedman, Esq.

Nazia J. Khan, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Telephone: (212) 653-8700

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value underlying Series E Convertible Preferred Stock	370,000	$1.08	$381,100	$48.43
Shares of Common Stock underlying Warrants	1,665,000	$1.08	$1,714,950	$217.94
Common Stock, $0.001 par value underlying Series F Convertible Preferred Stock	5,000,000	$1.08	$5,150,000	$654.48
Shares of Common Stock underlying Warrants	5,000,000	$1.08	$5,150,000	$654.48
Total	12,035,000	$1.08	$12,396,050	$1,575.33	*

____________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCBQ on September 6, 2019, which was $1.08 per share.

______________

* Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-2-

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 27, 2020

10,751,363 Shares of Common Stock

This prospectus relates to the disposition from time to time of up to 10,751,363 shares of our common stock, which includes 5,370,000 shares of our common stock issuable upon the conversion preferred stock and 6,665,000 shares of our common stock issuable upon the exercise of warrants which are held by the selling stockholders (the “Selling Stockholders”) identified in the prospectus, including their transferees, pledgees or donees or their respective successors. The Selling Stockholders acquired the shares of preferred stock and warrants to purchase common stock from us in September 2018 and July 2019 as part of private placements of preferred stock and warrants. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

The Selling Stockholders identified in this prospectus, or their respective pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” on page 44.

We have agreed to bear certain expenses incurred in connection with the registration of these shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein.

Our Common Stock is presently quoted on the OTCQB tier (“OTCQB”) of the OTC Markets Group, Inc. under the symbol “ICNB.” The closing price of our Common Stock on July 24, 2020, as reported by OTCQB, was $0.44 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 12 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2020.

-3-

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

-4-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

-5-

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “ICNB,” “we,” “us,” and “our” refer to Iconic Brands, Inc. and its subsidiaries.

Overview

We are a lifestyle branding company with the highest expertise of developing, from inception to completion, alcoholic beverages for ourselves and third parties. We market and place products into national distribution through long-standing industry relationships. We are a leader in “Celebrity Branding” of beverages, procuring superior and unique products from around the world and branding our products with internationally recognized celebrities. We currently market and sell the following products:

•

Bellissima Prosecco – these products comprise a line of all-natural and Vegan Prosecco and Sparkling Wine made with organic grapes, including a Zero Sugar, Zero Carb option, a DOC Brut and a Sparkling Rose;

•

Bella Sprizz Apertifs - these products comprise a line of aperitifs consisting of three different expressions, a classic Italian aperitif an all-natural elderflower aperitif and a classic Italian bitter;

•	BiVi Vodka – this product is made from semolina wheat grown out of the rich volcanic soil and pure mountain spring water of Sicily; and

•

Hooters Spirits – these products comprise a line of private-label premium spirits that are sold under the Hooters brand. The full line of Hooters Spirits includes Vodka, Gin, Rum (Dark & Light), Tequila (Silver & Gold), American Whiskey and Hooters Heat Cinnamon Whiskey.

In addition, we also develop private label spirits for domestic and international established chains.

Our mission is to be the industry leader in brand development, marketing, and sales of the alcoholic beverages by capitalizing on our ability to procure products from around the world. Our relationships with internationally recognized celebrities will be leveraged to add value to a product and create brand awareness in unbranded niche categories.

Brands and Products

Bellissima Prosecco and Sparkling Wines

We market and sell a line of line of all-natural and Vegan Prosecco and Sparkling Wine made with organic grapes, including a Zero Sugar, Zero Carb option, a DOC Brut and a Sparkling Rose. We market and sell these products under the Bellissima brand name pursuant to a License Agreement entered into between our majority-owned (51%) subsidiary, Bellissima Spirits LLC (“Bellissima Spirits”), and Christie Brinkley, Inc., an entity owned by supermodel and entrepreneur Christie Brinkley.

-6-

Bells Sprizz Aperitifs

We have also developed, and now market and sell a line of aperitifs in partnership with Christie Brinkley under the brand name Bella Sprizz. This line of aperitifs consists of three different expressions, a classic Italian aperitif typically used in making a “Spritz,” or as we prefer to say “Sprizz.” The second product in the line is an all-natural elderflower aperitif that is the perfect addition to your favorite cocktail or simply added to a glass of Bellissima Zero Sugar. Last, but not least, is “Bella Bitter,” a magnificent classic Italian bitter, which can be served over ice with a squeeze of a fresh orange or a must for your ultimate Negroni.

BiVi Vodka

We also market and sell a Vodka product under the brand “BiVi 100 percent Sicilian Vodka.” We market and sell our this product pursuant to a License Agreement entered into between our majority-owned (51%) subsidiary, BiVi LLC (“BiVi”), and Neighborhood Licensing, LLC (“Neighborhood Licensing”), an entity owned by Chazz Palminteri, an American actor, screenwriter, producer and playwright. BiVi Vodka is made from semolina wheat grown out of the rich volcanic soil and pure mountain spring water of Sicily is the creation of Master Distiller Giovanni La Fauci.

Private Label - Hooters

In addition to developing celebrity brands, we develop and supply national restaurant chains, consumer good companies, and national retailers with high quality, private label products.

We market and sell a line of private-label premium spirits under the Hooters brand, including Vodka, Gin, Rum (Dark & Light), Tequila (Silver & Gold), American Whiskey and Hooters Heat Cinnamon Whiskey. The Hooters spirits premium line of products are available in Hooters corporate restaurants in 22 states across the United States as well as a growing number of Hooters franchise restaurants, with expansion plans for distribution of Hooters Spirits products into off-premise retail locations.

Furthermore, we have entered into an endorsement agreement with Chase Elliott, driver of the No. 9 Hooters Chevrolet Camaro ZL1 1LE, pursuant to which Elliott will act as a brand ambassador the premium line of Hooters Spirits.

Corporate Information

Our corporate headquarters are located in New York, NY. Our mailing address is 44 Seabro Avenue, Amityville, NY 11701, and our telephone number is (866) 219-8112. Our website is www.iconicbrandsusa.com. Information contained on our website is not incorporated into, and does not constitute any part of, this prospectus.

The Offering

On July 18, 2019, we entered into securities purchase agreements with the Selling Stockholders pursuant to which we sold an aggregate of 3,125 shares of our Series F Convertible Preferred Stock, plus warrants (the “July 2019 Warrants”) to acquire 5,000,000 shares of our common stock for gross proceeds of $3,125,000.

On September 27, 2018, we entered into securities purchase agreements with certain investors pursuant to which we sold 4,450,000 shares of our Series E Convertible Preferred Stock and warrants to acquire 1,780,000 shares of common stock for gross proceeds of $1,112,500.

-7-

The shares being registered in this registration statement are shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock and exercise of the September 2018 warrants and the shares of common stock issuable upon conversion of the Series F Convertible Preferred Stock and exercise of the July 2019 Warrants.

Common stock offered by Selling Stockholders:	An aggregate of 10,751,363 shares are being offered by the Selling Stockholders, which includes:

• 224,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock;
• 3,862,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock;
• 1,665,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants; and
• 5,000,000 shares of our common stock issuable upon the exercise of the July 2019 Warrants.
Common Stock Outstanding
Before Offering:	17,448,881(1)
After the Offering:	29,483,881(2)

Offering Price:	Market price or privately negotiated prices., as described in “Plan of Distribution” beginning on page 44.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares by the Selling Stockholders; provided, however, we will receive the proceeds from any cash exercise of warrants.. See “Use of Proceeds” on page 18.

Risk factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 12.

OTCQB Symbol:	ICNB

_________

(1) Represents the number of shares of our common stock outstanding as of July 23, 2020. Excludes (i) 370,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock, (ii) 5,000,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock, (iii) 1,665,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants, (iv) 5,000,000 shares of our common stock issuable upon the exercise of the July 2019 Warrants, (v) 1,200,000 shares of our common stock issuable upon the conversion of the Series G Convertible Preferred Stock, (vi)  1,200,000 shares of our common stock issuable upon the exercise of the January 2020 Warrants and (vii) an additional 4,475,198 shares of common stock issuable upon exercise of other outstanding warrants.

(2) The number of outstanding shares after the offering includes the 17,448,881 shares issued and outstanding as of July 23, 2020 and assumes (i) the conversion and sale of 370,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock, (ii) the conversion and sale of 5,000,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock, (iii) the exercise and sale of 1,665,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants and (iv) the exercise and sale of 5,000,000 shares of our common stock issuable upon of the July 2019 Warrants, which shares are being offered pursuant to this prospectus. Excludes (i) 1,200,000 shares of our common stock issuable upon the conversion of the Series G Convertible Preferred Stock, (ii)  1,200,000 shares of our common stock issuable upon the exercise of the January 2020 Warrants and (iii) 4,475,198 shares of common stock issuable upon exercise of other outstanding warrants.

-8-

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this Annual Report on Form 10-K before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the value and trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factors Related to the Business of the Company

We have a history of losses, and may not achieve or maintain profitability in the future.

We have had a limited number of quarters or years of profitability and have historically raised capital to meet our needs. Our net losses for the year ended December 31, 2019 and 2018 were $3,593,911 and $4,157,254, respectively, and our accumulated deficit as of December 31, 2019 and 2018 was $22,925,748 and $21,233,083, respectively. Our net losses for the quarter ended March 31, 2020 were $837,920, and our accumulated deficit as of March 31, 2020 was $23,763,668. We may sustain losses in the future as we implement our business plan, and there can be no assurance that we will ever generate revenues or maintain profitability in the future.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2019 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm included in its opinion for the year ended December 31, 2019 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures and to generate significant revenue. Our financial statements as of December 31, 2019 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances. Furthermore, we also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us.

If we fail to obtain the capital necessary to fund our operations, we will be unable to continue our operations and you will likely lose your entire investment.

We will need to continue to seek capital from time to time to continue to execute our business plan. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products, business or technologies or otherwise respond to competitive pressures and opportunities. In addition, we may need to accelerate the growth of our sales capabilities and distribution beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we will have to curtail or cease our operations.

-9-

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the recent past. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

Widespread health developments, including the recent global COVID-19 pandemic, could materially and adversely affect our business, financial condition and results of operations.

Our business has been, and may continue to be, impacted by the fear of exposure to or actual effects of the COVID-19 pandemic in countries where we operate or our customers are located, such as recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self-quarantine, as well as temporary closures or decreased operations of the facilities of our customers, distributors or suppliers. These impacts include, but are not limited to:

•

Significant reductions in demand or significant volatility in demand for one or more of our products, which may be caused by, among other things: the temporary inability of consumers to purchase our products due to illness, quarantine or other restrictions, store or restaurant closures, or financial hardship, shifts in demand away from one or more of our higher priced products to lower priced products, or stockpiling or similar activity, reduced options for marketing and promotion of products or other restrictions in connection with the COVID-19 pandemic; if prolonged, such impacts can further increase the difficulty of operating our business, including accurately planning and forecasting;

•

Inability to meet our consumers' and customers' needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such as raw materials or purchased finished goods, logistics, reduction or loss of workforce due to the insufficiency or failure of our safety protocols, or other manufacturing and supply capability;

•

Failure of third parties on which we rely, including our suppliers, bottlers, distributors, contract manufacturers, contractors, commercial banks and external business partners, to meet their obligations to us or to timely meet those obligations, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties; or

•

Significant changes in the conditions in markets in which we manufacture, sell or distribute our products, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities, restrict our employees' ability to perform necessary business functions, restrict or prevent consumers from having access to our products, or otherwise prevent our third-party bottlers, distributors, partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for the production, distribution, sale, and support of our products.

All of these impacts could place limitations on our ability to execute on our business plan and materially and adversely affect our business, financial condition and results of operations. We continue to monitor the situation, have actively implemented policies and procedures to address the situation, and may adjust our current policies and procedures as more information and guidance become available to address the evolving situation. The impact of COVID-19 may also exacerbate other risks discussed herein, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

-10-

The novel coronavirus (COVID-19) has negatively affected our ability to timely prepare and file out Annual Report on Form 10-K, and could continue to have a negative impact on our business.

In December 2019, a novel strain of coronavirus was reported to have surfaced in China. The spread of this virus began to cause some business disruption in our United States operations in March 2020. On March 30, 2020, we filed a Form 12b-25 indicating that the completion and filing of our Form 10-K would be delayed and that we anticipated that the filing would be completed before the expiration of the fifteen calendar day extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At that time, we believed that any disruption caused by this would not impede our ability to complete and file our Annual Report on Form 10-K. Thereafter, as a result of the continued displacement of management, and the imposition of restrictions and shelter in place orders by various authorities that affected our non-essential personnel, including our accounting staff, we encountered additional delays with respect to the compilation, dissemination and review of the information required to be presented in our Form 10-K for the year ended December 31, 2019. As a result, we missed the filing date, as extended, of our Form 10-K.

We believe that the restrictions and shelter in place orders resulting from COVID-19 have negatively affected our ability to timely meet our reporting obligations, and could continue to do so for the foreseeable future. Further, there is considerable uncertainty around the duration that this pandemic will continue to have an effect. The extent to which COVID-19 impacts our financial reporting, business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

We face risks related to our inventory, and if we fail to accurately predict demand for products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. Demand for products can change significantly between the time of production and the date of sale. If we are unable to accurately prediction demand for our products, we may face write-downs or other charges.

Disruptions in our supply chain could have a substantial adverse impact on our ability to produce our wines and the cost of our raw materials.

We are exposed to production risks, especially in the case of Bellissima Prosecco and Sparking Wines, due to weather conditions. The growing and harvesting of the grapes that we need to make our wines are directly affected by the weather conditions. Adverse weather conditions may decrease the availability of grapes thereby increasing the cost of grapes which would have a material adverse effect on our business and operations.

In addition, we produce our wines at two production facilities located in Sicily, Italy and Treviso, Italy. A disruption from fire or other catastrophic event at either of these facilities could halt production and have a material adverse effect on our financial condition.

Contamination and degradation of product quality from diseases, pests and weather conditions may have a material adverse effect on our business and results of operation.

Our success depends upon the positive image that consumers have of our brands and of the safety and quality of our products. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect their sales. Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions could affect the quality and quantity of grapes and other agricultural raw materials available, decreasing the supply and quality of our products. We cannot guarantee that our grape suppliers or our suppliers of other agricultural raw materials will succeed in preventing contamination in existing vineyards or fields or that we will succeed in preventing contamination in our existing vineyards or future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in growing grapes or other agricultural raw materials may increase vineyard costs and/or reduce production of grapes or other crops. It is also possible that a supplier may not provide materials or product components which meet our required standards or may falsify documentation associated with the fulfillment of those requirements.

-11-

Product contamination or tampering or the failure to maintain our standards for product quality, safety and integrity, including with respect to raw materials, naturally occurring compounds, packaging materials or product components obtained from suppliers, may also reduce demand for our products or cause production and delivery disruptions. Contaminants or other defects in raw materials, packaging materials or product components purchased from third parties and used in the production of our wine or spirits products could lead to low beverage quality as well as illness among, or injury to, consumers of our products and may result in reduced sales of the affected brand or all our brands.

If any of our products become unsafe or unfit for consumption, are misbranded, or cause injury, we may have to engage in a product recall and/or be subject to liability and incur additional costs. A widespread product recall, multiple product recalls, or a significant product liability judgment could cause our products to be unavailable for a period, which could further reduce consumer demand and brand equity thereby adversely affecting our business and results of operations.

Climate change and environmental regulatory compliance may have an adverse effect on our operations.

Our business depends upon agricultural activity and natural resources. There has been much public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Decreased availability of our raw materials may increase the cost of goods for our products. Severe weather events or changes in the frequency or intensity of weather events can also disrupt our supply chain, which may affect production operations, insurance cost and coverage, as well as delivery of our products to wholesalers, retailers and consumers. Natural disasters such as floods and earthquakes may also negatively impact the ability of consumers to purchase our products.

We may experience significant future increases in the costs associated with environmental regulatory compliance, including fees, licenses, and the cost of capital improvements for our operating facilities to meet environmental regulatory requirements. In addition, we may be party to various environmental remediation obligations arising in the normal course of our business or relating to historical activities of businesses we acquire. Due to regulatory complexities, uncertainties inherent in litigation and the risk of unidentified contaminants in our current and former properties, the potential exists for remediation, liability and indemnification costs to differ materially from the costs that we have estimated. We may incur costs associated with environmental compliance arising from events we cannot control, such as unusually severe floods, hurricanes, earthquakes or fires. We cannot assure you that our costs in relation to these matters will not exceed our projections or otherwise have a material adverse effect upon our business, liquidity, financial condition or results of operations.

A potential decline in the consumption of the products we sell could have a material adverse effect on our business.

Our business depends upon consumers’ consumption of our wine and spirits brands. Consumer preferences and tastes may shift due to, among other reasons, changing taste preferences, demographics or perceived value. Consequently, any material shift in consumer preferences and taste away from our, wine and spirits brands could have a negative impact on our business, liquidity, financial condition and/or results of operations. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, public health policies, and changes in leisure, dining and beverage consumption patterns. A limited or general decline in consumption of our products could occur in the future due to a variety of factors, including:

•	a general decline in economic or geopolitical conditions;
•	concern about the health consequences of consuming beverage alcohol products and about drinking and driving;
•	a general decline in the consumption of beverage alcohol products in on-premise establishments, such as may result from stricter laws relating to driving while under the influence of alcohol;
•	the increased activity of anti-alcohol groups;
•	increased federal, state, provincial and foreign excise or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing;
•	inflation; and
•	wars, pandemics, weather and natural or man-made disasters.

-12-

We face significant competition which could adversely affect our business.

The wine industry is highly competitive. Our wines compete in several super-premium and ultra-premium wine market segments with many other domestic and foreign wines. Our wines also compete with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by independent distributors, many of which carry extensive brand portfolios. In addition, the wine industry has experienced significant consolidation. Many competitors have greater financial, technical, marketing and public relations resources than us.

Our sales could be negatively affected by numerous factors including:

•	our inability to maintain or increase prices;
•	new entrants in our market or categories;
•	the decision of wholesalers, retailers or consumers to purchase competitors’ products instead of ours; or
•	a general decline in beverage alcohol consumption due to consumer dietary preference changes or consumers substituting legalized marijuana or other similar products in lieu of beverage alcohol.

Furthermore, sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and other local agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons. We cannot guarantee that we will be able to increase our prices to pass along to our customers any increased costs we incur. Our sales may be harmed to the extent we are not able to compete successfully against wine or alternative beverage producers.

Our business depends on the effectiveness of our advertising and marketing programs, including the strength of our social media presence, to attract and retain members and subscribers.

Our business success depends on our ability to attract and retain consumers which depends significantly on the effectiveness of our advertising and marketing practices. In addition, from time-to-time, we use brand ambassadors, spokespersons and social media influencers in our advertising and marketing programs to communicate with consumers. Actions taken by these individuals that harm their personal reputation or image, or include the cessation of using our products, could have an adverse impact on the advertising and marketing campaigns in which they are featured. We and our brand ambassadors, spokespersons and social media influencers also use social media channels as a means of communicating with consumers. Unauthorized or inappropriate use of these channels could result in harmful publicity or negative consumer experiences, which could have an adverse impact on the effectiveness of our marketing in these channels. In addition, substantial negative commentary by others on social media platforms could have an adverse impact on our reputation and ability to attract and retain members and subscribers. If our advertising and marketing campaigns do not generate a sufficient number of consumers, our business, financial condition and results of operations could be adversely affected.

The loss of one or more of our current customers could adversely affect our results of operations.

Our business is dependent not only on securing new customers but also on maintaining current customers. We had two customers that accounted for approximately 9.9% and 8.7% of our sales for the year ended December 31, 2019. At December 31, 2019, one customer accounted for an aggregate of approximately 63.0% of our accounts receivable. Unless we are able to retain our existing customers, or secure new customers if we lose one or more of our significant customers, our revenue and results of operations would be adversely affected. In addition, the default on payments by one or more of these significant customers may negatively impact our cash flow and current assets.

-13-

Any changes to our relation with QVC or retail outlets may have a material adverse effect on our business.

For the year ended December 31, 2019, we had direct response sales of $366,959, which represented approximately 30.3% our direct to consumer sales for the year. These sales were made pursuant to the Marketing Agreement between United Spirits, Inc. (“United”)  and with QVC, Inc. (“QVC”), which currently extends through December 4, 2021. Our agreements with other direct retail partners are informal and therefore subject to change. If the Marketing Agreement is terminated, one or more of the direct retail partners chose to purchase fewer products, or we are forced to reduce the prices at which we currently sell our products, our sales and profits would be reduced and the business would be harmed.

We may engage in strategic transactions that fail to enhance shareholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing shareholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair shareholder value or otherwise adversely affect our business. There can be no assurance that our acquisitions will perform as expected in the future. For example, we may be unable to successfully integrate the operations of and/or the acquired assets of the businesses we acquire into our operations and we may not realize the anticipated efficiencies and synergies of such acquisitions. In addition, acquisitions require significant managerial attention, which may be diverted from our other operations. If the businesses or products we acquire do not achieve their intended results, our business, financial condition, and results of operations could be materially and adversely affected.

We may not be successful in hiring and retaining key employees, including executive officers.

Our future operations and successes depend in large part upon the strength of our management team. We rely heavily on the continued service of Richard DeCicco, our Chief Executive Officer, Chief Financial Officer, President and member of our board of directors. Accordingly, if Mr. DeCicco terminates his employment with us, such a departure may have a material adverse effect on our business, and our future success depends on our ability to identify, attract, hire or engage, retain and motivate other well-qualified personnel. There can be no assurance that these professionals will be available in the market, or that we will be able to retain existing professionals or to meet or to continue to meet their compensation requirements. Furthermore, the cost base in relation to such compensation, which may include equity compensation, may increase significantly, which could have a material adverse effect on us. Failure to establish and maintain an effective management team and work force could adversely affect our ability to operate, grow and manage our business.

Our operations may be adversely affected by our failure to maintain or renegotiate distribution, supply, manufacturing or license agreements on favorable terms.

Our business involves a number of distribution, supply, manufacturing or license agreements for brands owned by us or by other companies. For example, we entered into a Marketing and Distribution Agreement with United Spirits, Inc., a company which is owned and managed by Richard DeCicco, our Chief Executive Officer, Chief Financial Officer, President and member of our board of directors. There can be no assurance that we will be able to renegotiate our rights on favorable terms when these agreements expire or that they will not be terminated. Failure to renew such agreements could have an adverse impact on our business and financial results.

Class action or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

There has been increased public attention directed at the beverage alcohol industry, which we believe is due to concern over problems related to alcohol abuse, including drinking and driving, underage drinking and health consequences from the misuse of alcohol. Several beverage alcohol producers have been sued in several courts regarding alleged advertising practices relating to underage consumers. Adverse developments in these or similar lawsuits or a significant decline in the social acceptability of beverage alcohol products that results from these lawsuits could materially adversely affect our business.

-14-

Regulatory decisions and changes in the legal, and regulatory environment could increase our costs and liabilities or limit our business activities.

Our operations are subject to extensive regulatory requirements relating to production, distribution, importation, marketing, advertising, sales, pricing, labelling, packaging, product liability, antitrust, labor, pensions, compliance and control systems, and environmental issues. Changes in any such applicable laws, regulations or governmental or regulatory policies and/or practices could cause us to incur material additional costs or liabilities that could adversely affect our business. In particular, governmental bodies in jurisdictions where we operate may impose new labelling, product or production requirements, limitations on the marketing, advertising and/or promotion activities used to market beverage alcohol, restrictions on retail outlets, restrictions on importation and distribution or other restrictions on the locations or occasions where beverage alcohol is sold which directly or indirectly limit the sales of our products. Regulatory authorities may also have enforcement power that can subject us to actions such as product recalls, product seizures or other sanctions which could have an adverse effect on our sales or damage our reputation. Any changes to the regulatory environment in which we operate could also cause us to incur material additional costs or liabilities, which could adversely affect our performance.

Risks Related To Our Common stock

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to companies in our industry;

•	changes in financial estimates or recommendations by securities analysts;

•	announcements of innovations or new products or services by us or our competitors;

•	the emergence of new competitors;

•	operating and market price performance of other companies that investors deem comparable;

•	changes in our board or management;

•	sales or purchases of our common stock by insiders;

•	commencement of, or involvement in, litigation;

•	changes in governmental regulations; and

•	general economic conditions and slow or negative growth of related markets.

-15-

In addition, if the market for stocks in our industry or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

If we do not continue to meet the eligibility requirements of the OTCQB, our common stock may be removed from the OTCQB and moved for quotation on the OTC Pink tier of the marketplace maintained by OTC Markets Group, Inc., which may make it more difficult for investors to resell their shares.

Our common stock is currently quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. The OTCQB requires a minimum bid price of $0.01. If the bid price goes below $0.01, we may be removed from the OTCQB. If we are removed from the OTCQB, our stock will be quoted on the OTC Pink tier. Broker-dealers often decline to trade in over-the-counter stocks that are quoted on the OTC Pink tier given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to dispose of their shares.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

-16-

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

Our Articles of Incorporation, as amended (“Articles of Incorporation”), our Restated Bylaws, and Nevada law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Articles of Incorporation, Bylaws, and Nevada law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. As of July 23, 2020, we are authorized to issue up to 100,000,000 shares of preferred stock, of which 1 share has been designated as Series A Preferred Stock and 1 share is issued and outstanding; 1,000,000 shares have been designated as Series B Preferred Stock and no shares are issued and outstanding; 1,000 shares have been designated as Series C Preferred Stock and no shares are issued and outstanding; 10 shares have been designated as Series D Preferred Stock and no shares are issued and outstanding; 10,000,000 shares have been designated as Series E Preferred Stock and 356,176 shares are issued and outstanding; 4,500 shares have been designated as Series F Preferred Stock and 3,045 shares are issued and outstanding; and 1,500 shares have been designated as Series G Preferred Stock and 1,500 shares are issued and outstanding. Our authorized but undesignated preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our Articles of Incorporation, our Bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholder s to replace or remove our management. In particular, the Articles of Incorporation, our Bylaws and Nevada law, as applicable, among other things:

-17-

•	provide the board of directors with the ability to alter the Bylaws without stockholder approval; and

•	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements.

In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2019, and for the quarter ended March 31, 2020, we have concluded that there is a material weakness relating to our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Specifically, we identified a material weakness relating to the lack of segregation of duties. Although we need to take measures to fully mitigate such material weakness, the measures we have taken, and expect to take, to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weakness will not result in a material misstatement of our annual or interim consolidated financial statements. If we are unable to correct material weaknesses or deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC, will be adversely affected. This failure could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and materially and adversely impact our business and financial condition.

Our principal shareholder has the ability to exert significant control in matters requiring shareholder approval and could delay, deter, or prevent a change in control of our Company.

Richard DeCicco, our Chief Executive Officer, Chief Financial Officer, President and member of our board of directors, owns one share of our Series A Preferred Stock which gives Mr. DeCicco two votes for every one vote of our outstanding voting securities. As a result, he has a majority of the outstanding votes of common shareholders and the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because of Mr. DeCicco’s ownership of the Series A Preferred Stock, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. DeCicco could result in management making decisions that are in his best interest and not in the best interest of other shareholders, you may lose some or all of the value of your investment in our common stock.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Stockholders covered by this prospectus. If the Warrants are exercised for cash, the proceeds will be used by us for working capital and general corporate purposes.

-18-

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “ICNB.” Our common stock trades on a limited or sporadic basis and should not be deemed to constitute an established public trading market. There is no assurance that there will be liquidity in the common stock.

Stockholders

                As of July 23, 2020, there were 139 stockholders of record of our common stock. The actual number of holders of our common stock is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We currently do not have any equity compensation plans.

-19-

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Summary Overview

Overview

We are a lifestyle branding company with the highest expertise of developing, from inception to completion, alcoholic beverages for ourselves and third parties. We market and place products into national distribution through long-standing industry relationships. We are a leader in “Celebrity Branding” of beverages, procuring superior and unique products from around the world and branding our products with internationally recognized celebrities. We currently market and sell the following products:

•

Bellissima Prosecco – these products comprise a line of all-natural and Vegan Prosecco and Sparkling Wine made with organic grapes, including a Zero Sugar, Zero Carb option, a DOC Brut and a Sparkling Rose;

•

Bella Sprizz Apertifs - these products comprise a line of aperitifs consisting of three different expressions, a classic Italian aperitif an all-natural elderflower aperitif and a classic Italian bitter;

•	BiVi Vodka – this product is made from semolina wheat grown out of the rich volcanic soil and pure mountain spring water of Sicily; and

•

Hooters Spirits – these products comprise a line of private-label premium spirits that are sold under the Hooters brand. The full line of Hooters Spirits includes Vodka, Gin, Rum (Dark & Light), Tequila (Silver & Gold), American Whiskey and Hooters Heat Cinnamon Whiskey.

In addition, we also develop private label spirits for domestic and international established chains.

Our mission is to be the industry leader in brand development, marketing, and sales of the alcoholic beverages by capitalizing on our ability to procure products from around the world. Our relationships with internationally recognized celebrities will be leveraged to add value to a product and create brand awareness in unbranded niche categories.

We market and sell a line of line of all-natural and Vegan Prosecco and Sparkling Wine made with organic grapes, including a Zero Sugar, Zero Carb option, a DOC Brut and a Sparkling Rose, pursuant to a License Agreement entered into between our majority-owned (51%) subsidiary, Bellissima Spirits LLC and Christie Brinkley, Inc., an entity owned by supermodel and entrepreneur Christie Brinkley.

-20-

We also market and sell a Vodka product, under the brand “BiVi 100 percent Sicilian Vodka,” pursuant to a License Agreement entered into between our majority-owned (51%) subsidiary, BiVi LLC and Neighborhood Licensing, LLC, an entity owned by Chazz Palminteri.

In addition, we market and sell a line of private-label premium spirits under the Hooters brand, including Vodka, Gin, Rum (Dark & Light), Tequila (Silver & Gold), American Whiskey and Hooters Heat Cinnamon Whiskey, pursuant to a Marketing and Distribution Agreement entered into between us and United Spirits, Inc., a company owned and managed by Richard DeCicco, the President, Chief Executive Officer, Chief Financial Officer and Director of the Company, which we treat as a variable interest entity.

Recent Developments

Series G Preferred Stock Financing

On January 12, 2020, we entered into securities purchase agreements with certain accredited investors for the sale of an aggregate of 1,500 shares of our Series G Preferred Stock and warrants to purchase up to 1,200,000 shares of our common stock for gross proceeds of $1,500,000, before deducting placement agent and other offering expenses.

Going Concern

As a result of our current financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2019 and 2018 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. In order to continue as a going concern, we must effectively balance many factors and generate more revenue so that we can fund our operations from our sales and revenues. If we are not able to do this, we may not be able to continue as an operating company. Until we can grow revenues sufficient to meet our operating expenses, we must continue to raise capital by issuing debt or through the sale of our stock. There is no assurance that our cash flow will be adequate to satisfy our operating expenses and capital requirements.

Results of Operations for the Three months Ended March 31, 2020 and 2019

Introduction

We had sales of $405,886 for the three months ended March 31, 2020 and $121,913 for the three months ended March 31, 20219, an increase of $283,973. Our operating expenses were $1,065,558for the three months ended March 31, 2020, compared to $1,022,842 for the three months ended March 31, 2019, an increase of $42,716or approximately 4%. Our net operating (loss) was ($912,098) for the three months ended March 31, 2020, compared to ($982,364) for the three months ended March 31, 2019, a decrease of $70,266 or approximately 7%.

-21-

Revenues and Net Operating Loss

Our operations for the three months ended March 31, 2020 and 2019 were as follows:

	March 31,	March 31,	Increase /
	2020	2019	(Decrease)

Sales	$405,886	$121,913	$283,973
Cost of Sales	252,426	81,435	170,991
Gross Profit	153,460	40,478	112,982

Operating expenses:
Officers compensation	103,750	185,750	(82,000)
Professional and consulting	186,789	448,519	(261,730)
Royalties	15,964	75,188	(59,224)
Investor relations	361,689	84,003	277,686
Marketing and advertising	128,645	46,467	82,178
Travel and entertainment	19,469	64,269	(44,800)
Other operating expenses, including occupancy	249,252	118,646	130,606
Total operating expenses	1,065,558	1,022,842	42,716

Net operating income (loss)	(912,098)	(982,364)	(70,266)
Other income (expense)	-	-

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	74,178	309,367	(235,189)
Net income (loss) attributable to Iconic Brands, Inc	(837,920)	(672,667)	165,253

Sales

Our sales are comprised of sales of BiVi Sicilian Vodka, Bellissima Prosecco and Sparkling Wine, and the line of Hooters brand products introduced in August 2019. Sales were $405,886 for the three months ended March 31, 2020 and $121,913 for the three months ended March 31, 2019, an increase of $283,973 or approximately 232%. The increase in sales was primarily due to continued expansion of the OVC Network sales of our Bellissima products.

Cost of Sales

Cost of sales was $252,426, or approximately 62% of sales, for the three months ended March 31, 2020 and $81,435, or approximately 67% of sales, for the three months ended March 31, 2019. Cost of sales includes the cost of the products purchased from our suppliers, freight-in costs and import duties. The decrease in cost of sales as a percentage of sales is due primarily to product mix and slightly lower production costs.

-22-

Officers Compensation

Officers compensation was $103,750 for the three months ended March 31, 2020 and $185,750 for the three months ended March 31, 2019, a decrease of $82,000. Officers compensation in 2019 includes a catch-up accrual of $82,000 relating to employment agreements executed April 1, 2018 with our two officers.

Professional and Consulting Fees

Professional and consulting fees were $186,789 for the three months ended March 31, 2020 and $448,519 for the three months ended March 31, 2019, an decrease of $261,730. Professional and consulting fees consist primarily of legal and accounting and auditing services. The decrease was a result of lower professional fees as we were engaged in a purchase transaction in 2019.

Royalties

Royalties were $15,964, or approximately 4% of sales, for the three months ended March 31, 2020 and $75,188 for the three months ended March 31, 2019, a decrease of $59,224. Royalties decreased primarily due to the sales to QVC in 2020 do not have a royalty associated with them and in 2019 we paid a royalty advance on our Hooters product line.

Marketing and Advertising

Marketing and advertising expenses were $128,645 for the three months ended March 31, 2020 and $46,467 for the three months ended March 31, 2019, an increase of $82,178 or approximately 177%. The increase was a result of marketing fees associated with the QVC sales channel.

Occupancy Costs

Occupancy costs were $22,251 for the three months ended March 31, 2020 and $27,623 for the three months ended March 31, 2019, a decrease of $5,372.

Travel and Entertainment

Travel and entertainment expenses were $19,469 for the three months ended March 31, 2020 and $64,269 for the three months ended March 31, 2019, a decrease of $44,800 or approximately 70%. The decrease is a result of timing of product development activity.

Investor relations

Investor relation expenses were $361,689 for the three months ended March 31, 2020 and $84,003 for the three months ended March 31, 2019, an increase of $277,686 or approximately 330%. The increase was primarily related to cost associated with a large investor relations campaign, including a national road show.

Other Operating Expenses

Other operating expenses were $227,001 for the three months ended March 31, 2020 and $91,023 for the three months ended March 31, 2019, an increase of $135,978 or approximately 149%. The increase was primarily related to cost associated with equity financing transactions.

-23-

Income (Loss) from Operations

We had a (loss) from operations of ($912,098) for the three months ended March 31, 2020 and ($982,364) for the three months ended March 31, 2019, an increase of $70,266 or approximately 7%. Our loss from operations decreased, as set forth above, primarily because certain operating expenses, marketing and advertising and other operating expenses, increased, offset by an increase in sales.

Net Loss attributable to Noncontrolling Interests in Subsidiaries and Variable Interest Entity

The net loss  attributable to noncontrolling interests in subsidiaries and variable interest entity represents 49% of the net loss of Bellissima, BiVi and Green Grow (which we own 51%) and 100% of United Spirits (which we own 0%) and is accounted for as a reduction in the net loss attributable to the Company. This net loss was $74,178 for the three months ended March 31, 2020 and $309,697for the three months ended March 31, 2019, an decrease of $235,519.

Net Loss Attributable to Iconic Brands, Inc.

The net loss attributable to Iconic Brands, Inc. was ($837,920) for the three months ended March 31, 2020 and ($672,667) for the three months ended March 31, 2019, an increase of $165,253 or approximately 25%. The net loss from Iconic Brands increased primarily as a result of lower net loss of $235,189 attributable to noncontrolling interests in subsidiaries and variable interest entity.

Results of Operations for the Years Ended December 31, 2019 and 2018

Introduction

We had Sales of $1,210,242 and $566,136 for the years ended December 31, 2019 and 2018, respectively. Our Cost of Sales were $734,428 and $324,989 for the years ended December 31, 2019 and 2018, respectively. Our operating expenses were $3,807,111 and $2,500,217, for the years ended December 31, 2019 and 2018, respectively. Our operating expenses consisted mostly of professional fees, marketing and advertising costs, occupancy costs, and travel and entertainment. During the year ended December 31, 2018, we also incurred expenses for a special promotion program with a customer of $597,138, described in further detail below.

Revenues and Net Operating Loss

Our revenues, operating expenses, and net operating loss for the years ended December 31, 2019 and 2018 were as follows:

	Year Ended	Year Ended
	December 31,	December 31,	Increase /
	2019	2018	(Decrease)

Sales	$1,210,242	$566,136	$644,106
Cost of Sales	734,428	324,989	409,439
Gross Profit	475,814	241,147	234,667

Operating expenses:
Officers compensation	497,000	341,250	155,750
Special promotion program	-	597,138	(597,138)
Royalties	198,002	33,664	164,338
Professional fees	1,260,343	558,667	701,676
Marketing and advertising	512,707	285,593	227,114
Travel and entertainment	319,483	238,060	81,423
Other operating expenses, including occupancy	1,019,576	445,845	573,731
Total operating expenses	3,807,111	2,500,217	1,306,894

Net operating income (loss)	(3,331,297)	(2,259,070)	1,072,227

Total other expenses	-	(2,591,549)	(2,591,549)

Loss from continuing operations	(3,331,297)	(4,850,618)	1,519,321

Loss from continuing operations attributable to noncontrolling interests in subsidiaries and variable interest entity	424,599	693,364	(268,765)

Loss from continuing operations attributable to Iconic Brands, Inc.	(2,906,698)	(4,157,254)	1,250,556

Loss on discontinued operations	(1,047,213)	-	(1,047,213)

Net loss attributable to Iconic Brands, Inc.	$(3,953,911)	$(4,157,254)	203,343

-24-

Sales

Our sales are comprised of sales of BiVi Sicilian Vodka and Bellissima Prosecco and Sparkling Wine and our newly introduced line of Hooters Spirits. Sales were $1,210,242 for the year ended December 31, 2019 compared to $566,136 for the year ended December 31, 2018, an increase  of $644,106, or 114%. The 114% increase in sales in 2019 over 2018 is primarily due to an increase  in sales of our Bellissima products, including through a newly launched sales campaign on the QVC Shopping Network of $364,000 and sales from the launch of our Hooters Spirits line of $154,000.

Cost of Sales

Cost of sales for the year ended December 31, 2019 were $734,428 compared to $324,989 during the year ended December 31, 2018, a increase of $409,439. Cost of sales includes the cost of the products purchased from our Italian suppliers, freight-in costs and import duties. The cost of sales as a percentage of sales for the year ended December 31, 2019 was 60.7% as compared to 57.4% for the year ended December 31, 2018. The increase in cost of sales is due to mix the mix of product sold and the channels of distribution.

Officers Compensation

Officers compensation for the year ended December 31, 2019 was $497,000 compared to $341,250 for the year ended December 31, 2018, an increase of $157,000 or 46%.

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to March 31, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. For the year ended December 31, 2019, we have accrued a total of $415,000 officers compensation pursuant to these two Employment Agreements. In 2019, the accrued compensation was allocated 50% to Iconic ($207,500), 40% to Bellissima ($166,000), and 10% to BiVi ($41,500). Accruals to other officers of $82,000 accounts for the difference.

Professional and Consulting Fees

Professional and consulting fees expense was $1,260,343, for the year ended December 31, 2019, compared to $558,667, for the year ended December 31, 2018, an increase of $701,676, or about 125%.

Professional and consulting fees consist primarily of legal and, accounting and auditing services. The increase of approximately $701,000 from 2018 to 2019 is related to legal costs of completing our Series F preferred stock financing, filing of Form S-1 and having an audit performed of our financial statements.

Royalties

We expensed royalties of $198,002, for the year ended December 31, 2019 compared to $33,664 for the year ended December 31, 2018, an increase of $164,238, or 488%. Royalties increased due to the higher sales in 2019 and minimum royalties due on new contracts.

-25-

Marketing and Advertising

Marketing and advertising expenses for the year ended December 31, 2019 were $512,707 compared to $285,593 during the year ended December 31, 2018, an increase of $227,114. The increase in marketing and advertising expense is related to increased efforts to promote our various products including increasing attendance at various trade shows and product launches during 2019.

Travel and Entertainment

Travel and entertainment expenses for the year ended December 31, 2019 were $319,483 compared to $238,060 for the year ended December 31, 2018, an increase of $81,423 or about 34%. Travel and entertainment expenses consist primarily of airfare, hotel and related costs incurred in connection with trips made by our CEO and assistant secretary for marketing and potential new product purposes.

Other Operating Expenses

Other operating expenses were $1,019,576 for the year ended December 31, 2019 as compared to $445,845 for the year ended December 31, 2018, an increase of $573,731, or about 128%. For the year ended December 31, 2019, other operating expenses include automobile, insurance, office expenses and expenses relating to Christie Brinkley appearances at Bellissima promotions. In addition, we hired 4 employees to assist with the planned growth of the Company.

Net Operating Income/Loss

Net operating loss for the year ended December 31, 2019 was $3,331,297compared to net operating loss of $2,259,069 for the year ended December 31, 2018, an increase of $1,072,227. Net operating  (loss) increased , as set forth above, primarily because sales increased , offset by increases in the various expense categories.

Other Income/Expense

Other expense for the year ended December 31, 2018 was $2,591,548, compared to other expense of $0. for the year ended December 31, 2019, a decrease of $2,591,548. The decrease was primarily due to fluctuations of our derivative liabilities  and losses on conversion of debt of ($1,343,910) for the year ended December 31, 2018 We did not have any related activity in these categories during 2019.

Net Loss (Income) attributable to Noncontrolling Interests in Subsidiaries and Variable Interest Entity

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity represents 49% of the net loss of Bellissima and BiVi (which we own 51%) and 100% of United Spirits (which we own 0%) and is accounted for as a reduction in the net loss attributable to the Company. This net loss  for the year ended December 31, 2019 was $424,599 compared to $693,364 for the year ended December 31, 2018, an decrease of $268,765. Net loss (income) from other entities increased during the year ended December 31, 2019 as a result of all the changes discussed above.

Loss from Discontinued Operations

Effective December 31, 2019, the Company sold its 51% equity interest in Green Grow Farms, Inc. (“Green Grow”) to Can B Corp. in exchange for 37,500,000 shares of Can B Corp. common stock and a Can B Corp. obligation to issue additional shares (“Additional Purchases Shares”) of Can B Corp. common stock to the Company on June 30, 2020 in such number so that the aggregate value of the aggregate shares issued to the Company equals $1,000,000. We acquired this equity interest on May 9, 2019 in exchange for a $200,000 note payable to NY Farms Group Inc. and 2,000,000 shares of Company common stock valued at $1,250,000

-26-

The loss from operations during the time of ownership and the subsequent sale of the operation resulted in a loss from discontinued operations of $1,047,213 for the year ended December 31, 2019. There was no activity during the year ended December 31, 2018.

Net Income/Loss

Net loss attributable to the Company for the year ended December 31, 2019 was $3,953,911, or $(0.37) per share, compared to a net loss of $4,157,254, or $(0.62) per share, for the year ended December 31, 2018, a decrease in the loss of $203,343. Net  (loss) decreased, is set forth above

Liquidity and Capital Resources

Introduction

During the three months ended March 31, 2020 and March 31, 2019, we had negative operating cash flows. Our cash on hand as of March 31, 2020 was $916,686, which was derived from the sale of Series G preferred stock and warrants. Our monthly cash flow burn rate for 2019 was approximately $228,000, and our monthly burn rate through the three months ended March 31, 2020 was approximately $225,000. We have strong medium to long term cash needs. We anticipate that these needs will be satisfied through the issuance of debt or the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Our cash, current assets, total assets, current liabilities, and total liabilities as of March 31, 2020 and December 31, 2019, respectively, were as follows:

	March 31,	December 31,
	2020	2019	Change

Cash	$916,686	$263,638	$653,048
Total Current Assets	1,928,800	1,411,185	517,615
Total Assets	3,067,333	2,568,021	499,312
Total Current Liabilities	1,827,522	2,028,676	(201,154)
Total Liabilities	$1,861,465	2,077,823	(216,358)

Our cash increased $653,048 and total current assets increased $517,615. Our total current liabilities decreased $201,154 as our accounts payable and accrued expenses decreased, reflecting our decrease in professional and consulting fees. Our total liabilities decreased $216,358. Our stockholders’  equity increased from $490,198 to $1,205,868due primarily to proceeds from the sale of preferred stock.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of March 31, 2020 was $916,686. Based on our minimal sales and annualized monthly burn rate of approximately $225,000 per month, we will need to raise additional funding through strategic relationships, public or private equity or debt financings. If such funding is not available, or not available on terms acceptable to us, our current development plans may be curtailed.

-27-

We have funded our operations from proceeds from the sale of equity and debt securities. We will require significant additional capital to make the investments we need to execute our longer-term business plan. Our ability to successfully raise sufficient funds through the sale of debt or equity securities when needed is subject to many risks and uncertainties and, even if we are successful, future equity issuances would result in dilution to its existing stockholders and any future debt securities may contain covenants that limit our operations or ability to enter into certain transactions.

Sources and Uses of Cash

Operations

We had net cash used in operating activities for the three months ended March 31, 2020 of ($622,857), compared to ($369,576) for the three months ended March 31, 2019. For the three months ended March 31, 2020, the net cash used in operating activities consisted primarily of our net loss of ($837,920) plus a net loss attributable to non-controlling interests in our subsidiaries of ($74,178) and inventories increase  of ($64,344), offset primarily by stock-based compensation of $243,081 and accounts payable and accrued expenses increase of $153,575.

Investments

Except for $8,708 of furniture purchased in in 2020, we had no investing activities for the three months ended March 31, 2020 or March 31, 2019.

Financing

Our net cash provided by financing activities for the three months ended March 31, 2020 was $1,284,613 compared to $340,630 for the three months ended March 31, 2019, which consisted principally of proceeds from the sale of our Series G preferred stock and warrants.

January 2020 Financing

On January 12, 2020, we entered into securities purchase agreements (collectively, the “Purchase Agreement”) with certain accredited investors for the sale of an aggregate of 1,500 shares of the Company’s series G convertible preferred stock (the “Series G Convertible Preferred Stock”), and warrants (the “Warrants”) to purchase 1,200,000 shares of our common stock for gross proceeds of $1,500,000, before deducting placement agent and other offering expenses. The terms of the Series G Convertible Preferred Stock are set forth under Items 3.02 and 5.03 below.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $1.25 per share (the “Exercise Price”). The Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement.

The conversion price of the Series G Convertible Preferred Stock and the exercise price of the Warrants are subject to anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

-28-

The Series G Convertible Preferred Stock and the Warrant each contain a beneficial ownership limitation that restricts each of the Investor’s ability to exercise the Warrants and convert the Series G Convertible Preferred Stock such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% or 9.99% (at the election of the Investor) of the Company’s then issued and outstanding shares of common stock.

The Purchase Agreement also provides that until the 18 month anniversary of the date of the Purchase Agreement, in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor that invested over $500,000 pursuant to the Purchase Agreement will have the right to participate in such subsequent financing up to an amount equal to the Investor’s proportionate share of the subsequent financing based on such Investor’s participation in this private placement on the same terms, conditions and price provided for in the subsequent financing up to an amount equal to 50% of the subsequent financing. The Purchase Agreements also provide that for as long as the Series G Convertible Preferred Stock or Warrants are outstanding, if the Company effects a subsequent financing, an Investor may elect, in its sole discretion, to exchange all or a portion of the Series G Convertible Preferred Stock then held by such Investor for any securities issued in a subsequent financing on a $1.00 for $1.00 basis, provided such subsequent financing is not a firm commitment underwritten offering.

From the date of the Purchase Agreement until the date that is the earlier of (i) nine (9) months following the date of the Purchase Agreement and (ii) the date that the VWAP for 10 consecutive Trading Days following January 12, 2020 is greater than $1.25, subject to adjustment, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or Common Stock Equivalents (as defined in the Purchase Agreement).

We also entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Series G Convertible Preferred Stock and Warrants within ten (10) days following the date of written demand by the lead investor (the “Demand Date”) , and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. If we fail to file the registration statement or have it declared effective by the dates set forth above, among other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

                As of March 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Changes and Disagreements with Accountants.

None.

-29-

BUSINESS

Overview

We are a lifestyle branding company with the highest expertise of developing, from inception to completion, alcoholic beverages for ourselves and third parties. We market and place products into national distribution through long-standing industry relationships. We are a leader in “Celebrity Branding” of beverages, procuring superior and unique products from around the world and branding our products with internationally recognized celebrities. We currently market and sell the following products:

•

Bellissima Prosecco – these products comprise a line of all-natural and Vegan Prosecco and Sparkling Wine made with organic grapes, including a Zero Sugar, Zero Carb option, a DOC Brut and a Sparkling Rose;

•

Bella Sprizz Apertifs - these products comprise a line of aperitifs consisting of three different expressions, a classic Italian aperitif an all-natural elderflower aperitif and a classic Italian bitter;

•	BiVi Vodka – this product is made from semolina wheat grown out of the rich volcanic soil and pure mountain spring water of Sicily; and

•

Hooters Spirits – these products comprise a line of private-label premium spirits that are sold under the Hooters brand. The full line of Hooters Spirits includes Vodka, Gin, Rum (Dark & Light), Tequila (Silver & Gold), American Whiskey and Hooters Heat Cinnamon Whiskey.

In addition, we also develop private label spirits for domestic and international established chains.

Our mission is to be the industry leader in brand development, marketing, and sales of the alcoholic beverages by capitalizing on our ability to procure products from around the world. Our relationships with internationally recognized celebrities will be leveraged to add value to a product and create brand awareness in unbranded niche categories.

Brands and Products

Bellissima Prosecco and Sparkling Wines

We market and sell a line of line of all-natural and Vegan Prosecco and Sparkling Wine made with organic grapes, including a Zero Sugar, Zero Carb option, a DOC Brut and a Sparkling Rose. We market and sell these products under the Bellissima brand name pursuant to a License Agreement entered into between our majority-owned (51%) subsidiary, Bellissima Spirits, and Christie Brinkley, Inc., an entity owned by supermodel and entrepreneur Christie Brinkley. During her illustrious career, Christie has appeared on over 500 magazine covers worldwide, served as a spokeswoman for CoverGirl, and performed on Broadway, in television and in film.

The Bellissima products are produced at a winery located in Treviso, Italy. Bellissima’s winery partners manage the procurement of all raw materials required to produce a finished product of either the DOC Brut, Sparkling Rose Pinot Grigio and our Zero Sugar, Zero Carb Sparkling Wine Expression.

-30-

Bells Sprizz Aperitifs

We have also developed, and now market and sell a line of aperitifs in partnership with Christie Brinkley under the brand name Bella Sprizz. This line of aperitifs consists of three different expressions, a classic Italian aperitif typically used in making a “Spritz,” or as we prefer to say “Sprizz.” The second product in the line is an all-natural elderflower aperitif that is the perfect addition to your favorite cocktail or simply added to a glass of Bellissima Zero Sugar. Last, but not least, is “Bella Bitter,” a magnificent classic Italian bitter, which can be served over ice with a squeeze of a fresh orange or a must for your ultimate Negroni.

BiVi Vodka

We also market and sell a Vodka product under the brand “BiVi 100 percent Sicilian Vodka.” We market and sell our this product pursuant to a License Agreement entered into between our majority-owned (51%) subsidiary, BiVi and Neighborhood Licensing, an entity owned by Chazz Palminteri. Chazz Palminteri is an American actor, screenwriter, producer and playwright, and has performed on Broadway, in television and in film. He is best known for his Academy Award-nominated role for Best Supporting Actor in Bullets over Broadway, the 1993 film A Bronx Tale, based on his play of the same name.

BiVi Vodka is made from semolina wheat grown out of the rich volcanic soil and pure mountain spring water of Sicily is the creation of Master Distiller Giovanni La Fauci.

Private Label - Hooters

In addition to developing celebrity brands, we develop and supply national restaurant chains, consumer good companies, and national retailers with  high quality, private label products. We believe that private labeling presents a significant opportunity for growth of our business. We provide full-service turnkey private labeling-enabled expertise in product sourcing, product development, brand development, marketing and distribution.

We market and sell a line of private-label premium spirits under the Hooters brand, including Vodka, Gin, Rum (Dark & Light), Tequila (Silver & Gold), American Whiskey and Hooters Heat Cinnamon Whiskey. We market and sell our these products pursuant to a Marketing and Distribution Agreement entered into between us and United, a company owned and managed by Richard DeCicco, the controlling shareholder, President, Chief Executive Officer, Chief Financial Officer and Director of the Company.

The Hooters spirits premium line of products are available in Hooters corporate restaurants in 22 states across the United States as well as a growing number of Hooters franchise restaurants, with expansion plans for distribution of Hooters Spirits products into off-premise retail locations.

Hooters of America, LLC, is the franchisor and operator of more than 410 Hooters restaurants in 38 states and 24 countries. Known for its world-famous Hooters Style chicken wings, the first Hooters restaurant opened its doors in 1983 in Clearwater, Florida.

We have entered into an endorsement agreement with Chase Elliott, driver of the No. 9 Hooters Chevrolet Camaro ZL1 1LE, pursuant to which Elliott will act as a brand ambassador the premium line of Hooters Spirits, which agreement includes personal appearances at select Hooters Spirits events. Elliott, the reigning, two-time NASCAR Cup Series Most Popular Driver, has won six races since joining the NASCAR Cup Series full time in 2016 with the powerhouse Hendrick Motorsports team and has qualified for the NASCAR Playoffs each season. Prior to his debut in the premier Cup Series, Elliott won the 2014 NASCAR Xfinity Series Championship before finishing that series’ championship runner-up the following season in 2015. Elliott has also earned many accolades off of the racetrack and has made appearances on TV and in films as well as being featured in magazines and video games.

-31-

Industry Overview

According to Allied Market Research, the global alcoholic beverages market was valued at approximately $1,4 billion in 2017, and is expected to reach approximately $1.7 billion by 2025. Recent market data shows that from 2012 to 2017, according to Distilled Spirits Counsel, the super-premium spirits and high-end premium segments grew 6% - 7% per year by volume.

Currently, the celebrity branded alcoholic beverage industry is a largely consolidated industry, in which the largest companies control over a significant portion of industry revenues. This includes existing industry players that are distillery companies that use their own liquor and parent brands to promote their products. These companies have a significant advantage over smaller players because they already have large bottling facilities and established brands.

Industry market share has also increased slightly during recent years, because larger companies acquired smaller firms. For example, Sammy Hagar sold an 80% stake to Gruppo Campari for $80M, Bethenny Frankel sold her Skinny Girl Cocktail brand to Fortune Brands’ Beam Global for an estimated $100M in 2011, and George Clooney sold his tequila company to Diageo for up to a total of $1B.

Entrants and products in the celebrity branded alcoholic beverage industry include, but are not limited to, Casamigos Tequila and George Clooney (2013), Ciroc Vodka and Sean Combs (2007), Skinnygirl Margarita and Bethenny Frankel (2011) and Cabo Wabo Tequila and Sammy Hagar (1996).

We believe that there is a substantial opportunity in this market due to the rising popularity of celebrity branded alcoholic beverages.

Sales and Marketing

We will utilize the strength of our management team, directors and consultants as a company to focus on our brand(s) to consistently meet the needs of customers and consumers around the world.

We aim to gain brand loyalty by partnering with well-known iconic celebrities and/or national chains, such as Christie Brinkley, Chazz Palminteri, Chase Elliott and Hooters. We  will also engage in targeted and national advertising and promotional campaigns, host celebrity and other sponsored events, and offer distribution incentives. We hope to attain national exposure in order to drive both awareness and sales of our products in their markets.  In addition, on and off-premise promotions, led by our sales management team, are expected to pay off in increased awareness and higher sales.

We will kick off promotional campaigns with launch parties, supported by on-premise samplings, contests, on and off-premise giveaways, as well as social media campaigns, the launch of additional bottle sizes, and specialty drinks and menus.  Product brochures, press kits, signage, banners, public relations, product placement, sponsorships and internet-based marketing will also be utilized to maximize brand exposure and awareness.

Examples of some of our promotional activities have included:

•

In February 2020, Christie Brinkley hosted a series of Après Ski events at The Snow Lodge in Aspen, CO (starting on February 14, 2020 - Valentine’s Day). The events included an ice bar and featured Bellissima Prosecco and Sparkling Wines, wines made with organic grapes, with Bambinis (375ml) available in all three expressions. In addition, the highlight of the evening series showcased Bellissima’s partner Christie Brinkley, as their celebrity mixologist throughout the evening;

•

Hooters Spirits launched its premium line of alcohol beverages in August 2019 with first tastings taking place in and around Bristol, Tennessee. The No. 9 Hooters Spirits Chevrolet show car was at each event with the world-famous Hooters Girls on-site taking pictures with customers and fans. The debut events led up to the 2019 NASCAR Cup Series Bass Pro Shops 500 on August 17 at Bristol Motor Speedway, where Chase Elliott drove the Hendricks Motorsports No. 9 Hooters Spirits Chevrolet Camaro ZL1 1LE to a top-five finish; and

•

We have also supported the rollout of the Hooters product line with marketing initiatives to help raise awareness of the brand, both inside and outside of the Hooters restaurants, which have include event launches, contests and giveaways, such as an autographed Chase Elliott No. 9 Hooters Spirits Chevy Camaro ZL1 diecast giveaway.

-32-

We will also participate in consumer trade shows where wholesalers and retailers are also invited.  This allows the sales team to meet up with the wholesalers and retailers who are hard to get in touch with.  Advertising and promotion will also be achieved through staff training of on-premise locations; bartenders and wait-staff will be trained to fully-understand the products and market them to customers.  Incentives will then be given to them in order to motivate sales efforts.

Since public relations gimmicks can be used as effective promotion measures, we will seek to participate in high-profile events to create an affinity for the brands that will resonate with their target markets and help build brand loyalty, and ultimately drive sales upward.  Among numerous high-profile promotional and sampling campaigns that we have hosted are events at NASCAR races and events at selected Hooters locations for The College Football National Championship Game.

Finally, we will engage in direct-to-consumer sales, such as sales through QVC or websites.

Licensing and Distribution Agreements

Bellissima Prosecco and Sparkling Wines

We market and sell our Bellissima Prosecco and Sparkling Wine products pursuant to a License Agreement entered into between our subsidiary, Bellissima, and Christie Brinkley, Inc. (“CBI”), an entity owned by supermodel and entrepreneur Christie Brinkley on November 12, 2015, which agreement was amended effective June 30, 2017 (collectively, the “Bellissima Agreement”). Under the Bellissima Agreement, we were granted the right to use Christie Brinkley’s endorsement, signature, and other intellectual property in connection with the sale of the products. We have agreed to guarantee and act as surety for Bellissima’s obligations under certain sections of the Bellissima Agreement and to indemnify CBI and Christie Brinkley against third party claims.

Pursuant to the Bellissima Agreement, Bellissima is obligated to pay CBI a royalty fee equal to 10% of monthly gross sales (12.5% for sales in excess of defined Case Break Points) of Bellissima brand products payable monthly. CBI has the right to terminate the endorsement if Bellissima fails to sell 10,000 cases of Bellissima brand products in year 1, 15,000 cases in year 2, or 20,000 cases in year 3 and each subsequent year. In addition, upon a Licensee Liquidity Event (as defined in the Bellissima Agreement), the licensor is entitled to 22.5% of the net proceeds generated from such Licensee Liquidity Event.

On May 1, 2016, Bellissima entered into a Distribution Agreement with United, a company owned and managed by Richard DeCicco, our President, Chief Executive Officer, Chief Financial Officer and Director, for United to distribute and wholesale Bellissima’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell Bellissima’s product for an agreed distribution fee equal to $1.00 per case of product sold.

In addition to the foregoing, on October 23, 2019, United, a company owned and managed by Richard DeCicco, the controlling shareholder, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, executed a Marketing and Order Processing Services Agreement (the “Marketing Agreement”) with QVC. Among other things, the Marketing Agreement provides for United’s grant to QVC of an exclusive worldwide right to promote the Bellissima products through direct response television programs. The initial license period commenced October 23, 2019 and expires December 4, 2021. Unless either party notifies the other party in writing at least 30 days prior to the end of the initial license period or any renewal license period of its intent to terminate the Marketing Agreement, the license continually renews for additional two-year periods. The Marketing Agreement provides for United’s payment of “Marketing Feed” (payable no less than monthly) to QVC in amounts agreed to between United and QVC from time to time.

-33-

BiVi Vodka

We market and sell our BiVi Vodka product pursuant to a License Agreement entered into between our subsidiary, BiVi, and Neighborhood Licensing, LLC (“Neighborhood Licensing”), an entity owned by Chazz Palminteri on May 26, 2015 ( the “BiVi Agreement”). Under the BiVI Agreement, we were granted the right Palminteri’s endorsement, signature and other intellectual property in connection with the sale of the products. Pursuant to the BiVi Agreement, BiVi is obligated to pay the Neighborhood Licensing a royalty fee equal to 5% of monthly gross sales of BiVi Brand products payable monthly subject to an annual minimum royalty fee of $100,000 in year 1, $150,000 in year 2, $165,000 in year 3, $181,500 in year 4, $199,650 in year 5, and $219,615 in year 6 and each subsequent year. We have agreed to guarantee and act as surety for BiVi’s obligations under certain sections of the BiVi Agreement and to indemnify Neighborhood Licensing and Chazz Palminteri against third party claims.

On May 1, 2015, BiVi entered into a Distribution Agreement with United, a company owned and managed by Richard DeCicco, the controlling shareholder, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. Pursuant to the Distribution Agreement, United has the exclusive right to sell the BiVi product until 2025 for a distribution fee of $1.00 per case of product sold.

Private Label - Hooters

We market and sell our private label Hooters products pursuant to a Marketing and Distribution Agreement entered into between us and United, a company owned and managed by Richard DeCicco, the controlling shareholder, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, effective as of April 1, 2019 (the “United Agreement”). Under the United Agreement, we have been granted the exclusive right to market and distribute the Hooters Spirits products line to (a) “Hooters” branded restaurants; (b) liquor distributors; and (c) off-premise, retail establishments (with all sales being made through distributors licensed to conduct business in the state of such sale) in the United States, Europe and Asia for a period of five years (which may be extended by up to an additional five years by us upon written notice to United, so long as we are not in breach of the agreement). The agreement provides for United to receive a fee of $1.00 per case of product sold to any wholesaler for retailer distribution.

United obtained the rights to manufacture, market, distribute and sell certain alcoholic products bearing the Hooters Marks in North America, Europe, Asia and Australia pursuant to a Brand Licensing Agreement that it had entered into with HI on July 23, 2018 (the “Hooters Agreement”). Pursuant to the Hooters Agreement, United was granted a non-exclusive license to use the “Hooters” Marks to manufacture, market, distribute and sell certain alcoholic products bearing the Hooters Marks in North America, Europe, Asia and Australia for a period expiring on December 31, 2020 (which may be extended by up to an additional three years by United provided that it is not in breach of the agreement and that certain minimum royalty fees are paid for the extension - $315,000 for 2021, $360,000 for 2022 and $420,000 for 2023). Under the Hooter’s Agreement, United paid HI an advance of $30,000, and agreed to pay royalties to HI of 6% of net sales (as defined in the Hooter’s Agreement) of all products during the term. In addition, the agreement also provides for United’s payment of a marketing contribution equal to 2% of the prior year’s net sales of the licensed products. If United fails to spend the required marketing contribution in any calendar year, the deficiency will be paid to HI.

By law, United can only sell our alcoholic products to licensed United States wholesalers or distributors. Wholesalers and distributors then sell the product to licensed retailers for “on” or “off” premise consumption. An “on” premise retailer is an establishment where the alcohol is consumed, such as a bar or restaurant, and an “off” premise retailer is an establishment where alcohol is sold for consumption elsewhere, such as a liquor store or, in some state, a supermarket. Accordingly, our products are shipped to the United States by United either directly to its distributors or to United’s warehouse. Products that are shipped to United’s warehouse are then shipped via ground freight to wholesalers or distributors to fulfill orders as they are placed.

Intellectual Property

United, a company owned and managed by Richard DeCicco, the controlling shareholder, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, presently has registered trademarks in the United States associated with our BiVi and BellaSprizz brands or products. In addition, Richard DeCicco, the controlling shareholder, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, owns the rights to a trademark depicting an image of the Botticelli Venus that is used on certain or our Bellissima and Bella Sprizz products. We use these trademarks with the permission of United and Mr. DeCicco.

-34-

With respect to our other brands, such as Bellissima Prosecco and Sparkling Wines or Hooters branded spirits, they are either protected under trademarks owned by the licensors or under common law use, and we use them with the licensors permission pursuant to the agreements that we or our subsidiaries have entered into with them.

We intend to apply for new trademarks on an ongoing basis as we develop new brands or products. We regard our trademarks, service marks, copyrights, domain names, trade dress, and similar intellectual property as very important to our business.

We enforce and protect our trademark rights against third parties infringing or denigrating our trademarks by opposing registration of infringing trademarks, and initiating litigation as necessary.

Competition

The beverage alcohol industry is highly competitive. We compete on the basis of quality, price, brand recognition and distribution strength, as well as providing consumers with unique brands with special attributes that set our brands apart from the rest. Our beverage alcohol products compete with other alcoholic and non-alcoholic beverages for consumer purchases, as well as shelf space in retail stores, restaurant presence and wholesaler attention. We compete with numerous multinational producers and distributors of beverage alcohol products, some of which have greater resources than we do. Our competitors include, but are not limited to, Gallo, Mionetto, Gruppo Campari, Constellation Brands, William Grant and Sons and Jim Beam Brands.

Governmental Regulation of the Wine and Spirits Industry

The production and sale of wine and spirits is subject to extensive regulation by the U.S. Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau and state liquor commissions and agencies.

In addition, most states in which our wines and spirits are sold impose varying excise taxes on the sale of alcoholic beverages. Prompted by growing government budget shortfalls and public reaction against alcohol abuse, government entities often consider legislation that could potentially affect the taxation of alcoholic beverages. Excise tax rates being considered are often substantial. The ultimate effects of such legislation, if passed, cannot be assessed accurately. Any increase in the taxes imposed on wines and spirits can be expected to have a potentially adverse impact on overall sales of such products. However, the impact may not be proportionate to that experienced by distributors of other alcoholic beverages and may not be the same in every state.

The agreements we have in place with United and Dan Kay International provide the required licensing conduits that allow us to capture the sales relative to alcoholic beverages in the United States. The United States alcohol beverage business is based upon what is known as a “three-tier system.” The three tiers consist of an import or supplier tier if the product is domestically produced. The second tier is the wholesale tier. The third tier is known as the retail tier, consisting of an on and off premise split. The import/supply tier sells to the wholesale tier that then sells to the retail tier.

United possesses the import/supply tier licensing as well as the required licenses in the states where we sell alcoholic beverages to the wholesale tier. We have contracted with United to facilitate the sales of the products using the licensing United has in place. This is a common third party provider relationship in the United alcohol beverage business.

Dan-Kay International is the company that we contract warehousing services for the alcohol beverage products that come to rest in the United States. Dan-Kay maintains a required New York State warehousing license. This license has a level allowing the third party warehousing classified as “product of others.”

-35-

Employees

As of July 23, 2020, we employed a total of 5 full-time employees and 3 consultants. We are not a party to any collective bargaining agreements. We believe that we maintain good relations with our employees.

Properties

We lease our office and warehouse space in North Amityville, New York from United Spirits, Inc. On March 27, 2018, we entered into a lease extension with United Spirits, Inc. pursuant to which we extended the term of our lease to January 31, 2021 for $4,478 per month.

We  have also entered into a lease agreement with the two officers of the Company to use part of their residence in Copiague, New York for Company office space. The agreement has a term of three years from January 1, 2019 to December 31, 2021 and provides monthly rent of $3,930.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Corporate History

We were incorporated in the State of Nevada on October 21, 2005 (under the name Paw Spa, Inc.). On May 7, 2009, we changed our name to Iconic Brands, Inc.

Effective December 31, 2016, we closed on (i) a May 15, 2015 agreement to acquire a 51% interest in BiVi and (ii) a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits. These transactions involved entities under common control of our Chief Executive Officer and represented a change in reporting entity.

BiVi was organized in Nevada on May 4, 2015.

Bellissima Spirits was organized in Nevada on November 23, 2015.

BiVi LLC

On May 15, 2015, we entered into a securities exchange agreement (the “Securities Exchange Agreement”) with members of BiVi pursuant to which we acquired a 51% majority interest in BiVi in consideration for the issuance of 4,000 shares of our common stock and 1,000 shares of newly created Series C Convertible Preferred Stock. Prior to its acquisition, BiVi was beneficially owned and controlled by Richard DeCicco, our Chief Executive Officer, Chief Financial Officer, President and a member of our board of directors. Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco exchanged the 1,000 shares of Series C Preferred Stock for 1,000,000 shares of Company common stock.

-36-

Bellissima Spirits LLC

On December 13, 2016, we entered into a securities purchase agreement with Bellissima and its members pursuant to which we acquired a 51% interest in Bellissima in consideration for the issuance of 10 shares of newly created Series D Convertible Preferred Stock. The 10 shares of Series D Preferred Stock, which were issued to Richard  DeCicco, our Chief Executive Officer, Chief Financial Officer, President and a member of our board of directors, and Roseann Faltings, a member of our board of directors (5 shares each). Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco and Ms. Faltings exchanged the 10 shares of Series D Preferred Stock for 1,000,000 shares of Company common stock (500,000 shares each).

Reverse Split

Effective January 18, 2019, we effectuated a 1-for-250 reverse stock split.

Green Grow

On May 9, 2019 we entered into a Share Exchange Agreement with NY Farms Group, Inc. (“NY Farms”), pursuant to which we acquired a 51% equity interest in Green Grow Farms, Inc. (“Green Grow”) in consideration of (i) cash consideration of $200,000 (which was paid on July 24, 2019), and (ii) the issuance of 2,000,000 shares of common stock. Thereafter, on December 4, 2019, we sold our 51% equity interest in Green Grow pursuant to a Stock Purchase Agreement entered into with Canbiola, Inc. (“Canbiola”) and Green Grow. In consideration for the sale of our 51% equity interest in Green Grow, we received an aggregate of 37,500,000 shares of Canbiola’s common stock (the “Purchase Shares”). On June 30, 2020 (the “Valuation Date”), a valuation of the Purchase Shares shall be performed for the purpose of determining whether the Market Price Per Purchase Share (as defined) on the Valuation Date is less than $1,000,000. In the event that the aggregate Price Per Purchase Share (as defined) on the Valuation Date is less than $1,000,000, Canbiola shall issue to the Company such a number of additional shares (“Additional Purchase Shares”) so that the aggregate value of aggregate shares issued to us for the purchase of our 51% equity interest (taking into account the Purchase Shares and the Additional Purchase Shares) equals $1,000,000. For purposes of the valuation, Market Price Per Purchase Share shall be determined based upon the 10-day average VWAP for the 10-day period ending on June 30, 2020.

Corporate Information

Our corporate headquarters are located in New York, NY. Our mailing address is 44 Seabro Avenue, Amityville, NY 11701, and our telephone number is (866) 219-8112. Our website is www.iconicbrandsusa.com. Information contained on our website is not incorporated into, and does not constitute any part of, this prospectus.

-37-

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person. Our directors serve a one-year term until their successors are elected and qualified, or until such director’s earlier death, resignation or removal. Our executive officers are elected annually by our board of directors and serve a one year term until their successors are elected and qualified, or until such officer’s earlier death, resignation or removal

Name	Age	Position

Richard DeCicco	63	Chief Executive Officer, Chief Financial Officer, President and Director

Roseann Faltings	63	Vice President and Director

Richard DeCicco, has served as our Chief Executive Officer, President and member our board since 2007. In addition, since May 2019, he has served as our Chief Financial Officer. With over 34 years of experience in the global liquor industry, Mr. DeCicco has been a senior executive and a leader in the wine and spirits industry. Previously, Mr. DeCicco served as President of Harbrew Imports Ltd. since its inception in 1999. Prior to his appointment at Harbrew Imports Ltd, from 1990 to 1997, Mr. DeCicco was the Chief Executive Officer and President of Harbor Industries, a production facility. In addition to having been the national provider for The Paddington Corporation brands from 1990 to 1997, Mr. DeCicco pioneered what is now known within the field as Value Added Packaging. We believe Mr. DeCicco is qualified to serve as a member of our board because of his experience in and relationships within the industry.

Roseann Faltings has served as a member of our board of directors since May 2015 and as Vice President since April 2018. Ms. Faltings is an international liquor industry veteran of more than 12 years with experience in brand development, marketing, sales and distribution across the beer, wine and spirits categories. Throughout her executive career, Ms. Faltings has worked on United Spirits’ current brand portfolio, as well as Danny DeVito’s Premium Limoncello, Yanjing Beer (the national beer of China), Johnny Bench 5 Scotch Whisky and other private label products. Ms. Faltings was previously an employee of the Company, beginning in 2003. In 2005, she was appointed VP of Sales and Marketing for Iconic Brands, Inc. and she continued to serve in that role until she resigned pursuant to the terms of the merger with MMBA in September of 2014. We believe Ms. Faltings is qualified to serve as a member of our board because of her marketing and executive management expertise within our industry and her strong relationships within the U.S. distribution and wholesale supply chain.

Family Relationships

Richard DeCicco and Roseann Faltings are married.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

-38-

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Committees of Our Board of Directors

Our board of directors does not maintain a separate audit, nominating and corporate governance or compensation committee. Functions customarily performed by such committees are performed by our board of directors as a whole. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2019, we believe that, our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2019.

Code of Ethics

We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal year ended December 31, 2019 and 2018 to our principal executive officer and one additional officer (collectively, the “named executive officers”):

•	Richard DeCicco, Chief Executive Officer, Chief Financial Officer and President; and
•	Roseann Faltings, Vice President and Director.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Richard DeCicco,	2019	$265,000	-	-	-	-	-	-	$265,000
Chief Executive Officer, Chief Financial Officer and President (1)	2018	$265,000	-	-	-	-	-	-	$265,000

Roseann Faltings	2019	$150,000	-	-	-	-	-	-	$150,000
Vice President (2)	2018	$150,000	-	-	-	-	-	-	$150,000

-39-

Outstanding Equity Awards at December 31, 2019

We do not currently have a stock option or grant plan.

Non-Employee Director Compensation

We do not currently have an established policy to provide compensation to members of our board of directors for their services in that capacity.

Employment Agreements

Richard DeCicco

Effective July 1, 2018, we entered into an employment agreement (the “Employment Agreement”) with Mr. DeCicco. Pursuant to his Employment Agreement, Mr. DeCicco will receive a base salary of $265,000 per year. In exchange for services previously performed, Mr. DeCicco was also granted a stock award under the Employment Agreement equal to 300,000 shares of our common stock. His stock award includes registration rights to be included in the next registration statement after issuance. We will provide Mr. DeCicco with a car and cover its expenses. Mr. DeCicco will also be entitled to participate in our employee benefit plans and receive equity incentive awards as determined by the Board of Directors.

If we sell any brand that we own, we will pay Mr. DeCicco 23% of the gross sales proceeds of the sale. This provision survives any termination of his Employment Agreement.

DeCicco without Cause (as defined in the Employment Agreement) or he resigns for Good Reason (as defined in the Employment Agreement), we must pay Mr. DeCicco a severance equal to twice his annual base salary. We will also pay him any earned but unpaid bonuses.

Roseann Faltings

Effective July 1, 2018, we entered into an employment agreement (the “Faltings Employment Agreement”) with Ms. Faltings. Pursuant to the Faltings Employment Agreement Employment Agreement, Ms. Faltings will receive a base salary of $150,000 per year. In exchange for services previously performed, Ms. Faltings was also granted a stock award under the Faltings Employment Agreement Employment Agreement equal to 100,000 shares of our common stock. Her stock award includes registration rights to be included in the next registration statement after issuance. We will provide Ms. Faltings with a car and cover its expenses. Ms. Faltings will also be entitled to participate in our employee benefit plans and receive equity incentive awards as determined by the Board of Directors.

If we sell any brand that we own, we will pay Ms. Faltings 23% of the gross sales proceeds of the sale. This provision survives any termination of the Faltings Employment Agreement Employment Agreement.

If we terminate Ms. Faltings without Cause (as defined in the Faltings Employment Agreement) or she resigns for Good Reason, as defined in the Employment Agreement (as defined in the Faltings Employment Agreement), we must pay Ms. Faltings a severance equal to twice her annual base salary. We will also pay her any earned but unpaid bonuses.

-40-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions during our fiscal years ended December 31, 2019 and December 31, 2018 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

United Spirits

United is owned and managed by Richard DeCicco, our Chief Executive Officer, Chief Financial Officer, President and member of our board of directors.

Exchange of Shares

On March 27, 2019, the Company issued 1,000,000 shares of its common stock to Richard DeCicco, our Chief Executive Officer, Chief Financial Officer, President and a member of our board of directors, in exchange for the surrender of the 1,000 shares of Series C Preferred Stock owned by Mr. DeCicco.

On March 27, 2019, the Company issued a total of 1,000,000 shares of its common stock (500,000 shares to Richard DeCicco, our Chief Executive Officer, Chief Financial Officer, President and a member of our board of directors, and 500,000 shares to Roseann Faltings, our Vice President and a member of our board of directors), in exchange for the surrender of the 5 shares each of Series D Preferred Stock owned by Mr. DeCicco and Ms. Faltings.

Distribution Agreements

On May 1, 2016, Bellissima entered into a Distribution Agreement with United for United to distribute and wholesale Bellissima’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell Bellissima’s product for an agreed distribution fee equal to $1.00 per case of product sold. During the year ended December 31, 2019 and 2018, Bellissima paid United $11,496 and $10,102, respectively.

On May 1, 2015, BiVi entered into the Distribution Agreement with United for United to distribute and wholesale BiVi’s products and to act as the licensed importer and wholesaler. Pursuant to the Distribution Agreement, United has the exclusive right to sell our products until 2025 for a distribution fee of $1.00 per case of product sold. During the years ended December 31, 2019 and 2018, BiVi paid United Spirits $50 and $142, respectively, pursuant to the Distribution Agreement.

We market and sell our private label Hooters products pursuant to the United Agreement. Under the United Agreement, we have been granted the exclusive right to market and distribute the Hooters Spirits products line to (a) “Hooters” branded restaurants; (b) liquor distributors; and (c) off-premise, retail establishments (with all sales being made through distributors licensed to conduct business in the state of such sale) in the United States, Europe and Asia for a period of five years (which may be extended by up to an additional five years by us upon written notice to United, so long as we are not in breach of the agreement). The agreement provides for United to receive a fee of $1.00 per case of product sold to any wholesaler for retailer distribution. During the year ended December 31, 2019 and 2018, we paid United $1,872 pursuant to the United Agreement.

-41-

Lease Agreement

We lease our office and warehouse space in North Amityville, New York from United. On March 27, 2018, we entered into a lease extension with United pursuant to which we extended the term of our lease to January 31, 2021 for $4,478 per month. During the years ended December 31, 2019 and 2018, we paid United $53,736 and $53,736, respectively, for this lease.

We have also entered into a lease agreement with the two officers of the Company to use part of their residence in Copiague, New York for Company office space. The agreement has a term of three years from January 1, 2019 to December 31, 2021 and provides monthly rent of $3,930. During the year ended December 31, 2019, we paid the officers an aggregate of $47,160 for this lease.

Director Independence

Our board of directors has determined that none of our directors are currently “independent” as that term is defined under NASDAQ Listing Rule 5605(a)(2).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 23, 2020, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of July 23, 2020, we had 17,448,881 shares of common stock issued and outstanding, 1 share of Series A Preferred Stock outstanding, 356,176 shares of Series E Convertible Preferred Stock (convertible into an aggregate of 890,440 shares of common stock), 3,005 of Series F Preferred Stock (convertible into an aggregate of 4,809,200 shares of common stock) and of Series G Preferred Stock 1,500 shares (convertible into an aggregate of 1,200,000 shares of common stock) outstanding. The shares of Series F Preferred Stock and Series G Preferred Stock do not have any voting rights.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock that are currently exercisable or convertible within 60 days of July 23, 2020 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Amount and Nature of Beneficial Ownership
Name and Address (1)	Common Stock Ownership		Percentage of Common Stock Ownership	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock	Series E Preferred Stock Ownership	Percentage of Series E Preferred Stock	Percentage of Total Voting Power(2)
Officers and Directors:
Richard DeCicco	1,746,393	(3)	14.1%	1	100%	-	-	67.7%
Roseann Faltings	500,201	(4)	4.0%	-	0%	-	-	*

All Officers and Directors as a Group (4 Persons)	2,246,594		18.1%	1	100%	-	-	68.0%

5% Stockholders:
NY Farms Group, Inc.	1,000,000		5.7%	-	-	-	-	5.7%

______________

(1) Unless otherwise indicated, the address of the stockholder is c/o Iconic Brands, Inc., 44 Seabro Avenue, Amityville, NY 11701.

(2) Holders of our common stock are entitled to one vote per share, holders of our Series A Convertible Preferred Stock are entitled to two votes for every outstanding share of common stock outstanding or issuable upon exercise of options and conversion of convertible securities (giving the holder 50% of all votes eligible to be cast on matters voted on by the common shareholders), and holders of our Series E Preferred Stock are entitled to 100 votes per share. Accordingly, as of July 23, 2020, holders of our common stock are entitled to 17,448,881 votes, holders of our Series A Preferred Stock are entitled to 115,584,962 votes and holders of our Series E Preferred Stock are entitled to 35,617,600 votes.

-42-

SELLING STOCKHOLDERS

The common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon conversion of Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, and those issuable to the selling stockholders upon exercise of the September 2018 Warrants, and July 2019 Warrants. For additional information regarding the issuances of the shares of Series E Convertible Preferred Stock and Series F Convertible Preferred Stock and the September 2018 Warrants and July 2019 Warrants, see “Recent Developments” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of September 5, 2019, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders pursuant to the securities purchase agreement and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

-43-

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering (1)
Empery Tax Efficient II, LP (2)	1,153,600	1,153,600	-
Empery Tax Efficient LP (3)	102,400	102,400	-
Empery Asset Master, LTD (4)	595,200	595,200	-
Kingsbrook Opportunities Master Fund LP(5)	120,000	120,000	-
Elizabeth Arno (6)	100,000	100,000	-
Intracoastal Capital, LLC (7)	80,000	80,000	-
SEG - RedaShex, LLC (8)	3,410,000	600,000	2,810,000
Michael A. Silverman (9)	50,000	50,000	-
Scott A. Sampson Trust #2 (10)	200,000	200,000	-
Stephen A. Renaud (11)	50,000	50,000	-
L1 Capital Global Opportunities Master Fund (12)	1,000,000	1,000,000	-
CVI Investments, Inc. (13)	864,000	864,000	-
32 Entertainment LLC (14)	480,000	360,000	120,000
MJA Investments LLC (15)	601,800	100,800	501,000
JBA Investments LLC (16)	601,800	100,000	501,800
Andrew Arno (17)	601,800	100,000	501,800
Anson Investments Master Fund LP (18)	5,379,200	3,379,200	2,000,000
David A. Jenkins (19)	100,000	100,000	-
Susan Gutfreund (20)	100,000	100,000	-
Joseph DiPaola (21)	240,000	120,000	120,000
Gregory Castaldo (22)	2,230,000	345,000	1,885,000
The Special Equities Group, LLC (23)	3,410,000	345,000	3,065,000
Alpha Capital Anstalt (24)	361,163	361,163	-
Iroquois Capital Investment Group LLC (25)	340,000	80,000	260,000
Iroquois Master Fund LTD. (26)	1,045,000	265,000	780,000
Next Generation TC FBO Andrew Arno IRA 1663 (27)	610,800	80,000	530,800
Total	23,826,763	10,751,363	13,075,400

______________

(1)

Represents the amount of shares that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the Selling Stockholder prior to completion of this offering. However, the Selling Stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the Selling Stockholder after completion of this offering or otherwise.

(2)

Ownership of our common stock by the Selling Stockholder includes 1,153,600 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management has voting and dispositive power over the shares held by the Selling Stockholder. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Asset Management LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(3)

Ownership of our common stock by the Selling Stockholder includes 102,400 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management has voting and dispositive power over the shares held by the Selling Stockholder. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Asset Management LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4)

Ownership of our common stock by the Selling Stockholder includes 643,200 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP has voting and dispositive power over the shares held by the Selling Stockholder. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Asset Management LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(5)

Ownership of our common stock by the Selling Stockholder includes 240,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Kingbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, NY 10022. Kingsbrook Partners LP has voting and dispositive power over the shares held by the Selling Stockholder.

(6)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(7)

Ownership of our common stock by the Selling Stockholder includes 160,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is 2245 Palm Trail, Delray Beach, FL 33483. Mitchell P. Kopin and Daniel B. Asher have shared voting and dispositive power over the shares held by the Selling Stockholder.

-44-

(8)

Ownership of our common stock by the Selling Stockholder includes (i) 600,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants (ii) 250,000 shares of our common stock beneficially held by Jonathan Schechter, (iv) 910,000 shares of common stock beneficially held by Joseph Reda, and (iv) 1,650,000 shares beneficially owned by the Selling Stockholder which are held by another entity over which the Selling Stockholder has voting and dispositive power (See note 24 below). The Selling Stockholder’s address is 135 Sycamore Drive, Roslyn, NY 11576. Jonathan Schechter and Joseph Reda have shared voting and dispositive power over the shares held by the Selling Stockholder.

(9)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(10)

Ownership of our common stock by the Selling Stockholder includes 200,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is 6938A N. Santa Monica Blvd. Fox Point, WI 53217. Ann Mandelman has voting and dispositive power over the shares held by the Selling Stockholder.

(11)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(12)

Ownership of our common stock by the Selling Stockholder includes 1,000,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001. Cayman Islands. Raphael Lamm and Mark Philip Landau have voting and dispositive power over the shares held by the Selling Stockholder.

(13)

Ownership of our common stock by the Selling Stockholder includes 1,280,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, CA 94111. Heights Capital Management, Inc. has voting and dispositive power over the shares held by the Selling Stockholder.

(14)

Ownership of our common stock by the Selling Stockholder includes (i) 120,000 shares of our common stock, and (ii) 360,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the September 2018 and July 2019 Warrants. The Selling Stockholder’s address is 9 Westerleigh Road, Purchase, NY 10577. Robert Wolf has voting and dispositive power over the shares held by the Selling Stockholder.

(15)

Ownership of our common stock by the Selling Stockholder includes (i) 100,800 shares of our common stock issuable to the Selling Securityholder upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants, and (ii) an additional 510,000 shares beneficially owned by the Selling Stockholder which are held by the Selling Stockholder and other entities over which the Selling Stockholder has voting and dispositive power (See notes 16, 17 and 28 below). The Selling Stockholder’s address is 160 Riverside Blvd. Apt. 31D, New York, NY 10069. Andrew Arno has voting and dispositive power over the shares held by the Selling Stockholder.

(16)

Ownership of our common stock by the Selling Stockholder includes (i) 100,000 shares of our common stock issuable to the Selling Securityholder upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants, and (ii) an additional 510,800 shares beneficially owned by the Selling Stockholder which are held by the Selling Stockholder and other entities over which the Selling Stockholder has voting and dispositive power (See note 15 above and notes 17 and 28 below). The Selling Stockholder’s address is 160 Riverside Blvd. Apt. 31D, New York, NY 10069. Andrew Arno has voting and dispositive power over the shares held by the Selling Stockholder.

(17)

Ownership of our common stock by the Selling Stockholder includes (i) 100,000 shares of our common stock issuable to the Selling Securityholder upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants, and (ii) an additional 360,800 shares beneficially owned by the Selling Stockholder which are held by other entities over which the Selling Stockholder has voting and dispositive power (See notes 15 and 16 above and note 28 below).

(18)

Ownership of our common stock by the Selling Stockholder includes 5,379,200 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock, Series G Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants and the January 2020 Warrants. The Selling Stockholder’s address is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008. Anson Advisors Inc. and Anson Funds Management LP have voting and dispositive power over the shares held by the Selling Stockholder.

(19)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

-45-

(20)

Ownership of our common stock by the Selling Stockholder includes 200,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(21)

Ownership of our common stock by the Selling Stockholder includes 240,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants and issuable upon the conversion of the Series F Convertible Preferred Stock.

(22)

Ownership of our common stock by the Selling Stockholder includes (i) 1,245,000 shares of our common stock, (ii) 640,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, and (iii) 345,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants and issuable upon the conversion of the Series F Convertible Preferred Stock.

(23)

Ownership of our common stock by the Selling Stockholder includes (i) 320,000 shares of our common stock, (ii) 640,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, (iii) 345,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants, (iv) 345,000 issuable upon conversion of the Series F Convertible Preferred Stock (v) 250,000 shares of our common stock beneficially held by Jonathan Schechter, (vi) 910,000 shares of common stock beneficially held by Joseph Reda, and (vii) 600,000 shares beneficially owned by the Selling Stockholder which are held by another entity over which the Selling Stockholder has voting and dispositive power (See note 8 above). The Selling Stockholder s address is 135 Sycamore Drive, Roslyn, NY 11576. Jonathan Schechter and Joseph Reda have shared voting and dispositive power over the shares held by the Selling Stockholder.

(24)

Ownership of our common stock by the Selling Stockholder includes 460,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock and the exercise of the September 2018 Warrants. The Selling Stockholder’s address is Alpha Capital Anstalt, Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein. Konrad Ackermann has voting and dispositive power over the shares held by the Selling Stockholder.

(25)

Ownership of our common stock by the Selling Stockholder includes (i) 100,000 shares of our common stock, (ii) 160,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, and (iii) 80,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock and the exercise of the September 2018 Warrants. The Selling Stockholder’s address is c/o Iroquois Capital Management LLC, 205 E.42nd St., 20th Fl., New York NY 10022. Iroquois Capital Management LLC has voting and dispositive power over the shares held by the Selling Stockholder.

(26)

Ownership of our common stock by the Selling Stockholder includes (i) 300,000 shares of our common stock, (ii) 480,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, and (iii) 265,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock and the exercise of the September 2018 Warrants. The Selling Stockholder’s address is c/o Iroquois Capital Management LLC, 205 E.42nd St., 20th Fl., New York NY 10022. Iroquois Capital Management LLC has voting and dispositive power over the shares held by the Selling Stockholder.

(27)

Ownership of our common stock by the Selling Stockholder includes (i) 80,000 shares of common stock, (ii) 80,000 shares of our common stock issuable to the Selling Securityholder upon the exercise of the September 2018 Warrants, and (iii) an additional 450,800 shares beneficially owned by the Selling Stockholder which are held by the Selling Stockholder and other entities over which the Selling Stockholder has voting and dispositive power (See notes 15, 16 and 17 above). The Selling Stockholder’s address is 160 Riverside Blvd. Apt. 31D, New York, NY 10069. Andrew Arno have voting and dispositive power over the shares held by the Selling Stockholder.

-46-

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, 200,000,000 shares of which are designated as common stock, par value $0.001 per share, and 100,000,000 of which are designated as preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of July 23, 2020, we have (i) 17,448,881 shares of common stock issued and outstanding, (ii) one share of our Series A Preferred Stock issued and outstanding, (iii) no shares of our Series B Convertible Preferred Stock issued and outstanding, (iv) no shares of our Series C Preferred Stock issued and outstanding, (v) no shares of our Series D Convertible Preferred Stock issued and outstanding, (vi) 2,226,102 shares of our Series E Convertible Preferred Stock issued and outstanding, (vii) 2,413 shares of our Series F Convertible Preferred Stock issued and outstanding and (viii) 1,200,000 shares of our Series G Convertible Preferred Stock issued and outstanding.

Common Stock

We are authorized to issue up to a total of 200,000,000 shares of common stock, par value $0.001 per share.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights.

Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

The holders of a majority of the voting power of our issued and outstanding capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action unless a different vote is required by law, the charter, the bylaws or, with respect to a class or series of preferred stock, the terms of any resolution or resolutions adopted by the board of directors. Pursuant to our bylaws, the election of directors requires a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

-47-

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

Below are brief descriptions of each series of preferred stock. These descriptions are qualified in their entirety by the Certificates of Designation that set forth the terms of each series and are included as exhibits to the registration statement that includes this prospectus.

Series A Preferred Stock

Designation

The Series A Preferred Stock has a stated value amount equal to $1 per share.

Dividends

The holder of the Series A Preferred Stock is not entitled to receive dividends of any kind.

Conversion

The Series A Preferred Stock is not convertible into shares of our common stock.

Rank; Liquidation Preference

The holder of the Series A Preferred Stock does not have any rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Company.

Voting Rights

The holders of our Series A Preferred Stock votes together with the holders of our common stock and has two votes for every share of common stock deemed outstanding and entitled to a vote on all matters submitted to the shareholders.

-48-

Series B Convertible Preferred Stock

Designation

The Series B Convertible Preferred Stock (the “Series B Preferred Stock”) has a stated value amount equal to $2 per share, and there are 1,000,000 shares of preferred stock of the Company designated as Series B Preferred Stock.

Dividends

Holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors which dividends shall be prior and in preference to any declaration or payment of any dividend or other distribution on any outstanding shares of junior securities.

Conversion

Subject to certain limitations set forth in the Certificate of Designation, Preferences and Rights of Series B Preferred Stock (the “Series B COD”), holders of Series B Preferred Stock may, at their option, convert all or any portion of their shares of Series B Preferred Stock into shares of our common stock calculated by multiplying the number of shares of Series B Preferred Stock being converted by the quotient of the Original Issue Price (as defined in the Series B COD) by the Series B Conversion Price (as defined in the Series B COD) the in effect.

Rank; Liquidation Preference

All shares of the Series B Preferred Stock shall rank senior to (a) any other class or series of preferred stock of the Company existing at the time of the creation of the Series B Preferred Stock or thereafter created, (b) to all shares of the Company’s common stock existing at the time of the creation of the Series B Preferred Stock or thereafter created, and (c) any other class of securities which is specifically designated as junior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company.  Upon liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock shall receive $1,000.00 for each share of Series B Preferred Stock then held by them and all unpaid dividends on the Series B Preferred Stock, if any.

Voting Rights

Holders of the Series B Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series B Preferred Stock but shall have no other voting rights.

-49-

Series C Preferred Stock

Designation

The Series C Preferred Stock has a stated value amount equal to $1 per share, and 1,000  shares of preferred stock of the Corporation designated as Series C Preferred Stock.

Rank; Liquidation Preference

Upon any Sale (as defined below), the holders of the Series C Preferred Stock, in aggregate, shall be entitled to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to the Series C Preferred Stock. Such proceeds shall be distributed among the holders of Series C Preferred Stock ratably in accordance with the respective outstanding share amounts held by such holder.  A “Sale” shall mean a sale of the majority of the assets held by, or majority of the membership interests (equity) of BiVi. Other than with respect to a Sale, the Series C Preferred Stock will rank on parity with the common stock with respect to rights upon a liquidation, dissolution or winding-up of the Company

Series D Preferred Stock

Designation

The Series D Preferred Stock has a stated value amount equal to $1 per share, and 10 shares of preferred stock of the Company have been designated as Series D Preferred Stock.

Conversion

The holders of Series D Preferred Stock shall be entitled at any time or from time to time after its issuance, to convert each share of Series D Preferred Stock to the equivalent of 5.1% of the common stock issued and outstanding at the time of the conversion.

Series E Convertible Preferred Stock

Designation

The Series E Convertible Preferred Stock has an original issuance price of $0.25 per share, and 10,000,000 shares of preferred stock of the Company have been designated as Series E Preferred Stock.

Dividends

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series E Convertible Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series E Convertible Preferred Stock.

-50-

Conversion

Each share of Series E Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the issuance of such shares, into 100 shares of the Company’s common stock. Notwithstanding the foregoing, a holder may not exercise any portion of the Series E Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding common shares after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s Series E Convertible Preferred Stock up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice to us.

Rank; Liquidation.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Available Funds and Assets (as defined below) shall be distributed to shareholders in the following manner:

(i) The holders of each share of Series E Preferred Stock then outstanding shall be entitled to be paid, out of the funds and assets of the Company that may be legally distributed to the Company s shareholders (“Available Funds and Assets”), and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of common stock or subsequent series of preferred stock, an amount per share equal to the $0.25 per share for each share of the Series E Convertible Preferred Stock plus all declared but unpaid dividends on the Series E Convertible Preferred Stock. If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series E Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series E Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series E Convertible Preferred Stock held by each holder thereof.

(ii) If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series E Convertible Preferred Stock of their full preferential amounts described above, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding common stock and Series E Convertible Preferred Stock pro rata according to the number and preferences of the shares of common stock and Series E Convertible Preferred Stock (as converted to common stock) held by such holders.

(iii) A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company, and the Series E Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Nevada Revised Statutes and (iii) the rights otherwise contained in the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series E Convertible Preferred Stock (“Series E COD”).

(iv) If any assets of the Company distributed to shareholders in connection with any liquidation, dissolution or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board.

Voting Rights

Except as otherwise provided herein or as otherwise required by law, each share of Series E Convertible Preferred Stock shall be entitled to l00 votes on all matters to come before the common stock shareholders or shareholders generally. Notwithstanding the foregoing, each holder of Series E Convertible Stock will only be able to vote up to 4.99% (or, if the beneficial ownership limitation is increased hereunder, up to 9.99%) of all votes eligible to be cast on any matter to come before the common stock shareholder or shareholders generally. In addition, each share of Series E Convertible Preferred Stock shall be entitled to 1 vote on matters that only the Series E Convertible Preferred Stockholders are entitled to vote as set forth in the Series E COD.

-51-

Series F Convertible Preferred Stock

                Designation

The Series F Convertible Preferred Stock has a stated value equal to One Thousand Dollars ($1,000) per share, and 4,500 shares of preferred stock of the Company have been designated as Series F Convertible Preferred Stock.

Dividends

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series F Convertible Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series F Convertible Preferred Stock.

Conversion; Exercisability; Subsequent Equity Sales

The conversion price for the Series F Convertible Preferred Stock shall equal $0.625, subject to adjustment. A holder may not exercise any portion of the Series F Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding common shares after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s Series F Convertible Preferred Stock up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series F Convertible Preferred Stock, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice to us.

Rank; Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series F Convertible Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Series F Stated Value, plus any accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon pursuant to the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series F Convertible Preferred Stock (“Series F COD”), for each share of Series F Convertible Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Series F COD), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series F Convertible Preferred Stock  shall be ratably distributed among the holders of Series F Convertible Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Voting Rights

Except as otherwise provided in the Series F COD or as otherwise required by law, the Series F Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series F Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series F Convertible Preferred Stock or alter or amend the Series F COD, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series F Convertible Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series F Convertible Preferred Stock, (d) increase the number of authorized shares of Series F Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

-52-

Series G Convertible Preferred Stock

Designation

The Series G Convertible Preferred Stock has a stated value equal to $1,000 per share, and 1,500 shares of preferred stock of the Company have been designated as Series G Convertible Preferred Stock.

Dividends

                Holder of Series G Convertible Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series G Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series G Convertible Preferred Stock.

Conversion

                Each share of Series G Convertible Preferred Stock shall be convertible, at any time and from time to time into that number of shares of common stock determined by dividing the Stated Value (as defined in the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series G Convertible Preferred Stock (the “Series G COD”)) by the Conversion Price (as defined in the Series G COD).  Notwithstanding the foregoing, a holder may not exercise any portion of the Series G Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding common shares after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s Series G Convertible Preferred Stock up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G Convertible Preferred Stock, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice to us.

Rank; Liquidation

Upon any liquidation, dissolution or winding-up of the Company, the holders of Series G Convertible Preferred shall be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Series G COD before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Series G COD).

Voting Rights

                Except as otherwise provided in the Series G COD or as otherwise required by law, the Series G Preferred Stock shall have no voting rights.

-53-

Warrants

As of July 23, 2020, the Company had outstanding warrants to purchase 10,675,197 shares of its common stock outstanding with various exercise prices and expiration dates.

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

Transfer Agent

The Company’s transfer agent is Island Stock Transfer with an address 15500 Roosevelt Blvd., Suite 301 Clearwater, FL 33760.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

-54-

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

-55-

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter & Hampton LLP, New York, NY.

EXPERTS

The financial statements as of and for the years ended December 31, 2019 and 2018 have been audited by BMKR, LLP, 1200 E Veterans Memorial Hwy #350, Happague, NY 11788, an independent registered public accounting firm as set forth in their report and are included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company has filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the Company and the securities being offered under this prospectus, please refer to the complete registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as the Company’s reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. The Company maintains a website at www.iconicbrandsusa.com. You may access its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the Company website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, the Company’s website is not incorporated by reference in, and is not part of, this prospectus.

-56-

F-1

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Hwy. Suite 350 Hauppauge, New York 11788	T 631 293-5000 F 631 234-4272 www.bmkr.com	BM K&R

Thomas G. Kober, CPA Alfred M. Rizzo, CPA Joseph Mortimer. CPA	Charles W. Blanchfield, CPA (Retired) Bruce A. Meyer, CPA (Retired)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Iconic Brands Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Iconic Brands Inc. (the Company) as of December 31, 2019 and 2018, and the related consolidated statements of operations, consolidated stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $3,953,704 during the year ended December 31, 2019, and as of that date, had a deficit net worth of $22,925,748. The company is in arears with certain vendor creditors which, among other things, cause the balances to become due on demand. The Company is not aware of any alternate sources of capital to meet such demands, if made.

As discussed in note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

BMKR,LLP

BMKR LLP

We have served as the Company's auditor since 2016.

Hauppauge, NY
April 14, 2020

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board

F-2

Iconic Brands, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018

Assets

Current assets:
Cash and cash equivalents	$263,638	$191,463
Accounts receivable (less allowance for doubtful accounts of $26,513 and $0, respectively)	573,747	113,506
Inventories	573,800	258,270

Total current assets	1,411,185	563,239

Right-of-use assets, less accumulated amortization of $125,921 and $0, respectively	136,836	-
Leasehold improvements	20,000	-
Investment in and receivable from Can B Corp	1,000,000	-

Total assets	$2,568,021	$563,239

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Current portion of operating lease liabilities	$90,982	$-
Accounts payable and accrued expenses	1,852,563	1,311,475
Loans payable to officer and affiliated entity
non interest bearing and due on demand	45,131	28,091
Note payable	40,000	-

Total current liabilities	2,028,676	1,339,566

Non-current portion of operating lease liabilities	49,147	-

Derivative liability on warrants	-	2,261,039
Total liabilities	2,077,823	3,600,605
Commitments and contingencies (Note 12)

Stockholders’ deficiency:
Preferred stock, $.001 par value; authorized 100,000,000 shares:
Series A, 1 and 1 share issued and outstanding, respectively	1	1
Series C, 0 and 1,000 shares issued and outstanding, respectively	-	1
Series D, 0 and 10 shares issued and outstanding, respectively	-	-
Series E, 2,790,244 and 6,602,994 shares issued and outstanding, respectively	2,790	6,603
Series F ($1,000 per share stated value), 3155.75 and 0 shares issued and outstanding, respectively	3,155,750	-

Common stock, $.001 par value; authorized 200,000,000 shares, 14,576,681 and 5,439,765 shares issued and outstanding respectively	14,577	5,440

Common stock to be issued to Escrow Agent, $.001 par value; 0 and 534,203 shares, respectively	-	534

Additional paid-in capital	21,282,679	18,798,438

Accumulated deficit	(22,925,748)	(21,233,083)

Total Iconic Brands, Inc. stockholders’ equity (deficiency)	1,530,049	(2,422,066)

Noncontrolling interests in subsidiaries and variable interest	(1,039,851)	(615,300)

Total stockholders’ equity (deficiency)	490,198	(3,037,366)

Total liabilities and stockholders’ equity (deficiency)	$2,568,021	$563,239

See notes to consolidated financial statements.

F-3

Iconic Brands, Inc. and Subsidiaries
Consolidated Statements of Operations
	Year Ended December 31, 2019	Year Ended December 31, 2018

Sales	$1,210,242	$566,136
Cost of Sales	734,428	324,989
Gross profit	475,814	241,147

Operating expenses:
Officers compensation	497,000	341,250
Professional and consulting fees	1,260,343	558,667
Royalties	198,002	33,664
Special promotion program with customer	-	597,138
Marketing and advertising	512,707	285,593
Occupancy costs	115,759	164,301
Travel and entertainment	319,483	238,060
Other	903,817	281,543

Total operating expenses	3,807,111	2,500,216

Operating loss from continuing operations	(3,331,297)	(2,259,069)
Other expenses:
Expense from derivative liability	-	(1,106,967)
Loss on conversion of debt	-	(1,343,910)
Interest expense	-	(32,826)
Amortization of debt discounts	-	(107,846)

Total other expenses	-	(2,591,549)

Loss from continuing operations	(3,331,297)	(4,850,618)

Loss from continuing operations attributable to noncontrolling interests in subsidiaries and variable interest entity	424,599	693,364

Loss from continuing operations attributable to Iconic Brands, Inc.	(2,906,698)	(4,157,254)

Discontinued operations (Note 3):
Loss from operations of discontinued subsidiary	(487,007)	-
Loss from discontinued operations attributable to noncontrolling interest in discontinued subsidiary	238,633	-
Loss on sale of discontinued subsidiary	(798,839)	-
Loss on discontinued operations	(1,047,213)	-

Net loss attributable to Iconic Brands, Inc.	$(3,953,911)	$(4,157,254)

Net loss per common share – basic and diluted:
Continuing operations	$(0.27)	$(0.62)
Discontinued operations	(0.10)	-
Total	$(0.37)	$(0.62)

Weighted average common shares outstanding and to be issued to Escrow Agent:
Basic and diluted	10,818,233	6,669,698

See notes to consolidated financial statements.

F-4

Iconic Brands, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity (Deficiency)

	Series A Preferred Stock, $.001 par		Series C Preferred Stock, $.001 par		Series D Preferred Stock, $.001 par		Series E Preferred Stock, $.001 par		Series F Preferred Stock, $1,000 stated value per share		Common Stock, $.001 par		Common Stock to be issued to Escrow Agent, $0.001 par		Additional Paid-in	Noncontrolling Interests in Subsidiaries and Variable Interest	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Entity	Deficit	Total
Balance at December 31, 2017	1	$1	1000	$1	10	$-	-	$-	-	$-	4,417,567	$4,417	1,913,890	$1,914	$15,760,206	$78,064	$(17,075,829)	$(1,231,226)
Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	-	-	1,379,688	1,380	(1,379,687)	(1,380)	-	-	-	-
Series E Preferred Stock and warrants sold to four investors	-	-	-	-	-	-	1,200,000	1,200	-	-	-	-	-	-	298,800	-	-	300,000
Warrants issued to attorney for services	-	-	-	-	-	-	-	-	-	-	-	-	-	-	250,000	-	-	250,000
Series E Preferred Stock issued in exchange for common stock pursuant to Share Exchange Agreement dated May 21, 2018	-	-	-	-	-	-	1,200,000	1,200	-	-	(480,000)	(480)	-	-	(720)	-	-	-
Sale of Series E Preferred Stock and warrants in connection with Securities Purchase Agreement dated September 27, 2018	-	-	-	-	-	-	2,125,000	2,125	-	-	-	-	-	-	529,125	-	-	531,250
Issuance of Series E Preferred Stock in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	2,077,994	2,078	-	-	-	-	-	-	1,056,233	-	-	1,058,311
Issuance of common stock in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	-	-	-	-	122,510	123	-	-	881,544	-	-	881,667
Warrants issued to law firm for services	-	-	-	-	-	-	-	-	-	-	-	-	-	-	23,250	-	-	23,250
Net income attributable to noncontrolling interests in subsidiaries and variable interest entity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(693,364)	-	(693,364)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,157,254)	(4,157,254)
																		-
Balance at December 31, 2018	1	1	1,000	1	10	-	6,602,994	6,603	-	-	5,439,765	5,440	534,203	534	18,798,438	(615,300)	(21,233,083)	(3,037,366)

Cumulative effect adjustment relating to reduction of derivative liability on warrants, pursuant to ASU 2017-11	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,261,039	2,261,039

Balance, January 1, 2019 (as adjusted)	1	1	1,000	1	10	-	6,602,994	6,603	-	-	5,439,765	5,440	534,203	534	18,798,438	(615,300)	(18,972,044)	(776,327)

Rounded up shares in connection with 1 share for 250 shares reverse stock split effective January 18, 2019	-	-	-	-	-	-	-	-	-	-	547	1	-	-	(1)	-	-	-
Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	-	-	534,203	534	(534,203)	(534)	-	-	-	-
Sale of Series E Preferred Stock and warrants in connection with Securities Purchase Agreement dated September 27, 2018	-	-	-	-	-	-	2,037,520	2,037	-	-	-	-	-	-	507,343	-	-	509,380

F-5

Issuance of common stock in connection with Settlement and Release Agreement dated February 7, 2019	-	-	-	-	-	-	-	-	-	-	120,000	120	-	-	91,080	-	-	91,200
Issuance of common stock in connection with Business Development Agreement dated March 15, 2019	-	-	-	-	-	-	-	-	-	-	150,000	150	-	-	199,350	-	-	199,500
Issuance of common stock in exchange for the surrender of Series C Preferred Stock on March 27, 2019	-	-	(1,000)	(1)	-	-	-	-	-	-	1,000,000	1,000	-	-	(999)		-	-
Issuance of common stock in exchange for the surrender of Series D Preferred Stock on March 27, 2019	-	-	-	-	(10)	-	-	-	-	-	1,000,000	1,000	-	-	(1,000)	-	-	-
Issuance of common stock in exchange for Series E Preferred Stock	-	-	-	-	-	-	(3,125,290)	(3,125)	-	-	1,250,116	1,250	-	-	1,875	-	-	-
Exercise of warrants at $0.32 per share pursuant to Warrant Exercise Agreements dated May 9, 2019	-	-	-	-	-	-	-	-	-	-	960,000	960	-	-	306,240	-	-	307,200
Issuance of common stock in connection with Share Exchange Agreement dated April 17, 2019	-	-	-	-	-	-	-	-	-	-	2,000,000	2,000	-	-	1,248,000	-	-	1,250,000
Issuance of common stock in connection with Consulting Agreement dated April 15, 2019	-	-	-	-	-	-	-	-	-	-	50,000	50	-	-	94,950	-	-	95,000
Issuance of common stock in connection with Consulting Agreement dated May 23, 2019	-	-	-	-	-	-	-	-	-	-	250,000	250	-	-	389,750	-	-	390,000
Sale of Series F Preferred Stock and warrants in connection with Securities Purchase Agreements dated July 18, 2019	-	-	-	-	-	-	-	-	3,125	3,125,000	-	-	-	-	-	-	-	3,125,000
Placement agent commissions, expenses and stock-based compensation	-	-	-	-	-	-	-	-	-	-	781,250	781	-	-	(323,281)	-	-	(322,500)
Exchange of Series E Preferred Stock for Series F Preferred Stock	-	-	-	-	-	-	(2,725,000)	(2,725)	681	681,250	-	-	-	-	(678,525)	-	-	-
Issuance of common stock in exchange for Series F Preferred Stock	-	-	-	-	-	-	-	-	(650)	(650,500)	1,040,800	1,041	-	-	649,459	-	-	-
Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(424,551)	(3,953,704)	(4,378,255)

Balance, December 31, 2019	1	$1	-	$-	-	$-	2,790,224	$2,790	3,156	$3,155,750	14,576,681	$14,577	-	-	$21,282,679	$(1,039,851)	$(22,925,748)	$490,198

See notes to consolidated financial statements.

F-6

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Operating Activities:
Loss from continuing operations attributable to Iconic Brands, Inc.	$(2,906,698)	$(4,157,254)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from continuing operations attributable to noncontrolling interests in subsidiaries and variable interest entity	(424,599)	(693,364)
Issuance of note payable to consultant	50,000	-
Stock-based compensation	775,700	273,250
Noncash lease expense	3,293	-
Expense (income) from derivative liability	-	1,106,967
Loss (gain) from settlement of debt	-	57,229
Amortization of debt discounts	-	107,846
Loss on conversion of debt and accrued interest	-	1,343,910
Gain on forgiveness of debt	-	(5,000)
Changes in operating assets and liabilities:
Accounts receivable	(460,241)	197,568
Inventories	(315,530)	(198,423)
Prepaid expenses	-	5,000
Accounts payable and accrued expenses	541,343	215,481
Accrued interest payable	-	(7,849)

Net cash used in operating activities	(2,736,732)	(1,754,639)

Investing Activities:
Leasehold improvements	(20,000)	-
Loans to discontinued subsidiary	(797,213)	-

Net cash used in investing activities	(817,213)	-

Financing Activities:
Proceeds from exercise of warrants	307,200	-
Proceeds from sale of Series F Preferred Stock and warrants (net of placement agent fees of $322,500)	2,802,500	-
Proceeds from sale of Series E Preferred Stock and warrants	509,380	831,250
Repayment of debt and accrued interest	(10,000)	(90,296)
Loans payable to officer and affiliated entity	17,040	(32,284)

Net cash provided by financing activities	3,626,120	708,670

Increase (decrease) in cash and cash equivalents	72,175	(1,045,969)

Cash and cash equivalents, beginning of period	191,463	1,237,432

Cash and cash equivalents, end of period	$263,638	$191,463

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in exchange for the surrender of Series C Preferred Stock and Series D Preferred Stock	$500,000	$-

Issuance of common stock in exchange for Series E Preferred Stock	$781,323	$-

Issuance of common stock in connection with acquisition of 51% equity interest in Green Grow Farms, Inc.	$1,250,000	$-

Issuance of note payable in connection with acquisition of 51% Equity interest in Green Grow Farms, Inc.	$200,000	$-

Exchange of Series E Preferred Stock for Series F Preferred Stock	$681,250	$-

Issuance of common stock in exchange for Series F Preferred Stock	$650,500	$-

Receipt of Can B Corp. common stock in connection with sale of 51% equity interest in Green Grow Farms, Inc. effective December 31, 2019	$1,000,000	$-

Issuance of common stock in satisfaction of debt and accrued interest	$-	$881,667

Issuance of common stock to Escrow Agent in connection with Settlement Agreement and Amended Settlement Agreement	$133,551	$345,000

Series E Preferred Stock to be issued in exchange for common stock pursuant to Share Exchange Agreement dated May 21, 2018	$-	$120,000

See notes to consolidated financial statements.

F-7

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

1. ORGANIZATION AND NATURE OF BUSINESS

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands” or “Iconic”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, Iconic closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC (“BiVi”), the brand owner of “BiVi 100 percent Sicilian Vodka,” and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC (“Bellissima”), the brand owner of Bellissima sparkling wines. These transactions involved entities under common control of the Company’s chief executive officer and represented a change in reporting entity. The financial statements of the Company have been retrospectively adjusted to reflect the operations at BiVi and Bellissima from their inception.

BiVi was organized in Nevada on May 4, 2015. Bellissima was organized in Nevada on November 23, 2015.

Effective May 9, 2019, Iconic closed on a May 9, 2019 Share Exchange Agreement to acquire a 51% interest in Green Grow Farms, Inc. (“Green Grow”), an entity organized on February 28, 2019 to grow hemp for CBD extraction. Effective December 31, 2019, Iconic sold its 51% interest in Green Grow Farms, Inc. to Can B Corp (see Note 3).

Reverse Stock Split

Effective January 18, 2019, the Company effectuated a 1 share for 250 shares reverse stock split which reduced the issued and outstanding shares of common stock at December 31, 2018 from 1,359,941,153 shares to 5,439,765 shares. The accompanying financial statements have been retrospectively adjusted to reflect this reverse stock split.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The consolidated financial statements include the accounts of Iconic, its two 51% owned subsidiaries BiVi and Bellissima, its 51% owned subsidiary Green Grow Farms Inc. (“Green Grow”) for the period May 9, 2019 (date of acquisition) to December 31, 2019 (date of sale), and United Spirits, Inc., a variable interest entity of Iconic (see Note 6) (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-8

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

(c) Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, loans payable to officer and affiliated entity, and note payable, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with original maturities of ninety days or less to be cash equivalents.

(e) Accounts Receivable, Net of Allowance for Doubtful Accounts

The Company extends unsecured credit to customers in the ordinary course of business but mitigates risk by performing credit checks and by actively pursuing past due accounts. The allowance for doubtful accounts is based on customer historical experience and the aging of the related accounts receivable. At December 31, 2019 and December 31, 2018, the allowance for doubtful accounts was $26,513 and $0, respectively.

(f) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items. Inventory at December 31, 2018 consists of cases of BiVi Vodka and cases of Bellissima sparkling wines purchased from our Italian suppliers. Inventory at December 31, 2019 also includes cases of alcoholic beverages and packaging materials relating to our Hooters line of products introduced in August 2019.

(g) Marketable Equity Securities

Marketable equity securities are recorded at fair value with unrealized gains and losses included in income. The Company has classified its investment in Can B Corp (see Note 3) as trading securities.

(h) Revenue Recognition

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (Topic 606) which establishes revenue recognition standards. ASU 2014-19 was effective for annual reporting periodsbeginning after December 15, 2017. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09  has not had a significant effect on the Company’s financial position and results of operations.

F-9

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred. Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders. Collectability criteria are satisfied through credit approvals. Delivery criteria are satisfied when the products are shipped to a customer and title and risk of loss passes to the customer in accordance with the terms of sale. The Company has no obligation to accept the return of products sold other than for replacement of damaged products. Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.

(i) Shipping and Handling Costs

Shipping and handling costs to deliver product to customers are reported as operating expenses in the accompanying statements of operations. Shipping and handling costs to purchase inventory are capitalized and expensed to cost of sales when revenue is recognized on the sale of product to customers.

(j) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”. For the years ended December 31, 2019 and 2018, stock-based compensation was $775,700 and 273,250, respectively.

(k) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(l) Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and to be issued to Escrow Agent (see Note 12) during the period of the financial statements.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and to be issued to Escrow Agent (see Note 12) and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

F-10

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

(m) Recently Issued Accounting Pronouncements

Effective January 1, 2019, we adopted ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees are required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. We adopted this new accounting guidance using the effective date transition method, which permits entities to apply the new lease standards using a modified retrospective transition approach at the date of adoption. As such, historical periods will continue to be measured and presented under the previous guidance while current and future periods are subject to this new accounting guidance. Upon adoption we recorded a total of $223,503 for right-of-use assets related to our two operating leases (see Note 14g) and a total of $223,503 for lease liabilities.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted. Accordingly, effective January 1, 2019, the Company reflected a $2,261,039 reduction of the derivative liability on warrants (see Note 11) and a $2,261,039 cumulative effect adjustment reduction of accumulated deficit.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

(n) Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at December 31, 2019 of $22,925,748 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and attaining profitable operations. The management of the Company has developed a strategy which it believes will accomplish these objectives and which will enable the Company to continue operations for the coming year. However, there is no assurance that these objectives will be met. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

3. DISCONTINUED OPERATIONS

Effective December 31, 2019, the Company sold its 51% equity interest in Green Grow Farms, Inc. (“Green Grow”) to Can B Corp. in exchange for 37,500,000 shares of Can B Corp. common stock and a Can B Corp. obligation to issue additional shares (“Additional Purchases Shares”) of Can B Corp. common stock to the Company on June 30, 2020 in such number so that the aggregate value of the aggregate shares issued to the Company equals $1,000,000. We acquired this equity interest on May 9, 2019 in exchange for a $200,000 note payable to NY Farms Group Inc. and 2,000,000 shares of Company common stock valued at $1,250,000.

F-11

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

The $487,007 loss from operations of discontinued subsidiary for the period May 9, 2019 to December 31, 2019 consists of:

Sales	$-

Cost of sales	239,810

Gross profit	(239,810)

Operating expenses:

Officer’s compensation	168,232

Occupancy costs	30,373

Other	48,592

Total operating expenses	247,197

Net loss	$(487,007)

The $694,663 loss on sale of discontinued subsidiary was calculated as follows:

Consideration received from sale effective December 31, 2019:

Can B Corp. common stock	$487,500

Receivable from Can B for “Additional Purchase Shares” due June 30, 2020	512,500

Forgiveness of note payable to NY Farms Group Inc.	200,000

Total consideration	1,200,000

Company investment in 51% of Green Grow at December 31, 2019:

Initial investment on May 9, 2019	1,450,000

Loans receivable from Green Grow (forgiven)	797,213

51% of net loss of Green Grow for the year ended December 31, 2019	(248,374)

Total investment	1,998,839

Loss on sale of discontinued subsidiary	$(798,839)

4. INVESTMENT IN BIVI LLC

On May 15, 2015, Iconic entered into a Securities Exchange Agreement by and among the members of BiVi LLC, a Nevada limited liability company (“BiVi”), under which Iconic acquired a 51% majority interest in BiVi in exchange for the issuance of (a) 4,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Prior to May 15, 2015, BiVi was beneficially owned and controlled by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic Brands, Inc.

F-12

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

5. INVESTMENT IN BELLISSIMA SPIRITS LLC

On December 13, 2016, Iconic entered into a Securities Purchase Agreement with Bellissima Spirits LLC (“Bellissima”) and Bellissima’s members under which Iconic acquired a 51% majority interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock. Each share of Iconic Series D Convertible Preferred Stock was convertible into the equivalent of 5.1% of Iconic common stock issued and outstanding at the time of conversion.

Prior to December 13, 2016, Bellissima was controlled by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic.

6. UNITED SPIRITS, INC.

United Spirits, Inc. (“United”) is owned and managed by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic. United provides distribution services for Iconic, BiVi and Bellissima (see Note 14d) and is considered a variable interest entity (“VIE”) of Iconic. Since Iconic has been determined to be the primary beneficiary of United, we have included United’s assets, liabilities, and operations in the accompanying consolidated financial statements of Iconic. Summarized financial information of United follows:

Balance Sheets:	December 31, 2019	December 31, 2018

Cash and cash equivalents	$130,454	$38,793
Intercompany receivable from Iconic (A)	56,495	204,461
Right-of-use asset	54,955	-
Total assets	$241,904	$243,254

Accounts payable and accrued expense	$187,658	$11,338
Loans payable to officer and affiliated entity	88,077	71,037
Intercompany payable to Bellissima (A)	317,722	335,257
Intercompany payable to BiVi (A)	66,876	56,855
Operating lease liability	54,955	-
Total Liabilities	715,288	474,487
Noncontrolling interest in VIE	(473,384)	(231,333)
Total liabilities and stockholders’ deficiency	$241,904	$243,254

	Year ended December 31,
Statements of operations:	2019	2018
Intercompany distribution income (A)	$13,418	$12,242

Royalty expense	127,500	65,000
Officers’ compensation	82,000	30,000
Other operating expenses – net	46,069	8,266
Total operating expenses	255,569	103,266
Net income (loss)	$(242,151)	$(91,024)
(A) Eliminated in consolidation

F-13

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

7. INVENTORIES

Inventories consist of:

	December 31, 2019	December 31, 2018
Finished goods:
Hooters brands	$286,123	$-
Bellissima brands	199,580	206,988
BiVi brands	48,132	51,282
Total finished goods	533,835	258,270

Raw materials:
Hooters brands	39,965	-
Total raw materials	39,965	-

Total	$573,800	$258,270

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	December 31, 2019	December 31, 2018
Accounts payable	$737,850	$175,405
Accrued officers compensation	813,050	811,250
Accrued royalties	295,042	174,985
Other	6,621	149,835
Total	$1,852,563	$1,311,475

9. DEBT

Effective October 4, 2018, the then remaining debt and accrued interest thereon was satisfied through (1) the issuance of a total of 2,077,994 shares of our Series E convertible preferred stock (which are convertible into a total of 831,198 shares of common stock) plus warrants to acquire 831,198 shares of our common stock (for $519,499 debt and accrued interest), (2) the issuance of a total of 122,510 shares of our common stock (for $76,569 debt and accrued interest), and (3) cash (for $90,296 debt and accrued interest).

At December 31, 2019, note payable consists of:

Amount due to a former Bellissima consultant pursuant to a Settlement and Release Agreement dated February 7, 2019, due December 31, 2019	$40,000

Total	$40,000

F-14

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

10. DERIVATIVE LIABILITY ON CONVERTIBLE DEBT

In September 2018, the Company entered into Securities Exchange Agreements and other agreements with holders of all convertible debt then outstanding to have such debt satisfied (which occurred effective October 4, 2018 – see Note 9). Accordingly, the Company reduced the then derivative liability from $255,294 at September 30, 2018 to $0.

11. DERIVATIVE LIABILITY ON WARRANTS

From September 2017 to November 2017, in connection with the sale of a total of 480,000 shares of common stock (see Note 12), the Company issued a total of 480,000 Common Stock Purchase Warrants (the “Warrants”) to the respective investors. The Warrants were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection.

Effective May 21, 2018, in connection with the sale of a total of 120,000 shares of Series E Preferred Stock (see Note 12), the Company issued a total of 480,000 Warrants to four investors. These warrants were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection.

The down round provision of the above Warrants required a reduction in the exercise price if there were future issuances of common stock equivalents at a lower price than the $2.50 exercise price of the Warrants. Accordingly, we recorded the $2,261,039 fair value of the Warrants at December 31, 2018 as a derivative liability. The $1,565,039 increase in the fair value of the derivative liability from $696,000 at December 31, 2017 to $2,261,039 at December 31, 2018 was charged to expense from derivative liability.

Assumptions used to calculate the fair value of the Warrants at December 31, 2018 include (1) stock price of $0.95 per share, (2) exercise prices from $0.625 to $2.50 per share, (3) terms ranging from 2.25 years to 4.5 years, (4) expected volatility of 148%, and (5) risk free interest rates ranging from 2.46% to 2.51%.

Effective January 1, 2019 (see Note 2), the Company adopted ASU 2017-11 and reduced the $2,261,039 derivative liability on warrants at December 31, 2018 to $0 and recognized a $2,261,039 cumulative effect adjustment reduction of accumulated deficit.

12. CAPITAL STOCK

Preferred Stock

The one share of Series A Preferred Stock, which was issued to Richard DeCicco on September 10, 2009, entitles the holder to two votes for every share of Common Stock Deemed Outstanding and has no conversion or dividend rights.

F-15

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

The 1000 shares of Series C Preferred Stock, which were issued to Richard DeCicco on May 15, 2015 pursuant to the Securities Exchange Agreement (see Note 4) for the Company’s 51% investment in BiVi, entitled the holder in the event of a Sale (as defined) to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock. Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco exchanged the 1,000 shares of Series C Preferred Stock for 1,000,000 shares of Company common stock.

The 10 shares of Series D Preferred Stock, which were issued to Richard DeCicco and Roseann Faltings (5 shares each) on December 13, 2016 pursuant to the Securities Purchase Agreement (See Note 5) for the Company’s 51% investment in Bellissima, entitled the holders to convert each share of Series D Preferred Stock to the equivalent of 5.1% of the common stock issued and outstanding at the time of conversion. Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco and Ms. Faltings exchanged the 10 shares of Series D Preferred Stock for 1,000,000 shares of Company common stock (500,000 shares each).

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

Also effective May 21, 2018, the Company sold a total of 1,200,000 shares of Series E Preferred Stock and 480,000 warrants to the four investors referred to in the preceding paragraph for $300,000 cash pursuant to an Amendment No. 1 to Securities Purchase Agreement.

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E Preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500.

As a condition to the closing of the first tranche, the Company entered into Securities Exchange Agreements with holders of convertible notes totaling $519,499 who exchanged their convertible notes for an aggregate of 2,077,994 shares of our Series E Preferred stock plus warrants to acquire 831,198 shares of our common stock. Also, holders of convertible notes totaling $76,569 exchanged their notes for an aggregate of 122,510 shares of our common stock and holders of convertible notes totaling $90,296 were paid off with cash.

On November 30, 2018 and December 20, 2018, the Company received two payments of $71,875 and $71,875 respectively (totaling $143,750) in exchange for 287,500 and 287,500 shares of Series E Preferred Stock (totaling 575,000 shares) respectively at $0.25 per share. These payments represented advance payments in connection with the second tranche of the Securities Purchase Agreement dated September 27, 2018 which closed February 7, 2019.

F-16

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

Effective February 7, 2019, the Company closed on the second tranche of the Securities Purchase Agreement dated September 27, 2018. The Company received the remaining $243,750 (of the $387,500 total second tranche proceeds) and issued the investors the remaining total of 975,000 shares of Series E Preferred Stock (of the 1,550,000 total second tranche shares) and warrants to acquire 620,000 shares of our common stock.

On February 12, 2019 and March 18, 2019, the Company received two payments of $71,880 and $25,000 respectively (totaling $96,880) in exchange for 287,520 and 100,000 shares of Series E Preferred Stock (totaling 387,520 shares) respectively at $0.25 per share. These payments represent advance payments in connection with the third tranche of the Securities Purchase Agreement dated September 27, 2018. Closing of the third tranche of $387,500 is expected to occur when certain closing conditions are satisfied.

On April 25, 2019 and September 4, 2019, the Company received payments of $71,875 and $96,875 respectively (totaling $168,750) in exchange for 287,500 and 387,500 shares of Series E Preferred Stock (totaling 675,000 shares) respectively at $0.25 per share. These payments represent advance payments in connection with the third tranche of the Securities Purchase Agreement dated September 27, 2018. Closing of the third tranche of $387,500 is expected to occur when certain closing conditions are satisfied.

On April 23, 2019, a holder converted 673,398 shares of Series E Preferred Stock into 269,359 shares of Iconic common stock.

On May 17, 2019, a holder converted 800,000 shares of Series E Preferred Stock into 320,000 shares of Iconic common stock.

On July 18, 2019, Iconic entered into Securities Purchase Agreements with certain accredited investors (the “Investors”) for the sale of an aggregate of 3,125 shares of newly designated Series F Convertible Preferred Stock plus 5,000,000 warrants at a price of $1,000 per share of Series F Convertible Preferred Stock or for a total of $3,125,000 (which was collected in full from July 18, 2019 to August 2, 2019). On August 2, 2019, Iconic paid $322,500 in commissions and expenses to the placement agent of this offering. Each share of Series F Convertible Preferred Stock has a stated value of $1,000, is convertible into 1,600 shares of common stock (subject to adjustment under certain circumstances), has no voting rights, is entitled to dividends on an as-converted-to common stock basis, is entitled to a distribution preference of $1,000 upon liquidation, and is not redeemable. Each warrant is exercisable into one share of common stock at an exercise price of $0.625 per share (subject to adjustment under certain circumstances) for a period of five years from the date of issuance.

We also entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Series F Convertible Preferred Stock and Warrants within thirty (30) days following the closing date (the “Filing Date”), to cause such registration statement to be declared effective within 60 days following the earlier of (i) the date that the registration statement is filed with the Securities and Exchange Commission (the “SEC”) and (ii) the Filing Date, and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. We filed the Form S-1 registration statement on September 9, 2019 which was declared effective by the SEC on September 18, 2019. If we fail to maintain the effectiveness of the registration statement for the required time period, the Company is obligated to pay the Investors liquidated damages in the amount of 1% of their subscription amount, per month, until such event is satisfied.

F-17

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

Concurrently with the closing of the financing transaction described above, we entered into Securities Exchange Agreements with certain holders of our Series E Convertible Preferred Stock and exchanged their 2,725,000 shares of Series E Convertible Preferred Stock for an aggregate of 681.25 shares of our Series F Convertible Preferred Stock.

From July 26, 2019 to August 28, 2019, three holders converted a total of 1,000,000 shares of Series E Preferred Stock into a total of 400,000 shares of Iconic common stock.

From September 19, 2019 to September 27, 2019, three holders converted a total of 14.20 shares of Series E Preferred Stock into a total of 227,200 shares of Iconic common stock.

On October 25, 2019 and December 28, 2019, two holders converted a total of 651,892 shares of Series E Preferred Stock into a total of 260,757 shares of Iconic common stock.

From October 2, 2019 to December 31, 2019, six holders converted a total of 508.50 shares of Series F Preferred Stock into a total of 813,600 shares of Iconic common stock.

Common Stock

On March 28, 2017, the Company executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through the Company’s agreement to irrevocably reserve a total of 1,931,707 shares of its common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

On May 5, 2017, the Company executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement and Release dated March 28, 2017 (see preceding paragraph). The Amended Settlement Agreement is with 5 holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through the Company’s agreement to irrevocably reserve a total of 2,452,000 shares of its common stock (a 520,293 shares increase from the 1,931,707 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

In the quarterly period ended June 30, 2017, the Company issued an aggregate of 284,777 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, the Company issued an aggregate of 253,333 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

F-18

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

From September 2017 to November 2017, pursuant to a Securities Purchase Agreement dated October 27, 2017 (the “SPA”), the Company issued a total of 480,000 shares of its common stock and 480,000 warrants to four investors for a total of $300,000 cash. The Warrants, which were exercised May 8, 2019 pursuant to Warrant Exercise Agreements, were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection (see Note 11).

On January 2, 2018, the Company issued 103,447 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 19, 2018, the Company issued 216,127 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On March 14, 2018, the Company issued 126,667 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 5, 2018, the Company issued 172,000 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 9, 2018, the Company issued 280,296 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 12, 2018, the Company issued 481,151 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On August 14, 2018, the Company issued 51,938 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $32,461.

On September 7, 2018, the Company issued 70,572 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $44,108.

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

On January 16, 2019, the Company issued 436,125 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 24, 2019, the Company issued 98,078 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. This issuance completed the Company’s obligation to deliver shares of our common stock to the Escrow Agent.

F-19

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

On February 7, 2019, the Company agreed to issue 120,000 shares of its common stock (issued April 18, 2019) and a $50,000 note payable due December 31, 2019 to a former Bellissima consultant pursuant to a Settlement and Release Agreement. The $141,200 total fair value of the note ($50,000) and the 120,000 shares of common stock ($91,200) was expensed as consulting fees in the three months ended March 31, 2019.

On March 15, 2019, the Company agreed to issue 150,000 shares of its common stock (issued April 8, 2019) to a consulting firm entity pursuant to a Business Development Agreement. The $199,500 fair value of the 150,000 shares of common stock was expensed as consulting fees in the three months ended March 31, 2019.

On March 27, 2019, the Company issued 1,000,000 shares of its common stock to Chief Executive Officer Richard DeCicco in exchange for the surrender of the 1,000 shares of Series C Preferred Stock owned by Mr. DeCicco.

On March 27, 2019, the Company issued a total of 1,000,000 shares of its common stock (500,000 shares to Chief Executive Officer Richard DeCicco; 500,000 shares to Vice President Roseann Faltings) in exchange for the surrender of the 5 shares each of Series D Preferred Stock owned by Mr. DeCicco and Ms. Faltings.

Effective April 15, 2019 the Company issued 50,000 shares of its common stock to a consulting firm entity pursuant to a Consulting Agreement. The $95,000 fair value of the 50,000 shares of Iconic common stock was expensed as consulting fees in the three months ended June 30, 2019.

On April 23, 2019, a stockholder converted 673,398 shares of Series E Preferred Stock into 269,359 shares of Iconic common stock.

On May 8, 2019, Iconic executed Warrant Exercise Agreements with four holders of Company warrants. The holders exercised a total of 960,000 warrants at an agreed price of $0.32 per share and paid the Company a total of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 New Warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years.

On May 9, 2019, Iconic closed on a Share Exchange Agreement (the “Agreement”) with Green Grow Farms, Inc. (“Green Grow”) and NY Farms Group Inc. (“NY Farms”). Pursuant to the Agreement, Iconic acquired a 51% equity interest in Green Grow in exchange for (i) note payable of $200,000 and (ii) 2,000,000 shares of Company common stock. Effective December 31, 2019, Iconic sold its 51% equity interest in Green Grow (see Note 3).

On May 17, 2019, a stockholder converted 800,000 shares of Series E Preferred Stock into 320,000 shares of Iconic common stock.

F-20

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

Effective May 23, 2019, the Company issued 250,000 shares of its common stock to a consulting firm entity pursuant to a Consulting Agreement. The $390,000 fair value of the 250,000 shares of Iconic common stock was expensed as consulting fees in the three months ended June 30, 2019.

From July 26, 2019 to August 28, 2019, three holders converted a total of 1,000,000 shares of Series E Preferred Stock into a total of 400,000 shares of Iconic common stock.

On September 3, 2019, the Company issued a total of 781,250 shares of common stock to the placement agent and five associated individuals for services relating to the offering of 3,125 shares of Series F Preferred Stock which concluded on August 2, 2019 (see Preferred Stock above).

From September 19, 2019 to September 27, 2019, three holders converted a total of 14.2 shares of Series F Preferred Stock into a total of 227,200 shares of Iconic common stock.

On October 25, 2019 and December 26, 2019, two holders converted a total of 651,892 shares of Series E Preferred Stock into a total of 260,757 shares of Iconic common stock.

From October 2, 2019 to December 31, 2019, six holders converted a total of 508.50 shares of Series F Preferred Stock into a total of 813,600 shares of Iconic common stock.

Warrants

A summary of warrants activity for the period January 1, 2018 to December 31, 2019 follows:

Common shares Equivalent

Balance, January 1, 2018	534,000
Issued in year ended December 31, 2018	2,361,198

Balance, December 31, 2018	2,895,198
Issued in the three months ended March 31, 2019	620,000

Balance, March 31, 2019	3,515,198

Exercise of warrants in connection with Warrant
Exercise Agreements dated May 8, 2019	(960,000)

Issuance of New Warrants in connection with
Warrant Exercise Agreements dated May 8, 2019	1,920,000

Balance, June 30, 2019	4,475,198
Issued in the three months ended September 30, 2019	5,000,000

Balance, September 30, 2019 and December 31, 2019	9,475,198

F-21

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

Issued and outstanding warrants at December 31, 2019 consist of:

Year Granted	Number Common Shares Equivalent	Exercise Price Per Share		Expiration Date
2017	54,000	$2.50		June 22, 2022 to June 30, 2022
2018	400,000	$0.625		March 28, 2021
2018	30,000	$2.50		May 21, 2023
2018	831,198	$1.25		September 20, 2023
2018	620,000	$1.25	*	September 20, 2023
2019	620,000	$1.25	*	February 7, 2024
2019	1,920,000	$2.25	*	May 8, 2024
2019	5,000,000	$0.625		August 2, 2024

Total	9,475,198

* These warrants contain a “down round” provision and thus the exercise price is reduceable to $0.625 per share as a result of the Series F Preferred Stock financing which closed on August 2, 2019.

In connection with the Company’s issuance of a total of $135,019 convertible notes payable in the three months ended September 30, 2017, the Company issued a total of 54,000 Common Stock Purchase Warrants (the ‘Warrants”) to the respective lenders. The Warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire at dates ranging from September 22, 2022 to September 30, 2022.

As discussed in Note 12, the Company issued a total of 480,000 warrants to four investors from September 2017 to November 2017. The Warrants, which were exercised May 8, 2019 pursuant to Warrant Exchange Agreements (see below), were exercisable into ICNB common stock at a price of $2.50 per share and were to expire five years from date of issuance.

Effective March 28, 2018, the Company issued 400,000 warrants to a lawyer for services rendered. The warrants are exercisable into ICNB common stock at a price of $0.625 per share and expire three years from date of issuance. The $250,000 fair value of the warrants was expensed in the year ended December 31, 2018.

Effective May 21, 2018, the Company issued 30,000 warrants to a law firm for services rendered. The warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire five years from date of issuance. The $23,250 fair value of the warrants was expensed in the three months ended September 30, 2018.

As discussed in Preferred Stock above, the Company issued a total of 480,000 warrants to four investors effective May 21, 2018 in connection with the sale of 1,200,000 shares of Series E Preferred stock for $300,000 cash. These warrants, which were exercised May 8, 2019 pursuant to Warrant Exchange Agreements (see below), were exercisable into ICNB common stock at a price of $2.50 per share and were to expire five years from date of issuance.

F-22

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

Effective October 4, 2018, the remaining debt (see Note 9) and accrued interest thereon was satisfied through (1) the issuance of a total of 2,077,994 shares of our Series E convertible preferred stock (which are convertible into a total of 831,198 shares of common stock) plus warrants to acquire 831,198 shares of our common stock (for $519,499 debt and accrued interest), (2) the issuance of a total of 122,510 shares of our common stock (for $76,569 debt and accrued interest), and (3) cash (for $90,296 debt and accrued interest).

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500. The second tranche of $387,500 closed on February 7, 2019 and also was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock.

On May 8, 2019, Iconic executed Warrant Exercise Agreements with four holders of Company warrants. The holders exercised a total of 960,000 warrants (which were acquired from September 2017 to November 2017 and on May 21, 2018) at an agreed price of $0.32 per share and paid the Company a total of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 New Warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years and contain “down round” price protection.

As discussed in Preferred Stock above, the Company issued a total of 5,000,000 warrants to investors as part of the offering of 3,125 shares of Series F Preferred Stock which concluded on August 2, 2019. Each warrant is exercisable into one share of common stock at an exercise price of $0.625 per share for a period of five years from the date of issuance and contains “down round” price protection.

13. INCOME TAXES

No income taxes were recorded in the periods presented since the Company had taxable losses in these periods.

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 21% for the periods presented to income (loss) from continuing operations before income taxes. The sources of the difference are as follows:

	Year ended December 31,
	2019	2018
Expected tax at 21%	$(699,572)	$(1,018,630)

Nondeductible stock-based compensation	162,897	-
Nondeductible expense (nontaxable income) from derivative liability	-	232,463
Nondeductible amortization of debt discounts	-	22,648
Nondeductible loss on conversion of debt	-	282,221
Increase (decrease) in valuation allowance	536,675	481,298

Income tax provision	$-	$-

F-23

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

Significant components of the Company’s deferred income tax assets are as follows:

	December 31, 2019	December 31, 2018
Net operating loss carryforward	4,295,083	3,758,408

Less valuation allowance	(4,295,083)	(3,758,408)

Deferred income tax assets - net	$-	$-

Based on management’s present assessment, the Company has not yet determined that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of December 31, 2019 will be realized. Accordingly, the Company has maintained a 100% valuation allowance against the deferred tax asset in the financial statements at December 31, 2019. The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

All tax years remain subject to examination by major taxing jurisdictions.

14. COMMITMENTS AND CONTINGENCIES

a. Iconic Guarantees

On May 26, 2015, BiVi LLC (“BiVi”) entered into a License Agreement with Neighborhood Licensing, LLC (the “BiVi Licensor”), an entity owned by Chazz Palminteri (“Palminteri”), to use Palminteri’s endorsement, signature and other intellectual property owned by the BiVi Licensor. Iconic has agreed to guarantee and act as surety for BiVi’s obligations under certain sections of the License Agreement and to indemnify the BiVi Licensor and Palminteri against third party claims.

On November 12, 2015, Bellissima Spirits LLC (“Bellissima”) entered into a License Agreement with Christie Brinkley, Inc. (the “Bellissima Licensor”), an entity owned by Christie Brinkley (“Brinkley”), to use Brinkley’s endorsement, signature, and other intellectual property owned by the Bellissima Licensor. Iconic has agreed to guarantee and act as surety for Bellissima’s obligations under certain sections of the License Agreement and to indemnify the Bellissima Licensor and Brinkley against third party claims.

F-24

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

b. Royalty Obligations of BiVi and Bellissima

Pursuant to the License Agreement with the Bivi Licensor (see Note 14a. above), BiVi is obligated to pay the BiVi Licensor a Royalty Fee equal to 5% of monthly gross sales of BiVi Brand products payable monthly subject to an annual Minimum Royalty Fee of $100,000 in year 1, $150,000 in year 2, $165,000 in year 3, $181,500 in year 4, $199,650 in year 5, and $219,615 in year 6 and each subsequent year.

Pursuant to the License Agreement and Amendment No. 1 to the License Agreement effective September 30, 2017 with the Bellissima Licensor (see Note 14a. above), Bellissima is obligated to pay the Bellissima Licensor a Royalty Fee equal to 10% of monthly gross sales (12.5% for sales in excess of defined Case Break Points) of Bellissima Brand products payable monthly. The Bellissima Licensor has the right to terminate the endorsement if Bellissima fails to sell 10,000 cases of Bellissima Brand products in year 1, 15,000 cases in year 2, or 20,000 cases in year 3 and each subsequent year.

c. Brand Licensing Agreement relating to Hooters Marks

On July 23, 2018, United Spirits, Inc. (“United”) executed a Brand Licensing Agreement (the “Agreement”) with HI Limited Partnership (“the Licensor”). The Agreement provides United a license to use certain “Hooters” Marks to manufacture, market, distribute, and sell alcoholic products.

The Initial Term of the Agreement is from July 23, 2018 through December 31, 2020. Provided that United is not in breach of any terms of the Agreement, United may extend the Term for an additional 3 years through December 31, 2023.

The Agreement provides for United’s payment of Royalty Fees (payable quarterly) to the Licensor equal to 6% of the net sales of the licensed products subject to a minimum royalty fee of $65,000 for Agreement year 1 (ending December 31, 2018), $255,000 for Agreement year 2, $315,000 for Agreement year 3 and 4, $360,000 for Agreement year 5, and $420,000 for Agreement year 6.

The Agreement also provided for United’s payment of an advance payment of $30,000 to the Licensor to be credited towards royalty fees payable to Licensor. On September 6, 2018, the $30,000 advance payment was paid to the Licensor. The Agreement also provides for United’s payment of a marketing contribution equal to 2% of the prior year’s net sales of the Licensed Products. If United fails to spend the required marketing contribution in any calendar year, the deficiency will be paid to Licensor.

For the years ended December 31, 2019 and 2018, royalties expense under this Agreement was $137,267 and $65,000, respectively.

d. Marketing and Order Processing Services Agreement

During October 2019, United Spirits, Inc. (“United”) executed a Marketing and Order Processing Services Agreement (the “Agreement”) with QVC, Inc. (“QVC”). Among other things, the Agreement provides for United’s grant to QVC of an exclusive worldwide right to promote the Bellissima products through direct response television programs.

The Initial License Period commenced October 2019 and expires December 2021 (i.e., two years after first airing of a Bellissima product). Unless either party notifies the other party in writing at least 30 days prior to the end of the Initial License Period or any Renewal License Period of its intent to terminate the Agreement, the License continually renews for additional two-year periods (each, a “Renewal License Period” in perpetuity).

F-25

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

The Agreement provides for United’s payment of “Marketing Fees” (payable no less than monthly) to QVC in amounts agreed to between United and QVC from time to time. For the year ended December 31, 2019, the Marketing Fees expense (payable to QVC) was $82,983 and the direct response sales generated from QVC programs was $366,959.

e. Distribution Agreement

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic.

In November 2015, Bellissima and United agreed to have United distribute and wholesale Bellissima’s products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

Effective April 1, 2019, Iconic and United agreed to have United distribute and wholesale Hooters brand products under the same terms contained in the Distribution Agreement with BiVi described in the second preceding paragraph.

f. Compensation Arrangements

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to June 30, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. For the year ended December 31, 2018, we accrued a total of $311,250 officers compensation pursuant to these two Employment Agreements. In 2018, the accrued compensation was allocated 50% to Iconic ($155,625), 40% to Bellissima ($124,500), and 10% to BiVi ($31,125). For the year ended December 31, 2019, we accrued a total of $415,000 officers compensation pursuant to these two Employment Agreements which was allocated 50% to Iconic ($207,500), 40% to Bellissima ($166,000), and 10% to BiVi ($41,500).

Prior to April 1, 2018, the Company used the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under informal compensation arrangements (without any employment agreements).

As of December 31, 2019 and December 31, 2018, accrued officers compensation was $813,050 and $811,250, respectively.

F-26

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

g. Lease Agreements

On March 27, 2018, United Spirits, Inc. executed a lease extension for the Company’s office and warehouse space in North Amityville New York. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

On January 1, 2019, United Spirits, Inc. executed a lease agreement with the two officers of the Company to use part of their residence in Copiague, New York for Company office space. The agreement has a term of three years from January 1, 2019 to December 31, 2021 and provides for monthly rent of $3,930.

At December 31, 2019, the future minimum lease payments under these two non-cancellable operating leases were:

Year ended December 31, 2020	$100,900
Year ended December 31, 2021	51,643

Total	$152,543

The operating lease liabilities totaling $140,129 at December 31, 2019 as presented in the Consolidated Balance Sheets represents the discounted (at our 10% estimated incremental borrowing rate) value of the future lease payments of $152,543 at December 31, 2019.

h. Concentration of sales

For the years ended December 31, 2019 and 2018, sales consisted of:

	2019	2018
Bellissima product line:

QVC direct response sales	$366,959	$-
Other	681,457	555,102
Total Bellissima	1,048,416	555,102
BiVi product line	3,700	11,034
Hooters product line	158,126	-

Total	$1,210,242	$566,136

For the year ended December 31, 2019, our largest two customers accounted for sales of $119,640 and $105,608, respectively.

F-27

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2019 and 2018

i. Coronavirus

In December 2019, a novel strain of coronavirus was reported to have surfaced in China. The spread of this virus began to cause some business disruption in our United States operations in March 2020. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. Therefore, the Company expects this matter to negatively impact its operating results. However, the related financial impact and duration cannot be reasonably estimated at this time.

15. SUBSEQUENT EVENTS

On January 12, 2020, the Company entered into securities purchase agreements with certain accredited investors for the sale of a total of 1,500 shares of Series G Convertible Preferred Stock and warrants o purchase 1,200,000 shares of our common stock for gross proceeds of $1,500,000 (which was collected January 13, 2012, January 14, 2020, and February 16, 2020). Each share of Series G Convertible Preferred Stock (designated on January 13, 2020) has a stated value of $1,000, is convertible into shares of common stock at a price of $1.25 per share (subject to adjustment under certain circumstances), has no voting rights, is entitled to dividends on an as-converted-to common stock basis, is entitled to a distribution preference of $1,000 upon liquidation, and is not redeemable. Each warrant is exercisable into one share of common stock at an exercise price of $1.25 per share (subject to adjustment under certain circumstances) for a period of five years from the date of issuance.

F-28

Iconic Brands, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$916,686	$263,638
Accounts receivable (less allowance for doubtful accounts of $26,513 and $26,513, respectively)	247,965	573,747
Inventories	638,144	573,800
Prepaid expenses	126,005	-

Total current assets	1,928,800	1,411,185

Right-of-use assets, less accumulated amortization of $148,317 and $125,921, respectively	114,440	136,836
Leasehold improvements, furniture, and equipment (less accumulated depreciation and amortization of $4,615 and $0, respectively)	24,093	20,000
Investment in and receivable from Can B Corp	1,000,000	1,000,000

Total assets	$3,067,333	$2,568,021

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of operating lease liabilities	$84,286	$90,982
Accounts payable and accrued expenses	1,698,492	1,852,563
Loans payable to officer and affiliated entity-noninterest bearing and due on demand	29,744	45,131
Note payable	15,000	40,000

Total current liabilities	1,827,522	2,028,676

Non-current portion of operating lease liabilities	33,943	49,147
Total liabilities	1,861,465	2,077,823
Commitments and contingencies (Note 13)

Stockholders' equity:
Preferred stock, $.001 par value; authorized 100,000,000 shares:
Series A, 1 and 1 share issued and outstanding, respectively	1	1
Series E, 2,115,244 and 2,790,244 shares issued and outstanding, respectively	2,115	2,790
Series F ($1,000 per share stated value), 2965.75 and 3155.75 shares issued and outstanding, respectively	2,965,750	3,155,750
Series G ($1,000 per share stated value), 1475 and 0 shares issued and outstanding, respectively	1,475,000	-

Common stock, $.001 par value; authorized 200,000,000 shares, 15,985,681 and 14,576,681 shares issued and outstanding respectively	15,986	14,577

Additional paid-in capital	21,624,713	21,282,679

Accumulated deficit	(23,763,668)	(22,925,748)

Total Iconic Brands, Inc. stockholders’ equity	2,319,897	1,530,049

Noncontrolling interests in subsidiaries and variable interest entity	(1,114,029)	(1,039,851)

Total stockholders' equity	1,205,868	490,198

Total liabilities and stockholders' equity	$3,067,333	$2,568,021

See notes to consolidated financial statements.

F-29

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019

Sales	$405,886	$121,913
Cost of Sales	252,426	81,435
Gross profit	153,460	40,478

Operating expenses:
Officers compensation	103,750	185,750
Professional and consulting fees	186,789	448,519
Royalties	15,964	75,188
Marketing and advertising	128,645	46,467
Occupancy costs	22,251	27,623
Travel and entertainment	19,469	64,269
Investor relations	361,689	84,003
Other	227,001	91,023

Total operating expenses	1,065,558	1,022,842

Operating loss	(912,098)	(982,364)

Net loss attributable to noncontrolling interests in subsidiaries and variable interest entity	74,178	309,697

Net loss attributable to Iconic Brands, Inc.	$(837,920)	$(672,667)

Net loss per common share – basic and diluted:	$(0.05)	$(0.11)

Weighted average common shares outstanding and to be issued to Escrow Agent:
Basic and diluted	15,416,710	6,159,404

See notes to consolidated financial statements.

F-30

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

	Series A Preferred Stock, $.001 par		Series C Preferred Stock, $.001 par		Series D Preferred Stock, $.001 par		Series E Preferred Stock, $.001 par		Series F Preferred Stock, $1,000 stated value per share		Series G Preferred Stock, $1,000 stated value per share		Common Stock, $.001 par		Common Stock to be issued to Escrow Agent, $0.001 par		Additional Paid-in	Noncontrolling Interests in Sub- sidiaries and Variable Interest	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Entity	Deficit	Total

Three Months Ended March 31, 2020
Balance at January 1, 2020	1	$1	-	$-	-	$-	2,790,224	$2,790	3,156	$3,155,750	-	$-	14,576,681	$14,577	-	-	$21,282,679	$(1,039,851)	$(22,925,748)	$490,198
Sale of Series G Preferred Stock and warrants	-	-	-	-	-	-	-	-	-	-	1,475	1,475,000	-	-	-	-	-	-	-	1,475,000
Placement agent fees and stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	375,000	375	-	-	(150,375)	-	-	(150,000)
Issuance of common stock in exchange for Series E Preferred Stock	-	-	-	-	-	-	(675,000)	(675)	-	-	-	-	270,000	270	-	-	405	-	-	-
Issuance of common stock in exchange for Series F Preferred Stock	-	-	-	-	-	-	-	-	(190)	(190,000)	-	-	304,000	304	-	-	189,696	-	-	-
Issuance of common stock in exchange for services rendered and to be rendered	-	-	-	-	-	-	-	-	-	-	-	-	460,000	460	-	-	302,308	-	-	302,768
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(74,178)	(837,920)	(912,098)

Balance at March 31, 2020	1	$1	-	-	-	-	2,115,224	$2,115	2,966	$2,965,750	1,475	$1,475,000	15,985,681	$15,986	-	-	$21,624,713	(1,114,029)	$(23,763,668)	$1,205,868

Three Months Ended March 31, 2019

Balance, January 1, 2019 (as previously reported)	1	$1	1,000	$1	10	$-	6,602,994	$6,603	-	$-	-	$-	5,440,312	$5,440	534,203	$534	$18,798,438	$(615,300)	$(21,233,083)	$(3,037,366)

Cumulative effect adjustment relating to reduction of derivative liability on warrants, pursuant to ASU 2017-11	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,261,039	2,261,039

Balance, January 1, 2019 (as adjusted)	1	1	1,000	1	10	-	6,602,994	6,603	-	-	-	-	5,440,312	5,440	534,203	534	18,798,438	(615,300)	(18,972,044)	(776,327)

Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	-	-	-	-	534,203	534	(534,203)	(534)	-	-	-	-
Sale of Series E Preferred Stock and warrants in connection with Securities Purchase Agreement dated September 27, 2018	-	-	-	-	-	-	1,362,520	1,363	-	-	-	-	-	-	-	-	339,267	-	-	340,630
Issuance of common stock in connection with Settlement and Release Agreement dated February 7, 2019	-	-	-	-	-	-	-	-	-	-	-	-	120,000	120	-	-	91,080	-	-	91,200
Issuance of common stock in connection with Business Development Agreement dated March 15, 2019	-	-	-	-	-	-	-	-	-	-	-	-	150,000	150	-	-	199,350	-	-	199,500
Issuance of common stock in exchange for the surrender of Series C Preferred Stock on March 27, 2019	-	-	(1,000)	(1)	-	-	-	-	-	-	-	-	1,000,000	1,000	-	-	(999)	-	-	-
Issuance of common stock in exchange for the surrender of Series D Preferred Stock on March 27, 2019	-	-	-	-	(10)	-	-	-	-	-	-	-	1,000,000	1,000	-	-	(1,000)	-	-	-
Adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1)	-	258	257
Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(309,697)	(672,667)	(982,364)

Balance, March 31, 2019	1	$1	-	$-	-	$-	7,965,514	$7,966	-	$-	-	$-	8,244,515	$8,244	-	$-	$19,426,135	$(924,997)	$(19,644,453)	$(1,127,104)

See notes to consolidated financial statements.

F-31

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Activities:
Net loss attributable to Iconic Brands, Inc.	$(837,920)	$(672,667)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net loss attributable to noncontrolling interests in subsidiaries and variable interest entity	(74,178)	(309,697
Issuance of note payable to consultant	-	50,000
Stock-based compensation	243,081	290,700
Depreciation and amortization	4,615	-
Changes in operating assets and liabilities:
Accounts receivable	325,782	9,566
Inventories	(64,344)	41,768
Prepaid expenses	(66,318)	-
Accounts payable and accrued expenses	(153,575)	220,754

Net cash used in operating activities	(622,857)	(369,576)

Investing Activities:
Leasehold improvements	-	-
Furniture and equipment	(8,708)	-

Net cash used in investing activities	(8,708)	-

Financing Activities:
Proceeds from sale of Series G Preferred Stock and warrants (net of placement agent fees of $150,000)	1,325,000	-
Proceeds from sale of Series E Preferred Stock and warrants	-	340,630
Repayment of note payable	(25,000)	-
Loans payable to officer and affiliated entity	(15,387)	-

Net cash provided by financing activities	1,284,613	340,630

Increase (decrease) in cash and cash equivalents	653,048	(28,946)

Cash and cash equivalents, beginning of period	263,638	191,463

Cash and cash equivalents, end of period	$916,686	$162,517

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in exchange for the surrender of Series C Preferred Stock and Series D Preferred Stock	$-	$2,000

Issuance of common stock in exchange for Series E Preferred Stock	$270	$-

Issuance of common stock in exchange for Series F Preferred Stock	$304	$-

Issuance of common stock to Escrow Agent in connection with Settlement Agreement and Amended Settlement Agreement	$-	$534

See notes to consolidated financial statements.

F-32

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

1. ORGANIZATION AND NATURE OF BUSINESS

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands” or “Iconic”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, Iconic closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC (“BiVi”), the brand owner of “BiVi 100 percent Sicilian Vodka,” and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC (“Bellissima”), the brand owner of Bellissima sparkling wines. These transactions involved entities under common control of the Company’s chief executive officer and represented a change in reporting entity. The financial statements of the Company have been retrospectively adjusted to reflect the operations of BiVi and Bellissima from their inception.

BiVi was organized in Nevada on May 4, 2015. Bellissima was organized in Nevada on November 23, 2015.

Effective May 9, 2019, Iconic closed on a May 9, 2019 Share Exchange Agreement to acquire a 51% interest in Green Grow Farms, Inc. (“Green Grow”), an entity organized on February 28, 2019 to grow hemp for CBD extraction. Effective December 31, 2019, Iconic sold its 51% interest in Green Grow Farms, Inc. to Can B Corp (see Note 3).

Reverse Stock Split

Effective January 18, 2019, the Company effectuated a 1 share for 250 shares reverse stock split which reduced the issued and outstanding shares of common stock at December 31, 2018 from 1,359,941,153 shares to 5,439,765 shares. The accompanying financial statements have been retrospectively adjusted to reflect this reverse stock split.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The consolidated financial statements include the accounts of Iconic, its two 51% owned subsidiaries BiVi and Bellissima, and United Spirits, Inc., a variable interest entity of Iconic (see Note 6) (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

(b) Interim Financial Statements

The interim financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein. Operating results for the three months ended March 31, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the Unites States have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2019 as included in our report on Form 10-K.

F-33

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(d) Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, loans payable to officer and affiliated entity, and note payable, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.

(e) Cash and Cash Equivalents

The Company considers all liquid investments purchased with original maturities of ninety days or less to be cash equivalents.

(f) Accounts Receivable, Net of Allowance for Doubtful Accounts

The Company extends unsecured credit to customers in the ordinary course of business but mitigates risk by performing credit checks and by actively pursuing past due accounts. The allowance for doubtful accounts is based on customer historical experience and the aging of the related accounts receivable. At March 31, 2020 and December 31, 2019, the allowance for doubtful accounts was $26,513 and $26,513, respectively.

(g) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items. Inventory at March 31, 2020 and December 31, 2019 consists of cases of BiVi Vodka and cases of Bellissima sparkling wines purchased from our Italian suppliers, and cases of alcoholic beverages and packaging materials relating to our Hooters line of products introduced in August 2019.

F-34

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

(h) Marketable Equity Securities

Marketable equity securities are recorded at fair value with unrealized gains and losses included in income. The Company has classified its investment in Can B Corp (see Note 3) as trading securities.

(i) Revenue Recognition

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (Topic 606) which establishes revenue recognition standards. ASU 2014-19 was effective for annual reporting periods beginning after December 15, 2017. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09 has not had a significant effect on the Company’s financial position and results of operations.

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred. Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders. Collectability criteria are satisfied through credit approvals. Delivery criteria are satisfied when the products are shipped to a customer and title and risk of loss passes to the customer in accordance with the terms of sale. The Company has no obligation to accept the return of products sold other than for replacement of damaged products. Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.

(j) Shipping and Handling Costs

Shipping and handling costs to deliver product to customers are reported as operating expenses in the accompanying statements of operations. Shipping and handling costs to purchase inventory are capitalized and expensed to cost of sales when revenue is recognized on the sale of product to customers.

(k) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”. For the three months ended March 31, 2020 and 2019, stock-based compensation was $243,081 and $290,700, respectively.

(l) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

F-35

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

(m) Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and to be issued to Escrow Agent (see Note 11) during the periods presented.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and to be issued to Escrow Agent (see Note 11) and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(n) Recently Issued Accounting Pronouncements

Effective January 1, 2019, we adopted ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees are required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. We adopted this new accounting guidance using the effective date transition method, which permits entities to apply the new lease standards using a modified retrospective transition approach at the date of adoption. As such, historical periods will continue to be measured and presented under the previous guidance while current and future periods are subject to this new accounting guidance. Upon adoption we recorded a total of $223,503 for right-of-use assets related to our two operating leases (see Note 13g) and a total of $223,503 for lease liabilities.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted. Accordingly, effective January 1, 2019, the Company reflected a $2,261,039 reduction of the derivative liability on warrants (see Note 10) and a $2,261,039 cumulative effect adjustment reduction of accumulated deficit.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

(o) Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at March 31, 2020 of $23,763,668 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and attaining profitable operations. The management of the Company has developed a strategy which it believes will accomplish these objectives and which will enable the Company to continue operations for the coming year. However, there is no assurance that these objectives will be met. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

F-36

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

3. DISCONTINUED OPERATIONS

Effective December 31, 2019, the Company sold its 51% equity interest in Green Grow Farms, Inc. (“Green Grow”) to Can B Corp. in exchange for 37,500,000 shares of Can B Corp. common stock and a Can B Corp. obligation to issue additional shares (“Additional Purchases Shares”) of Can B Corp. common stock to the Company on June 30, 2020 in such number so that the aggregate value of the aggregate shares issued to the Company equals $1,000,000. We acquired this equity interest on May 9, 2019 in exchange for a $200,000 note payable to NY Farms Group Inc. and 2,000,000 shares of Company common stock valued at $1,250,000.

4. INVESTMENT IN BIVI LLC

On May 15, 2015, Iconic entered into a Securities Exchange Agreement by and among the members of BiVi LLC, a Nevada limited liability company (“BiVi”), under which Iconic acquired a 51% majority interest in BiVi in exchange for the issuance of (a) 4,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Prior to May 15, 2015, BiVi was beneficially owned and controlled by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic Brands, Inc.

5. INVESTMENT IN BELLISSIMA SPIRITS LLC

On December 13, 2016, Iconic entered into a Securities Purchase Agreement with Bellissima Spirits LLC (“Bellissima”) and Bellissima’s members under which Iconic acquired a 51% majority interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock. Each share of Iconic Series D Convertible Preferred Stock was convertible into the equivalent of 5.1% of Iconic common stock issued and outstanding at the time of conversion.

Prior to December 13, 2016, Bellissima was controlled by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic.

F-37

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

6. UNITED SPIRITS, INC.

United Spirits, Inc. (“United”) is owned and managed by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic. United provides distribution services for Iconic, BiVi and Bellissima (see Note 13e) and is considered a variable interest entity (“VIE”) of Iconic. Since Iconic has been determined to be the primary beneficiary of United, we have included United’s assets, liabilities, and operations in the accompanying consolidated financial statements of Iconic. Summarized financial information of United follows:

Balance Sheets:	March 31, 2020	December 31, 2019
Cash and cash equivalents	$647,742	$130,454
Intercompany receivable from Iconic (A)	-	56,495
Right-of-use asset	42,794	54,955
Total assets	$690,536	$241,904

Accounts payable and accrued expense	$190,321	$187,658
Loans payable to officer and affiliated entity	72,692	88,077
Intercompany payable to Iconic (A)	3,200	-
Intercompany payable to Bellissima (A)	794,156	317,722
Intercompany payable to BiVi (A)	66,876	66,876
Operating lease liability	42,794	54,955
Total Liabilities	1,170,039	715,288
Noncontrolling interest in VIE	(479,503)	(473,384)
Total liabilities and stockholders’ deficiency	$690,536	$241,904

	Three months ended March 31,
Statements of operations:	2020	2019
Intercompany distribution income (A)	$3,125	$2,075

Royalty expense	-	63,750
Officers’ compensation	-	82,000
Other operating expenses – net	9,245	9,028
Total operating expenses	9,245	154,778
Net income (loss)	$(6,120)	$(152,703)

_______

(A) Eliminated in consolidation

F-38

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

7. INVENTORIES

Inventories consist of:

	March 31, 2020	December 31, 2019
Finished goods:
Hooters brands	$318,968	$286,123
Bellissima brands	234,330	199,580
BiVi brands	47,880	48,132
Total finished goods	601,178	533,835

Raw materials:
Hooters brands	36,966	39,965
Total raw materials	36,966	39,965

Total	$638,144	$573,800

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	March 31, 2020	December 31, 2019
Accounts payable	$539,260	$737,850
Accrued officers compensation	837,800	813,050
Accrued royalties	311,006	295,042
Other	10,426	6,621
Total	$1,698,492	$1,852,563

9. NOTE PAYABLE

Note payable consists of:

	March 31, 2020	December 31, 2019
Amount due to a former Bellissima consultant pursuant to a Settlement and Release Agreement dated February 7, 2019, due December 31, 2019	$15,000	$40,000
Total	$15,000	$40,000

10. DERIVATIVE LIABILITY ON WARRANTS

From September 2017 to November 2017, in connection with the sale of a total of 480,000 shares of common stock, the Company issued a total of 480,000 Common Stock Purchase Warrants (the “Warrants”) to the respective investors. The Warrants were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection.

Effective May 21, 2018, in connection with the sale of a total of 120,000 shares of Series E Preferred Stock, the Company issued a total of 480,000 Warrants to four investors. These warrants were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection.

The down round provision of the above Warrants required a reduction in the exercise price if there were future issuances of common stock equivalents at a lower price than the $2.50 exercise price of the Warrants. Accordingly, we recorded the $2,261,039 fair value of the Warrants at December 31, 2018 as a derivative liability.

Effective January 1, 2019 (see Note 2), the Company adopted ASU 2017-11 and reduced the $2,261,039 derivative liability on warrants at December 31, 2018 to $0 and recognized a $2,261,039 cumulative effect adjustment reduction of accumulated deficit.

F-39

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

11. CAPITAL STOCK

Preferred Stock

The one share of Series A Preferred Stock, which was issued to Richard DeCicco on September 10, 2009, entitles the holder to two votes for every share of Common Stock Deemed Outstanding and has no conversion or dividend rights.

The 1000 shares of Series C Preferred Stock, which were issued to Richard DeCicco on May 15, 2015 pursuant to the Securities Exchange Agreement (see Note 4) for the Company’s 51% investment in BiVi, entitled the holder in the event of a Sale (as defined) to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock. Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco exchanged the 1,000 shares of Series C Preferred Stock for 1,000,000 shares of Company common stock.

The 10 shares of Series D Preferred Stock, which were issued to Richard DeCicco and Roseann Faltings (5 shares each) on December 13, 2016 pursuant to the Securities Purchase Agreement (See Note 5) for the Company’s 51% investment in Bellissima, entitled the holders to convert each share of Series D Preferred Stock to the equivalent of 5.1% of the common stock issued and outstanding at the time of conversion. Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco and Ms. Faltings exchanged the 10 shares of Series D Preferred Stock for 1,000,000 shares of Company common stock (500,000 shares each).

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

Also effective May 21, 2018, the Company sold a total of 1,200,000 shares of Series E Preferred Stock and 480,000 warrants to the four investors referred to in the preceding paragraph for $300,000 cash pursuant to an Amendment No. 1 to Securities Purchase Agreement.

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E Preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500.

As a condition to the closing of the first tranche, the Company entered into Securities Exchange Agreements with holders of convertible notes totaling $519,499 who exchanged their convertible notes for an aggregate of 2,077,994 shares of our Series E Preferred stock plus warrants to acquire 831,198 shares of our common stock. Also, holders of convertible notes totaling $76,569 exchanged their notes for an aggregate of 122,510 shares of our common stock and holders of convertible notes totaling $90,296 were paid off with cash.

On November 30, 2018 and December 20, 2018, the Company received two payments of $71,875 and $71,875 respectively (totaling $143,750) in exchange for 287,500 and 287,500 shares of Series E Preferred Stock (totaling 575,000 shares) respectively at $0.25 per share. These payments represented advance payments in connection with the second tranche of the Securities Purchase Agreement dated September 27, 2018 which closed February 7, 2019.

F-40

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

Effective February 7, 2019, the Company closed on the second tranche of the Securities Purchase Agreement dated September 27, 2018. The Company received the remaining $243,750 (of the $387,500 total second tranche proceeds) and issued the investors the remaining total of 975,000 shares of Series E Preferred Stock (of the 1,550,000 total second tranche shares) and warrants to acquire 620,000 shares of our common stock.

On February 12, 2019 and March 18, 2019, the Company received two payments of $71,880 and $25,000 respectively (totaling $96,880) in exchange for 287,520 and 100,000 shares of Series E Preferred Stock (totaling 387,520 shares) respectively at $0.25 per share. These payments represent advance payments in connection with the third tranche of the Securities Purchase Agreement dated September 27, 2018. Closing of the third tranche of $387,500 has not occurred.

On April 25, 2019 and September 4, 2019, the Company received payments of $71,875 and $96,875 respectively (totaling $168,750) in exchange for 287,500 and 387,500 shares of Series E Preferred Stock (totaling 675,000 shares) respectively at $0.25 per share. These payments represent advance payments in connection with the third tranche of the Securities Purchase Agreement dated September 27, 2018. Closing of the third tranche of $387,500 has not occurred.

On April 23, 2019, a holder converted 673,398 shares of Series E Preferred Stock into 269,359 shares of Iconic common stock.

On May 17, 2019, a holder converted 800,000 shares of Series E Preferred Stock into 320,000 shares of Iconic common stock.

On July 18, 2019, Iconic entered into Securities Purchase Agreements with certain accredited investors (the “Investors”) for the sale of an aggregate of 3,125 shares of newly designated Series F Convertible Preferred Stock plus 5,000,000 warrants at a price of $1,000 per share of Series F Convertible Preferred Stock or for a total of $3,125,000 (which was collected in full from July 18, 2019 to August 2, 2019). On August 2, 2019, Iconic paid $322,500 in commissions and expenses to the placement agent of this offering. Each share of Series F Convertible Preferred Stock has a stated value of $1,000, is convertible into 1,600 shares of common stock (subject to adjustment under certain circumstances), has no voting rights, is entitled to dividends on an as-converted-to common stock basis, is entitled to a distribution preference of $1,000 upon liquidation, and is not redeemable. Each warrant is exercisable into one share of common stock at an exercise price of $0.625 per share (subject to adjustment under certain circumstances) for a period of five years from the date of issuance.

We also entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Series F Convertible Preferred Stock and Warrants within thirty (30) days following the closing date (the “Filing Date”), to cause such registration statement to be declared effective within 60 days following the earlier of (i) the date that the registration statement is filed with the Securities and Exchange Commission (the “SEC”) and (ii) the Filing Date, and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. We filed the Form S-1 registration statement on September 9, 2019 which was declared effective by the SEC on September 18, 2019. If we fail to maintain the effectiveness of the registration statement for the required time period, the Company is obligated to pay the Investors liquidated damages in the amount of 1% of their subscription amount, per month, until such event is satisfied.

F-41

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

Concurrently with the closing of the financing transaction described above, we entered into Securities Exchange Agreements with certain holders of our Series E Convertible Preferred Stock and exchanged their 2,725,000 shares of Series E Convertible Preferred Stock for an aggregate of 681.25 shares of our Series F Convertible Preferred Stock.

From July 26, 2019 to August 28, 2019, three holders converted a total of 1,000,000 shares of Series E Preferred Stock into a total of 400,000 shares of Iconic common stock.

From September 19, 2019 to September 27, 2019, three holders converted a total of 14.20 shares of Series E Preferred Stock into a total of 227,200 shares of Iconic common stock.

On October 25, 2019 and December 28, 2019, two holders converted a total of 651,892 shares of Series E Preferred Stock into a total of 260,757 shares of Iconic common stock.

From October 2, 2019 to December 31, 2019, six holders converted a total of 508.50 shares of Series F Preferred Stock into a total of 813,600 shares of Iconic common stock.

On January 12, 2020, the Company entered into securities purchase agreements with certain accredited investors for the sale of a total of 1,500 shares of Series G Convertible Preferred Stock and warrants o purchase 1,200,000 shares of our common stock for gross proceeds of $1,500,000 (of which $1,475,000 was collected on January 13, 2020 and January 14, 2020). Each share of Series G Convertible Preferred Stock (designated on January 13, 2020) has a stated value of $1,000, is convertible into shares of common stock at a price of $1.25 per share (subject to adjustment under certain circumstances), has no voting rights, is entitled to dividends on an as-converted-to common stock basis, is entitled to a distribution preference of $1,000 upon liquidation, and is not redeemable. Each warrant is exercisable into one share of common stock at an exercise price of $1.25 per share (subject to adjustment under certain circumstances) for a period of five years from the date of issuance.

On February 12, 2020, February 13, 2020, and February 14, 2020, three holders converted a total of 675,000 shares of Series E Preferred Stock into a total of 270,000 shares of Iconic common stock.

From January 16, 2020 to February 24, 2020, two holders converted a total of 190 shares of Series F Preferred Stock into a total of 304,000 shares of Iconic common stock.

Common Stock

On March 28, 2017, the Company executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through the Company’s agreement to irrevocably reserve a total of 1,931,707 shares of its common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

F-42

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

On May 5, 2017, the Company executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement and Release dated March 28, 2017 (see preceding paragraph). The Amended Settlement Agreement is with 5 holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through the Company’s agreement to irrevocably reserve a total of 2,452,000 shares of its common stock (a 520,293 shares increase from the 1,931,707 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

In the quarterly period ended June 30, 2017, the Company issued an aggregate of 284,777 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, the Company issued an aggregate of 253,333 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

From September 2017 to November 2017, pursuant to a Securities Purchase Agreement dated October 27, 2017 (the “SPA”), the Company issued a total of 480,000 shares of its common stock and 480,000 warrants to four investors for a total of $300,000 cash. The Warrants, which were exercised May 8, 2019 pursuant to Warrant Exercise Agreements, were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection (see Note 10).

On January 2, 2018, the Company issued 103,447 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 19, 2018, the Company issued 216,127 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On March 14, 2018, the Company issued 126,667 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 5, 2018, the Company issued 172,000 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 9, 2018, the Company issued 280,296 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 12, 2018, the Company issued 481,151 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On August 14, 2018, the Company issued 51,938 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $32,461.

F-43

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

On September 7, 2018, the Company issued 70,572 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $44,108.

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

On January 16, 2019, the Company issued 436,125 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 24, 2019, the Company issued 98,078 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. This issuance completed the Company’s obligation to deliver shares of our common stock to the Escrow Agent.

On February 7, 2019, the Company agreed to issue 120,000 shares of its common stock (issued April 18, 2019) and a $50,000 note payable due December 31, 2019 to a former Bellissima consultant pursuant to a Settlement and Release Agreement. The $141,200 total fair value of the note ($50,000) and the 120,000 shares of common stock ($91,200) was expensed as consulting fees in the three months ended March 31, 2019.

On March 15, 2019, the Company agreed to issue 150,000 shares of its common stock (issued April 8, 2019) to a consulting firm entity pursuant to a Business Development Agreement. The $199,500 fair value of the 150,000 shares of common stock was expensed as consulting fees in the three months ended March 31, 2019.

On March 27, 2019, the Company issued 1,000,000 shares of its common stock to Chief Executive Officer Richard DeCicco in exchange for the surrender of the 1,000 shares of Series C Preferred Stock owned by Mr. DeCicco.

On March 27, 2019, the Company issued a total of 1,000,000 shares of its common stock (500,000 shares to Chief Executive Officer Richard DeCicco; 500,000 shares to Vice President Roseann Faltings) in exchange for the surrender of the 5 shares each of Series D Preferred Stock owned by Mr. DeCicco and Ms. Faltings.

Effective April 15, 2019 the Company issued 50,000 shares of its common stock to a consulting firm entity pursuant to a Consulting Agreement. The $95,000 fair value of the 50,000 shares of Iconic common stock was expensed as consulting fees in the three months ended June 30, 2019.

F-44

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

On April 23, 2019, a stockholder converted 673,398 shares of Series E Preferred Stock into 269,359 shares of Iconic common stock.

On May 8, 2019, Iconic executed Warrant Exercise Agreements with four holders of Company warrants. The holders exercised a total of 960,000 warrants at an agreed price of $0.32 per share and paid the Company a total of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 New Warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years.

On May 9, 2019, Iconic closed on a Share Exchange Agreement (the “Agreement”) with Green Grow Farms, Inc. (“Green Grow”) and NY Farms Group Inc. (“NY Farms”). Pursuant to the Agreement, Iconic acquired a 51% equity interest in Green Grow in exchange for (i) note payable of $200,000 and (ii) 2,000,000 shares of Company common stock. Effective December 31, 2019, Iconic sold its 51% equity interest in Green Grow (see Note 3).

On May 17, 2019, a stockholder converted 800,000 shares of Series E Preferred Stock into 320,000 shares of Iconic common stock.

Effective May 23, 2019, the Company issued 250,000 shares of its common stock to a consulting firm entity pursuant to a Consulting Agreement. The $390,000 fair value of the 250,000 shares of Iconic common stock was expensed as consulting fees in the three months ended June 30, 2019.

From July 26, 2019 to August 28, 2019, three holders converted a total of 1,000,000 shares of Series E Preferred Stock into a total of 400,000 shares of Iconic common stock.

On September 3, 2019, the Company issued a total of 781,250 shares of common stock to the placement agent and five associated individuals for services relating to the offering of 3,125 shares of Series F Preferred Stock which concluded on August 2, 2019 (see Preferred Stock above).

From September 19, 2019 to September 27, 2019, three holders converted a total of 14.2 shares of Series F Preferred Stock into a total of 227,200 shares of Iconic common stock.

On October 25, 2019 and December 26, 2019, two holders converted a total of 651,892 shares of Series E Preferred Stock into a total of 260,757 shares of Iconic common stock.

From October 2, 2019 to December 31, 2019, six holders converted a total of 508.50 shares of Series F Preferred Stock into a total of 813,600 shares of Iconic common stock.

On January 22, 2020, the Company issued a total of 375,000 shares of its common stock to the placement agent and four associated individuals for services relating to the offering of 1,500 shares of Series G Preferred Stock which concluded on January 14, 2020 (see Preferred Stock above).

On January 22, 2020, and February 27, 2020, the Company issued a total of 160,000 shares of its common stock to an investor relations firm for services rendered to the Company. The $101,018 total fair value of the 160,000 shares of Iconic common stock on the respective dates of issuance was expensed as investor relations in the three months ended March 31, 2020.

F-45

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

On January 26, 2020, the Company issued 150,000 shares of its common stock to a consulting firm for services rendered to the Company. The $100,500 fair value of the 150,000 shares of Iconic common stock was expensed as consulting fees in the three months ended March 31, 2020.

On February 24, 2020, the Company issued 100,000 shares of its common stock to William Clyde Elliot II pursuant to an Endorsement Agreement dated February ___, 2020 (see Note 13h). The $67,500 fair value of the 100,000 shares of Iconic common stock was charged to prepaid expenses and is being expensed over the term of the Endorsement Agreement.

On February 24, 2020, the Company issued 50,000 shares of its common stock to a consulting firm for services rendered to the Company. The $33,750 fair value of the 50,000 shares of Iconic common stock was expensed as consulting fees in the three months ended March 31, 2020.

On February 12, 2020, February 13, 2020, and February 14, 2020, three holders converted a total of 675,000 shares of Series E Preferred Stock into a total of 270,000 shares of Iconic common stock.

From January 16, 2020 to February 24, 2020, two holders converted a total of 190 shares of Series F Preferred Stock into a total of 304,000 shares of Iconic common stock.

Warrants

A summary of warrants activity for the period January 1, 2018 to March 31, 2020 follows:

Common shares Equivalent
Balance, January 1, 2018	534,000
Issued in the year ended December 31, 2018	2,361,198

Balance, December 31, 2018	2,895,198
Issued in the three months ended March 31, 2019	620,000

Balance, March 31, 2019	3,515,198

Exercise of warrants in connection with Warrant Exercise Agreements dated May 8, 2019	(960,000)

Issuance of New Warrants in connection with Warrant Exercise Agreements dated May 8, 2019	1,920,000

Balance, June 30, 2019	4,475,198
Issued in the three months ended September 30, 2019	5,000,000

Balance, September 30, 2019 and December 31, 2019	9,475,198
Issued in the three months ended March 31, 2020	1,180,000

Balance, September 30, 2019 and December 31, 2019	10,655,198

F-46

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

Issued and outstanding warrants at March 31, 2020 consist of:

Year Granted	Number Common Shares Equivalent	Exercise Price Per Share		Expiration Date
2017	54,000	$2.50		June 22, 2022 to June 30, 2022
2018	400,000	$0.625		March 28, 2021
2018	30,000	$2.50		May 21, 2023
2018	831,198	$1.25		September 20, 2023
2018	620,000	$1.25	*	September 20, 2023
2019	620,000	$1.25	*	February 7, 2024
2019	1,920,000	$2.25	*	May 8, 2024
2019	5,000,000	$0.625		August 2, 2024
2020	1,180,000	$1.25		January 12, 2025

Total	10,655,198

___________

* These warrants contain a “down round” provision and thus the exercise price is reduceable to $0.625 per share as a result of the Series F Preferred Stock financing which closed on August 2, 2019.

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500. The second tranche of $387,500 closed on February 7, 2019 and also was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock.

On May 8, 2019, Iconic executed Warrant Exercise Agreements with four holders of Company warrants. The holders exercised a total of 960,000 warrants (which were acquired from September 2017 to November 2017 and on May 21, 2018) at an agreed price of $0.32 per share and paid the Company a total of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 New Warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years and contain “down round” price protection.

As discussed in Preferred Stock above, the Company issued a total of 5,000,000 warrants to investors as part of the offering of 3,125 shares of Series F Preferred Stock which concluded on August 2, 2019. Each warrant is exercisable into one share of common stock at an exercise price of $0.625 per share for a period of five years from the date of issuance and contains “down round” price protection.

As also discussed in Preferred Stock above, the Company issued a total of 1,180,000 warrants to investors as part of the offering of 1,500 shares of Series G Preferred Stock which concluded on January 14, 2020. Each warrant is exercisable into one share of common stock at an exercise price of $1.25 per share for a period of five years from the date of issuance and contains “down round” price protection.

F-47

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

12. INCOME TAXES

No income taxes were recorded in the periods presented since the Company had taxable losses in these periods.

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 21% for the periods presented to income (loss) from continuing operations before income taxes. The sources of the difference are as follows:

	Three months ended March 31,
	2020	2019
Expected tax at 21%	$(191,541)	$(206,296)

Nondeductible stock-based compensation	51,047	61,047
Increase (decrease) in valuation allowance	140,494	145,249

Income tax provision	$-	$-

Significant components of the Company's deferred income tax assets are as follows:

	March 31,	December 31,
	2020	2019

Net operating loss carryforward	$4,435,577	$4,295,083

Less valuation allowance	(4,435,577)	(4,295,083)

Deferred income tax assets - net	$-	$-

Based on management’s present assessment, the Company has not yet determined that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of March 31, 2020 and December 31, 2019 will be realized. Accordingly, the Company has maintained a 100% valuation allowance against the deferred tax asset in the financial statements at March 31, 2020 and December 31, 2019. The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

All tax years remain subject to examination by major taxing jurisdictions.

F-48

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

13. COMMITMENTS AND CONTINGENCIES

a. Iconic Guarantees

On May 26, 2015, BiVi LLC (“BiVi”) entered into a License Agreement with Neighborhood Licensing, LLC (the “BiVi Licensor”), an entity owned by Chazz Palminteri (“Palminteri”), to use Palminteri’s endorsement, signature and other intellectual property owned by the BiVi Licensor. Iconic has agreed to guarantee and act as surety for BiVi’s obligations under certain sections of the License Agreement and to indemnify the BiVi Licensor and Palminteri against third party claims.

On November 12, 2015, Bellissima Spirits LLC (“Bellissima”) entered into a License Agreement with Christie Brinkley, Inc. (the “Bellissima Licensor”), an entity owned by Christie Brinkley (“Brinkley”), to use Brinkley’s endorsement, signature, and other intellectual property owned by the Bellissima Licensor. Iconic has agreed to guarantee and act as surety for Bellissima’s obligations under certain sections of the License Agreement and to indemnify the Bellissima Licensor and Brinkley against third party claims.

b. Royalty Obligations of BiVi and Bellissima

Pursuant to the License Agreement with the Bivi Licensor (see Note 13a. above), BiVi is obligated to pay the BiVi Licensor a Royalty Fee equal to 5% of monthly gross sales of BiVi Brand products payable monthly subject to an annual Minimum Royalty Fee of $100,000 in year 1, $150,000 in year 2, $165,000 in year 3, $181,500 in year 4, $199,650 in year 5, and $219,615 in year 6 and each subsequent year.

Pursuant to the License Agreement and Amendment No. 1 to the License Agreement effective September 30, 2017 with the Bellissima Licensor (see Note 13a. above), Bellissima is obligated to pay the Bellissima Licensor a Royalty Fee equal to 10% of monthly gross sales (12.5% for sales in excess of defined Case Break Points) of Bellissima Brand products payable monthly. The Bellissima Licensor has the right to terminate the endorsement if Bellissima fails to sell 10,000 cases of Bellissima Brand products in year 1, 15,000 cases in year 2, or 20,000 cases in year 3 and each subsequent year.

c. Brand Licensing Agreement relating to Hooters Marks

On July 23, 2018, United Spirits, Inc. (“United”) executed a Brand Licensing Agreement (the “Agreement”) with HI Limited Partnership (“the Licensor”). The Agreement provides United a license to use certain “Hooters” Marks to manufacture, market, distribute, and sell alcoholic products.

The Initial Term of the Agreement is from July 23, 2018 through December 31, 2020. Provided that United is not in breach of any terms of the Agreement, United may extend the Term for an additional 3 years through December 31, 2023.

The Agreement provides for United’s payment of Royalty Fees (payable quarterly) to the Licensor equal to 6% of the net sales of the licensed products subject to a minimum royalty fee of $65,000 for Agreement year 1 (ending December 31, 2018), $255,000 for Agreement year 2, $315,000 for Agreement year 3 and 4, $360,000 for Agreement year 5, and $420,000 for Agreement year 6.

The Agreement also provided for United’s payment of an advance payment of $30,000 to the Licensor to be credited towards royalty fees payable to Licensor. On September 6, 2018, the $30,000 advance payment was paid to the Licensor. The Agreement also provides for United’s payment of a marketing contribution equal to 2% of the prior year’s net sales of the Licensed Products. If United fails to spend the required marketing contribution in any calendar year, the deficiency will be paid to Licensor.

For the three months ended March 31, 2020 and 2019, royalties expense under this Agreement was $4,406 and $63,750, respectively.

F-49

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

d. Marketing and Order Processing Services Agreement

During October 2019, United Spirits, Inc. (“United”) executed a Marketing and Order Processing Services Agreement (the “Agreement”) with QVC, Inc. (“QVC”). Among other things, the Agreement provides for United’s grant to QVC of an exclusive worldwide right to promote the Bellissima products through direct response television programs.

The Initial License Period commenced October 2019 and expires December 2021 (i.e., two years after first airing of a Bellissima product). Unless either party notifies the other party in writing at least 30 days prior to the end of the Initial License Period or any Renewal License Period of its intent to terminate the Agreement, the License continually renews for additional two-year periods (each, a “Renewal License Period” in perpetuity).

The Agreement provides for United’s payment of “Marketing Fees” (payable no less than monthly) to QVC in amounts agreed to between United and QVC from time to time. For the three months ended March 31, 2020, the Marketing Fees expense (payable to QVC) was $53,724 and the direct response sales generated from QVC programs was $252,340.

e. Distribution Agreement

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic.

In November 2015, Bellissima and United agreed to have United distribute and wholesale Bellissima’s products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

Effective April 1, 2019, Iconic and United agreed to have United distribute and wholesale Hooters brand products under the same terms contained in the Distribution Agreement with BiVi described in the second preceding paragraph.

F-50

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

f. Compensation Arrangements

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to June 30, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split.

For the year ended December 31, 2018, we accrued a total of $311,250 officers compensation pursuant to these two Employment Agreements. In 2018, the accrued compensation was allocated 50% to Iconic ($155,625), 40% to Bellissima ($124,500), and 10% to BiVi ($31,125). For the year ended December 31, 2019, we accrued a total of $415,000 officers compensation pursuant to these two Employment Agreements which was allocated 50% to Iconic ($207,500), 40% to Bellissima ($166,000), and 10% to BiVi ($41,500).

For the three months ended March 31, 2020, we accrued a total of $103,750 officers compensation pursuant to these two Employment Agreements which was allocated 50% to Iconic ($51,875) and 50% to Bellissima ($51,875).

As of March 31, 2020 and December 31, 2019, accrued officers compensation was $837,800 and $813,050, respectively.

g. Lease Agreements

On March 27, 2018, United Spirits, Inc. executed a lease extension for the Company’s office and warehouse space in North Amityville New York. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

On January 1, 2019, United Spirits, Inc. executed a lease agreement with the two officers of the Company to use part of their residence in Copiague, New York for Company office space. The agreement has a term of three years from January 1, 2019 to December 31, 2021 and provides for monthly rent of $3,930.

At March 31, 2020, the future minimum lease payments under these two non-cancellable operating leases were:

Year ended December 31, 2020	$75,672
Year ended December 31, 2021	51,643

Total	$127,315

The operating lease liabilities totaling $118,229 at March 31, 2020 as presented in the Consolidated Balance Sheets represents the discounted (at our 10% estimated incremental borrowing rate) value of the future lease payments of $127,315 at March 31, 2020.

F-51

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three months ended March 31, 2020 and 2019

h. Endorsement Agreement

In February 2020, Iconic executed an Endorsement Agreement with an entity (“CEE”) controlled by Chase Elliott (“Elliott”), driver of the Hendrick Motorsports Number 9 NAPA/Hooter’s Chevrolet in races of the NASCAR Cup Series. The agreement, which has a term ending on December 31, 2021, provides Iconic the right to utilize Elliott’s name in connection with the promotion and distribution of Hooters brand products and requires CEE and Elliott to perform certain specified services for Iconic including certain promotional appearances. The agreement provides for compensation payable to CEE of (1) Initial Share Award of 100,000 shares of Iconic common stock (which was issued on February 24, 2020); (2) $75,000 year 2020 cash compensation (which was paid March 6, 2020); (3) $75,000 year 2021 cash compensation payable on or before February 15, 2021; and (4) Year 2021 Second Share Award of that number of shares of Iconic common stock equal to $75,000 based upon the average closing price of the common stock for the five trading days immediately preceding February 15, 2021.

For the three months ended March 31, 2020, we expensed $16,495 in license fees relating to the Endorsement Agreement. As of March 31, 2020, prepaid license fees relating to the Endorsement Agreement was $126,005.

i. Concentration of sales

For the three months ended March 31, 2020 and 2019, sales consisted of:

	2020	2019
Bellissima product line:

QVC direct response sales	$252,340	$-
Other	80,105	118,213
Total Bellissima	332,445	118,213
BiVi product line	-	3,700
Hooters product line	73,441	-

Total	$405,886	$121,913

j. Coronavirus

In December 2019, a novel strain of coronavirus was reported to have surfaced in China. The spread of this virus began to cause some business disruption in our United States operations in March 2020. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. Therefore, the Company expects this matter to negatively impact its operating results. However, the related financial impact and duration cannot be reasonably estimated at this time.

F-52

10,751,363 Shares of Common Stock

PROSPECTUS

____, 2020

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Amount to be paid
SEC registration fee	$1,575.33
Transfer agent fees	2,000
Accounting fees and expenses	5,000
Legal fees and expenses	30,000
Printing and miscellaneous expenses	2,000
Total	$40,575.33

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

Section 78.7502(3) of the NRS further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the NRS provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the shareholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NRS further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the NRS provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Articles of Incorporation

Section 4 of our Articles of Incorporation provides that, to the fullest extent permitted by Section 78 of the NRS, as the same may be amended and supplemented, the directors and officers of the Company will not be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, but may be personally liable for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of NRS 78.300, as amended. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Section 5 of our Articles of Incorporation provides that, the Company shall, to the fullest extent permitted by Section 78.751 of the NRS, as the same may be amended and supplemented, indemnify any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding. Section 5 of our Articles of Incorporation further provides that the Company will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Company, in advance of the final disposition of such proceeding; provided that the Company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expense.

Article IX of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the Company.

The indemnification provisions in our Articles of Incorporation and Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

II-2

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of unregistered sales of our equity securities from July 17, 2017 through the date hereof.

Acquisition of Green Grow Farms, Inc.

On May 9, 2019, we issued a total of 2,000,000 shares of our common stock to NY Farms Group Inc. in connection with the acquisition of a 51% equity interest in Green Farms, Inc. pursuant to a Share Exchange Agreement with Green Grow Farms, Inc. and NY Farms Group Inc.

Convertible Notes

On July 17, 2017 and July 25, 2017, we issued a total of 60,359 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $75,449.

Other Issuances

On August 17, 2017, we issued 16,000 shares of our common stock to a marketing entity for services rendered. The shares were valued at $0.005 per share and $20,000 was expensed and included in marketing and advertising expenses in the three months ended September 30, 2017.

From September 2017 to November 2017, pursuant to a purchase ageemen, we issued a total of 480,000 shares of common stock and 480,000 Warrants to the Selling Stockholders for a total of $300,000 cash.

II-3

On July 12, 2018, we issued a total of 120,000 shares of our common stock to Halo Group, Inc., for marketing services rendered. These shares were granted pursuant to a Settlement and Release Agreement that also granted Halo Group, Inc. registration rights with respect to these shares.

On April 15, 2019, we agreed to issue 50,000 shares of our common stock (issued June 4, 2019) to a consulting firm pursuant to a consulting agreement.

On May 23, 2019, we agreed to issue 250,000 shares of our common stock (issued June 6, 2019) to a consulting firm pursuant to a consulting agreement.

On January 22, 2020, and February 27, 2020, the Company issued a total of 160,000 shares of its common stock to an investor relations firm for services rendered to the Company.

On January 26, 2020, the Company issued 150,000 shares of its common stock to a consulting firm for services rendered to the Company.

On February 24, 2020, the Company issued 100,000 shares of its common stock to William Clyde Elliot II pursuant to an Endorsement Agreement effective as of February 24, 2020.

On February 24, 2020, the Company issued 50,000 shares of its common stock to a consulting firm for services rendered to the Company.

Warrants

In connection with our issuance of a total of $135,019 convertible notes payable in the three months ended June 30, 2017, we issued a total of 54,000 common stock purchase warrants to the respective lenders. These warrants are exercisable into our common stock at a price of $0.01 per share and expire at dates ranging from June 22, 2022 to June 30, 2022.

We issued a total of 480,000 Warrants to three investors from September 2017 to November 2017. The Warrants expire five years from date of issuance. These Warrants had an initial exercise price of $0.01. However, on October 27, 2018, the exercise price was permanently reduced to $0.00128.

We issued a total of 30,000 warrants to Clyde Snow & Sessions, PC on December 2, 2017 for legal services rendered. These warrants are exercisable into our common stock at a price of $0.01 per share and expire five years from date of issuance.

On May 21, 2018, we issued an additional 480,000 Warrants in the transaction. These Warrants had an initial exercise price of $0.005; however, on November 1, 2018, the exercise price was permanently reduced to $0.00128.

On May 8, 2019, holders of outstanding warrants exercised warrants to purchase an aggregate of 960,000 shares of the Company’s common stock for $0.32 per share resulting in gross proceeds to the Company of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 new warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years.

Sale of Series E Preferred Stock

On September 27, 2018, we entered into a securities purchase agreements (the “Purchase Agreements”) with certain investors pursuant to which we sold 4,450,000 shares of our Series E Convertible Preferred Stock and warrants to acquire 1,780,000 shares of common stock for up to an aggregate of $1,112,500.

From June 27, 2019 to July 23, 2020, stockholders have converted an aggregate of 3,937,504 shares of Series E Preferred Stock into 1,575,002 shares of the Company’s common stock.

II-4

Elimination of Convertible Notes; Securities Exchange Agreements

As a condition to the initial closing of the Purchase Agreements, we entered into exchange agreements with holders of convertible notes totaling $519,499 for the exchange of their convertible notes for an aggregate of 2,077,994 shares of our Series E Convertible Preferred Stock, plus warrants to acquire approximately 831,197 shares of the Company’s common stock at an exercise price of $1.25 per share, all of which are subject to a lock-up for a period of one year. Holders of convertible notes totaling $32,912 exchanged their notes for an aggregate of approximately 122,510 shares of our common stock, and holders of convertible notes totaling $90,296 were paid off with cash. As a result of the exchanges, we have no convertible notes outstanding.

Sale of Series F Preferred Stock

On July 18, 2019, we entered into a securities purchase with certain investors to sell 3,125 shares of our Series F Convertible Preferred Stock and warrants to acquire 5,000,000 shares of common stock for gross proceeds of $3,125,000.

In connection with the sale of Series F Preferred Stock, we entered into an engagement letter dated July 17, 2019 with Bradley Woods & Co. Ltd. to act as broker-deal for this sale, which was amended on August 15, 2019. On completion of the sale, we issued 781,250 shares of the Company’s common stock to Bradley Woods & Co. Ltd. for services rendered.

From September 19, 2019 to July 23, 2020, stockholders have converted an aggregate of 1,393 shares of Series F Preferred Stock into 2,228,005 shares of the Company’s common stock.

Sale of Series G Preferred Stock

On January 12, 2020, the Company entered into securities purchase agreements with certain accredited investors for the sale of an aggregate of 1,500 shares of the Company’s series G convertible preferred stock, and warrants to purchase 1,200,000 shares of our common stock for gross proceeds of $1,500,000.

In connection with the sale of Series G Preferred Stock, we issued 375,000 shares of the Company’s common stock to Bradley Woods & Co. Ltd. for services rendered.

The foregoing offers, sales and issuances were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D thereunder.

II-5

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

Exhibit No.	Description of Exhibits

2.1	Share Exchange Agreement by and among Iconic Brands, Inc., New York Farms Group Inc. and Green Grow Farms, Inc. (Incorporated by reference to our Current Report on Form 8-K filed on May 14, 2019)

2.2	Stock Purchase Agreement by and among Iconic Brands, Inc., Green Grow Farms, Inc. and Canbiola, Inc. (Incorporated by reference to our Current Report on Form 8-K filed on December 6, 2019)

3.1	Articles of Incorporation of Iconic Brands, Inc. (Incorporated by reference to our Form SB-2 filed on November 30, 2007)

3.2	Certificate of Amendment of the Articles of Incorporation (Incorporated by reference to our Current Report on Form 8-K filed on March 4, 2019)

3.3	Certificate of Correction to the Amendment of the Articles of Incorporation (Incorporated by reference to our Current Report on Form 8-K filed on March 4, 2019)

3.4	Certificate of Designation of Series A Preferred Stock (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

3.5	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

3.6	Certificate of Designation of Series C Preferred Stock (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

3.7	Certificate of Designation of Series D Preferred Stock (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

3.8	Certificate of Designation of Series E Preferred Stock (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

3.9	Certificate of Designation of Series F Preferred Stock (Incorporated by reference to our Current Report on Form 8-K filed on July 23, 2019)

3.10	Certificate of Designation of Series G Preferred Stock (Incorporated by reference to our Current Report on Form 8-K filed on January 13, 2020)

3.11	Bylaws of Iconic Brands, Inc., as amended (Incorporated by reference to our Form SB-2 filed on November 30, 2007)

5.1	Opinion of Sheppard Mullin Richter & Hampton LP as to the legality of securities being registered (Incorporated by reference to Exhibit 5.1 to Form S-1 filed on September 9, 2019)

10.1	License Agreement between BiVi LLC and Neighborhood Licensing, LLC, dated May 26, 2015 (Incorporated by reference to our Annual Report on Form 10-K/A filed on April 17, 2020)

10.2	Distribution Agreement by and between BiVi LLC and United Spirits, Inc., dated May 1, 2015 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

II-6

10.3	Securities Exchange Agreement by and between the Company and BiVi LLC, dated May 15, 2015 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.4	License Agreement by and among Bellissima LLC and Christie Brinkley, Inc., dated November 12, 2015 (Incorporated by reference to our Annual Report on Form 10-K/A filed on April 17, 2020)

10.5

Distribution Agreement by and between Bellissima Spirits LLC and United Spirits, Inc., dated May 1, 2016 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.6

Amendment No. 1 License Agreement by and among Bellissima LLC and Christie Brinkley, Inc., effective as of June 30, 2017 (Incorporated by reference to our Annual Report on Form 10-K/A filed on April 17, 2020)

10.7

Securities Purchase Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd. and Gregory M. Castaldo, dated November 1, 2017 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.8

Registration Rights Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd. and Gregory M. Castaldo, dated November 1, 2017 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.9

Share Exchange Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.10

Amendment No. 1 to Securities Purchase Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.11

Amendment No. 1 to Registration Rights Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.12

Amendment No. 1 to Securities Exchange Agreement by and between the Company and BiVi LLC, dated October 26, 2018 (Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018)

10.13

Extension of Lease Agreement by and between the Company and United Spirits, Inc., dated March 27, 2018 (Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 filed on September 19, 2018)

10.14+

Employment Agreement by and between the Company and Richard DeCicco, dated April 1, 2018 (Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 filed on October 29, 2018)

10.15+

Employment Agreement by and between the Company and Roseann Faltings, dated April 1, 2018 (Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 filed on October 29, 2018)

10.16

Brand Licensing Agreement by and between United Spirits, Inc. and HI Limited Partnership dated as of July 23, 2018 (Incorporated by reference to our Annual Report on Form 10-K/A filed on April 17, 2020)

10.17	Marketing and Distribution Agreement by and between the Company and United Spirits, Inc. dated April 1, 2019 (Incorporated by reference to our Quarterly Report on Form 10-Q filed on November 19, 2019)

II-7

10.18	Form of Securities Purchase Agreement dated September 27, 2018 (Incorporated by reference to our Current Report on Form 8-K filed on October 4, 2018)

10.19	Form of Warrant dated September 27, 2018 (Incorporated by reference to our Current Report on Form 8-K filed on October 4, 2018)

10.20	Form of Registration Rights Agreement dated September 27, 2018 (Incorporated by reference to our Current Report on Form 8-K filed on October 4, 2018)

10.21	Form of Lock-Up Agreement dated September 27, 2018 (Incorporated by reference to our Current Report on Form 8-K filed on October 4, 2018)

10.22	Form of Warrant Exercise Agreement, dated as of May 2, 2019 (Incorporated by reference to our Current Report on Form 8-K filed on May 9, 2019)

10.23	Form of Warrant (Incorporated by reference to our Current Report on Form 8-K filed on May 9, 2019)

10.24	Form of Securities Purchase Agreement dated July 17, 2019 (Incorporated by reference to our Current Report on Form 8-K filed on July 23, 2019)

10.25	Form of Warrant dated July 17, 2019 (Incorporated by reference to our Current Report on Form 8-K filed on July 23, 2019)

10.26	Form of Registration Rights Agreement July 17, 2019 (Incorporated by reference to our Current Report on Form 8-K filed on July 23, 2019)

10.27	Form of Lock-Up Agreement July 17, 2019 (Incorporated by reference to our Current Report on Form 8-K filed on July 23, 2019)

10.28	Form of Exchange Agreement July 17, 2019 (Incorporated by reference to our Current Report on Form 8-K filed on July 23, 2019)

10.29	Form of Securities Purchase Agreement dated January 12, 2020 (Incorporated by reference to our Current Report on Form 8-K filed on January 13, 2020)

10.30	Form of Warrant (Incorporated by reference to our Current Report on Form 8-K filed on January 13, 2020)

10.31	Form of Registration Rights Agreement dated January 12, 2020 (Incorporated by reference to our Current Report on Form 8-K filed on January 13, 2020)

10.32	Form of Lock-Up Agreement dated January 12, 2020 (Incorporated by reference to our Current Report on Form 8-K filed on January 13, 2020)

21.1	Subsidiaries of registrant (Incorporated by reference to our Annual Report on Form 10-K/A filed on April 17, 2020)

23.1*	Consent of BMKR, LLP, independent registered public accounting firm for Iconic Brands, Inc.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as Exhibit 5.1) (Incorporated by reference to Exhibit 5.1 to Form S-1 filed on September 9, 2019)

_______________

* Filed herewith.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

II-8

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-9

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 27th day of July 2020.

Iconic Brands, Inc.

By:	/s/ Richard DeCicco
Name:	Richard DeCicco
Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard DeCicco	CEO, CEO, President and Director	July 27, 2020
Richard DeCicco	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Vice President and Director	July 27, 2020
Roseann Faltings

*By /s/ Richard DeCicco	Attorney-in-Fact	July 27, 2020
Richard DeCicco

II-11